Exhibit 10.6

.BIZ Registry Agreement (8 December 2006)

Registry Agreement
This REGISTRY AGREEMENT (this “Agreement”) is entered into as of 18 December 2006 by and between Internet Corporation for Assigned Names and Numbers, a California nonprofit public benefit corporation (“ICANN”), and NeuStar, Inc. a Delaware corporation.
ARTICLE 1 INTRODUCTION
Section 1.1 Effective Date. The Effective Date for purposes of this Agreement shall be 8 December 2006.
Section 1.2 Top-Level Domain. The Top-Level Domain to which this Agreement applies is .biz (“TLD”).
Section 1.3 Designation as Registry Operator. Upon the Effective Date, until the Expiration Date as defined in Section 4.1 hereof, ICANN shall continue to designate NeuStar, Inc. as the sole registry operator for the TLD (“Registry Operator”).
ARTICLE 2 REPRESENTATIONS AND WARRANTIES
Section 2.1 Registry Operator’s Representations and Warranties.
2.1 (a) Organization; Due Authorization and Execution. Registry Operator is a corporation, duly organized, validly existing and in good standing under the laws of Delaware, and Registry Operator has all requisite power and authority to enter into this Agreement. All corporate approvals and actions necessary for the entrance by Registry Operator into this Agreement have been obtained and this Agreement has been duly and validly executed and delivered by Registry Operator.
2.1 (b) Statements made During Negotiation Process. The factual statements made in writing by both Parties in negotiating this Agreement, were true and correct in all material respects at the time . A violation or breach of this subsection shall not be a basis for termination, rescission or other equitable relief, and, instead shall only give rise to a claim for damages.
Section 2.2 ICANN’s Representations and Warranties.
2.2 (a) Organization; Due Authorization and Execution. ICANN is a nonprofit public benefit corporation duly organized, validly existing and in good standing under the laws of California. ICANN has all requisite corporate power and authority to enter into this Agreement. All corporate approvals and actions necessary for the entrance by ICANN into this Agreement have been obtained and this Agreement has been duly and validly executed and delivered by ICANN.
ARTICLE 3 COVENANTS
Section 3.1 Covenants of Registry Operator. Registry Operator covenants and agrees with ICANN as follows:
3.1 (a) Preserve Security and Stability.
3.1 (a)(i) ICANN Temporary Specifications or Policies. Registry Operator shall comply with and implement all specifications or policies established by the ICANN Board of Directors on a temporary basis, if adopted by the ICANN Board of Directors by a vote of at least two-thirds of its members, so long as the ICANN Board of Directors reasonably determines that immediate temporary establishment of a specification or policy on the subject is necessary to maintain the Stability or Security (as defined in Section 3.1(d)(iv)(G)) of Registry Services or the DNS (“Temporary Specification or Policies”). Such proposed specification or policy shall be as narrowly tailored as feasible to achieve those objectives. In establishing any specification or policy under this provision, the ICANN Board of Directors shall state the period of time for which the specification or policy is temporarily adopted and shall immediately implement the Consensus Policy development process set forth in ICANN’s Bylaws. ICANN shall also issue an advisory statement containing a detailed explanation of its reasons for adopting the temporary specification or policy and why the Board believes the specification or policy should receive the consensus support of Internet stakeholders. If the period of time for which the specification or policy is adopted exceeds 90 days, the ICANN Board shall reaffirm its temporary adoption every 90 days for a total period not to exceed one year, in order to maintain such policy in effect until such time as it shall become a Consensus Policy as described in Section 3.1(b) below. If during such one year period, the temporary policy or specification does not become a Consensus Policy meeting the standard set forth in Section 3.1(b) below, Registry Operator shall no longer be required to comply with or implement such temporary policy or specification.
3.1 (b) Consensus Policies.
3.1 (b)(i) At all times during the term of this Agreement and subject to the terms hereof, Registry Operator will fully comply with and implement all Consensus Policies found at http://www.icann.org/general/consensus-policies.htm, as of the Effective Date and as may in the future be developed and adopted in accordance with ICANN’s Bylaws and as set forth below.
3.1 (b)(ii) “Consensus Policies” are those specifications or policies established (1) pursuant to the procedure set forth in ICANN’s Bylaws and due process, and (2) covering those topics listed in Section 3.1(b)(iv) below. The Consensus Policy development process and procedure set forth in ICANN’s Bylaws may be revised from time to time in accordance with ICANN’s Bylaws, and any Consensus Policy that is adopted through such a revised process and covering those topics listed in Section 3.1(b) (iv) below shall be considered a Consensus Policy for purposes of this Agreement.
3.1 (b)(iii) For all purposes under this Agreement, the policies identified at http://www.icann.org/general/consensus-policies.htm shall be treated in the same manner and have the same effect as “Consensus Policies.”
3.1 (b)(iv) Consensus Policies and the procedures by which they are developed shall be designed to produce, to the extent possible, a consensus of Internet stakeholders, including the operators of gTLDs. Consensus Policies shall relate to one or more of the following: (1) issues for which uniform or coordinated resolution is reasonably necessary to facilitate interoperability, Security and/or Stability of the Internet or DNS; (2) functional and performance specifications for the provision of Registry Services (as defined in Section 3.1(d)(iii) below); (3) Security and Stability of the registry database for the TLD; (4) registry policies reasonably necessary to implement Consensus Policies relating to registry operations or registrars; or (5) resolution of disputes regarding the registration of domain names (as opposed to the use of such domain names). Such categories of issues referred to in the preceding sentence shall include, without limitation:
3.1 (b)(iv)(A) principles for allocation of registered names in the TLD (e.g., first-come, first-served, timely renewal, holding period after expiration);
3.1 (b)(iv)(B) prohibitions on warehousing of or speculation in domain names by registries or registrars;
3.1 (b)(iv)(C) reservation of registered names in the TLD that may not be registered initially or that may not be renewed due to reasons reasonably related to (a) avoidance of confusion among or misleading of users, (b) intellectual property, or (c) the technical management of the DNS or the Internet (e.g., establishment of reservations of names from registration);
3.1 (b)(iv)(D) maintenance of and access to accurate and up-to-date information concerning domain name registrations;
3.1 (b)(iv)(E) procedures to avoid disruptions of domain name registration due to suspension or termination of operations by a registry operator or a registrar, including procedures for allocation of responsibility for serving registered domain names in a TLD affected by such a suspension or termination; and
3.1 (b)(iv)(F) resolution of disputes regarding whether particular parties may register or maintain registration of particular domain names.

3.1 (b)(v) In addition to the other limitations on Consensus Policies, they shall not:
3.1 (b)(v)(A) prescribe or limit the price of Registry Services;
3.1 (b)(v)(B) modify the standards for the consideration of proposed Registry Services, including the definitions of Security and Stability (set forth below) and the standards applied by ICANN;
3.1 (b)(v)(C) for two years following the Effective Date, modify the procedure for the consideration of proposed Registry Services;
3.1 (b)(v)(D) modify the terms or conditions for the renewal or termination of this Agreement;
3.1 (b)(v)(E) modify ICANN’s obligations to Registry Operator under Section 3.2 (a), (b), and (c);
3.1 (b)(v)(F) modify the limitations on Temporary Specifications or Consensus Policies;
3.1 (b)(v)(G) modify the definition of Registry Services;
3.1 (b)(v)(H) modify the terms of Sections 7.2 below; or
3.1 (b)(v)(I) alter services that have been implemented pursuant to Section 3.1(d) of this Agreement (unless justified by compelling and just cause based on Security and Stability.
3.1 (b)(vi) Registry Operator shall be afforded a reasonable period of time following notice of the establishment of a Consensus Policy or Temporary Specifications or Policies in which to comply with such policy or specification, taking into account any urgency involved. In the event of a conflict between Registry Services (as defined in Section 3.1(d)(iii) below), on the one hand, and Consensus Policies developed in accordance with this Section 3.1(b) or any Temporary Specifications or Policies established pursuant to Section 3.1(a)(i) above, on the other hand, the Consensus Polices or Temporary Specifications or Policies shall control, notwithstanding any other provisions contained within this Agreement.
3.1 (c) Handling of Registry Data.
3.1 (c)(i) Data Escrow. Registry Operator shall establish at its expense a data escrow or mirror site policy for the Registry Data compiled by Registry Operator. Registry Data, as used in this Agreement, shall mean the following: (1) data for domains sponsored by all registrars, consisting of domain name, server name for each nameserver, registrar id, updated date, creation date, expiration date, status information, and DNSSEC related key material (if Registry Operator implements DNSSEC); (2) data for nameservers sponsored by all registrars consisting of server name, each IP address, registrar id, updated date, creation date, expiration date, and status information; (3) data for registrars sponsoring registered domains and nameservers, consisting of registrar id, registrar address, registrar telephone number, registrar e-mail address, whois server, referral URL, updated date and the name, telephone number, and e-mail address of all the registrar’s administrative, billing, and technical contacts; (4) domain name registrant data collected by the Registry Operator from registrars as part of or following registration of a domain name; and (5) the DNSSEC-related material necessary to sign the .biz zone (e.g., public and private portions of .biz zone key-signing keys and zone-signing keys)(if Registry Operator implements DNSSEC). The escrow agent or mirror-site manager, and the obligations thereof, shall be mutually agreed upon by ICANN and Registry Operator on commercially reasonable standards that are technically and practically sufficient to allow a successor registry operator to assume management of the TLD. To this end, Registry Operator shall periodically deposit into escrow all Registry Data on a schedule (not more frequently than weekly for a complete set of Registry Data, and daily for incremental updates) and in an electronic format mutually approved from time to time by Registry Operator and ICANN, such approval not to be unreasonably withheld by either party. In addition, Registry Operator will deposit into escrow that data collected from registrars as part of offering Registry Services introduced after the Effective Date of this Agreement. The schedule, content, format, and procedure for escrow deposits shall be as reasonably established by ICANN from time to time, and as set forth in Appendix 1 hereto. Changes to the schedule, content, format, and procedure may be made only with the mutual written consent of ICANN and Registry Operator (which neither party shall unreasonably withhold) or through the establishment of a Consensus Policy as outlined in Section 3.1(b) above. The escrow shall be held under an agreement, substantially in the form of Appendix 2, as the same may be revised from time to time, among ICANN, Registry Operator, and the escrow agent.
3.1 (c)(ii) Personal Data. Registry Operator shall notify registrars sponsoring registrations in the registry for the TLD of the purposes for which Personal Data (as defined below) submitted to Registry Operator by registrars, if any, is collected, the intended recipients (or categories of recipients) of such Personal Data, and the mechanism for access to and correction of such Personal Data. Registry Operator shall take reasonable steps to protect Personal Data from loss, misuse, unauthorized disclosure, alteration or destruction. Registry Operator shall not use or authorize the use of Personal Data in a way that is incompatible with the notice provided to registrars. “Personal Data” shall refer to all data about any identified or identifiable natural person.
3.1 (c)(iii) Bulk Zone File Access. Registry Operator shall provide bulk access to the zone files for the registry for the TLD to ICANN on a continuous basis in the manner ICANN may reasonably specify from time to time. Bulk access to the zone files shall be provided to third parties on the terms set forth in the TLD zone file access agreement reasonably established by ICANN, which initially shall be in the form attached as Appendix 3 hereto. Changes to the zone file access agreement may be made upon the mutual written consent of ICANN and Registry Operator (which consent neither party shall unreasonably withhold).
3.1 (c)(iv) Monthly Reporting. Within 20 days following the end of each calendar month, Registry Operator shall prepare and deliver to ICANN a report providing such data and in the format specified in Appendix 4. ICANN may audit Registry Operator’s books and records relating to data contained in monthly reports from time to time upon reasonable advance written notice, provided that such audits shall not exceed one per quarter. Any such audit shall be at ICANN’s cost, unless such audit shall reflect a material discrepancy or discrepancies in the data provided by Registry Operator. In the latter event, Registry Operator shall reimburse ICANN for all reasonable costs and expenses associated with such audit, which reimbursement shall be paid together with the next Registry-Level Fee payment due following the date of transmittal of the cost statement for such audit.
3.1 (c)(v) Whois Service. Registry Operator shall provide such whois data as set forth in Appendix 5.
3.1 (d) Registry Operations.
3.1 (d)(i) Registration Restrictions.
3.1 (d)(i)(A) Registry Operator shall reserve, and not register any TLD strings (i) appearing on the list of reserved TLD strings attached as Appendix 6 hereto or (ii) located at http://data.iana.org/TLD/tlds-alpha-by-domain.txt for initial (i.e., other than renewal) registration at the second level within the TLD.
3.1(d)(i)(B) Registry Operator shall apply, monitor, and enforce the restrictions on registration in the Registry TLD. Appendix 11 sets forth the restrictions to be applied and sets forth the manner by which these restrictions shall be applied, monitored, and enforced. Changes to the restrictions may be made only with the mutual written consent of ICANN and Registry Operator (which neither party shall unreasonably withhold).
3.1 (d)(ii) Functional and Performance Specifications. Functional and Performance Specifications for operation of the TLD shall be as set forth in Appendix 7 hereto, and shall address without limitation DNS services; operation of the shared registration system; and nameserver operations. Registry Operator shall keep technical and operational records sufficient to evidence compliance with such specifications for at least one year, which records ICANN may audit from time to time upon reasonable advance written notice, provided that such audits shall not exceed one per quarter. Any such audit shall be at ICANN’s cost.
3.1 (d)(iii) Registry Services. Registry Services are, for purposes of this Agreement, defined as the following: (a) those services that are both (i)

operations of the registry critical to the following tasks: the receipt of data from registrars concerning registrations of domain names and name servers; provision to registrars of status information relating to the zone servers for the TLD; dissemination of TLD zone files; operation of the registry zone servers; and dissemination of contact and other information concerning domain name server registrations in the TLD as required by this Agreement; and (ii) provided by the Registry Operator for the .biz registry as of the Effective Date as set forth on Appendix 9; (b) other products or services that the Registry Operator is required to provide because of the establishment of a Consensus Policy (as defined in Section 3.1(b) above); (c) any other products or services that only a registry operator is capable of providing, by reason of its designation as the registry operator; and (d) material changes to any Registry Service within the scope of (a), (b) or (c) above.
3.1 (d)(iv) Process for Consideration of Proposed Registry Services. Following written notification by Registry Operator to ICANN that Registry Operator may make a change in a Registry Service within the scope of the preceding paragraph:
3.1 (d)(iv)(A) ICANN shall have 15 calendar days to make a “preliminary determination” whether a Registry Service requires further consideration by ICANN because it reasonably determines such Registry Service: (i) could raise significant Security or Stability issues or (ii) could raise significant competition issues.
3.1 (d)(iv)(B) Registry Operator must provide sufficient information at the time of notification to ICANN that it may implement such a proposed Registry Service to enable ICANN to make an informed “preliminary determination.” Information provided by Registry Operator and marked “CONFIDENTIAL” shall be treated as confidential by ICANN. Registry Operator will not designate “CONFIDENTIAL” information necessary to describe the purpose of the proposed Registry Service and the effect on users of the DNS.
3.1 (d)(iv)(C) ICANN may seek expert advice during the preliminary determination period (from entities or persons subject to confidentiality agreements) on the competition, Security or Stability implications of the Registry Service in order to make its “preliminary determination.” To the extent ICANN determines to disclose confidential information to any such experts, it will provide notice to Registry Operator of the identity of the expert(s) and the information it intends to convey.
3.1 (d)(iv)(D) If ICANN determines during the 15 calendar day “preliminary determination” period that the proposed Registry Service, does not raise significant Security or Stability (as defined below), or competition issues, Registry Operator shall be free to deploy it upon such a determination.

3.1 (d)(iv)(E) In the event ICANN reasonably determines during the 15 calendar day “preliminary determination” period that the Registry Service might raise significant competition issues, ICANN shall refer the issue to the appropriate governmental competition authority or authorities with jurisdiction over the matter within five business days of making its determination, or two business days following the expiration of such 15 day period, whichever is earlier, with notice to Registry Operator. Any such referral communication shall be posted on ICANN’s website on the date of transmittal. Following such referral, ICANN shall have no further responsibility, and Registry Operator shall have no further obligation to ICANN, with respect to any competition issues relating to the Registry Service. If such a referral occurs, the Registry Operator will not deploy the Registry Service until 45 calendar days following the referral, unless earlier cleared by the referred governmental competition authority.
3.1 (d)(iv)(F) In the event that ICANN reasonably determines during the 15 calendar day “preliminary determination” period that the proposed Registry Service might raise significant Stability or Security issues (as defined below), ICANN will refer the proposal to a Standing Panel of experts (as defined below) within five business days of making its determination, or two business days following the expiration of such 15 day period, whichever is earlier, and simultaneously invite public comment on the proposal. The Standing Panel shall have 45 calendar days from the referral to prepare a written report regarding the proposed Registry Service’s effect on Security or Stability (as defined below), which report (along with a summary of any public comments) shall be forwarded to the ICANN Board. The report shall set forward the opinions of the Standing Panel, including, but not limited to, a detailed statement of the analysis, reasons, and information upon which the panel has relied in reaching their conclusions, along with the response to any specific questions that were included in the referral from ICANN staff. Upon ICANN’s referral to the Standing Panel, Registry Operator may submit additional information or analyses regarding the likely effect on Security or Stability of the Registry Service.
3.1 (d)(iv)(G) Upon its evaluation of the proposed Registry Service, the Standing Panel will report on the likelihood and materiality of the proposed Registry Service’s effects on Security or Stability, including whether the proposed Registry Service creates a reasonable risk of a meaningful adverse effect on Security or Stability as defined below:
Security: For purposes of this Agreement, an effect on security by the proposed Registry Service shall mean (1) the unauthorized disclosure, alteration, insertion or destruction of Registry Data, or (2) the unauthorized access to or disclosure of information or resources on the Internet by systems operating in accordance with all applicable standards.
Stability: For purposes of this Agreement, an effect on stability shall mean that the proposed Registry Service (1) is not compliant with applicable relevant standards that are authoritative and published by a well-established, recognized and authoritative standards body, such as relevant Standards-Track or Best Current Practice RFCs sponsored by the IETF or (2) creates a condition that adversely affects the throughput, response time, consistency or coherence of responses to Internet servers or end systems, operating in accordance with applicable relevant standards that are authoritative and published by a well-established, recognized and authoritative standards body, such as relevant Standards-Track or Best Current Practice RFCs and relying on Registry Operator’s delegation information or provisioning services.
3.1 (d)(iv)(H) Following receipt of the Standing Panel’s report, which will be posted (with appropriate confidentiality redactions made after consultation with Registry Operator) and available for public comment, the ICANN Board will have 30 calendar days to reach a decision. In the event the ICANN Board reasonably determines that the proposed Registry Service creates a reasonable risk of a meaningful adverse effect on Stability or Security, Registry Operator will not offer the proposed Registry Service. An unredacted version of the Standing Panel’s report shall be provided to Registry Operator upon the posting of the report. The Registry Operator may respond to the report of the Standing Panel or otherwise submit to the ICANN Board additional information or analyses regarding the likely effect on Security or Stability of the Registry Service.
3.1 (d)(iv)(I) The Standing Panel shall consist of a total of 20 persons expert in the design, management and implementation of the complex systems and standards-protocols utilized in the Internet infrastructure and DNS (the “Standing Panel”). The members of the Standing Panel will be selected by its Chair. The Chair of the Standing Panel will be a person who is agreeable to both ICANN and the registry constituency of the supporting organization then responsible for generic top level domain registry policies. All members of the Standing Panel and the Chair shall execute an agreement requiring that they shall consider the issues before the panel neutrally and according to the definitions of Security and Stability. For each matter referred to the Standing Panel, the Chair shall select no more than five members from the

Standing Panel to evaluate the referred matter, none of which shall have an existing competitive, financial, or legal conflict of interest, and with due regard to the particular technical issues raised by the referral.
3.1 (e) Fees and Payments. Registry Operator shall pay the Registry-Level Fees to ICANN on a quarterly basis in accordance with Section 7.2 hereof.
3.1 (f) Traffic Data. Nothing in this Agreement shall preclude Registry Operator from making commercial use of, or collecting, traffic data regarding domain names or non-existent domain names for purposes such as, without limitation, the determination of the availability and health of the Internet, pinpointing specific points of failure, characterizing attacks and misconfigurations, identifying compromised networks and hosts and promoting the sale of domain names, provided however, that such use does not permit Registry Operator to disclose domain name registrant or end-user information or other Personal Data as defined in Section 3.1(c)(ii) that it collects through providing domain name registration services for any purpose not otherwise authorized by this agreement. In this regard, in the event the TLD registry is a “thick” registry model, the traffic data that may be accessible to and used by Registry Operator shall be limited to the data that would be accessible to a registry operated under a “thin” registry model. The process for the introduction of new Registry Services shall not apply to such traffic data. Nothing contained in this section 3.1(f) shall be deemed to constitute consent or acquiescence by ICANN to an introduction by Registry Operator of a service employing a universal wildcard function. To the extent that traffic data subject to this provision is made available, access shall be on terms that are nondiscriminatory.
3.1 (g) Cooperation. The parties agree to cooperate with each other and share data as necessary to accomplish the terms of this Agreement.
Section 3.2 Covenants of ICANN. ICANN covenants and agrees with Registry Operator as follows:
3.2 (a) Open and Transparent. Consistent with ICANN’s expressed mission and core values, ICANN shall operate in an open and transparent manner.
3.2 (b) Equitable Treatment. ICANN shall not apply standards, policies, procedures or practices arbitrarily, unjustifiably, or inequitably and shall not single out Registry Operator for disparate treatment unless justified by substantial and reasonable cause.
3.2 (c) TLD Zone Servers. In the event and to the extent that ICANN is authorized to set policy with regard to an authoritative root server system, it will use best efforts to ensure that (i) the authoritative root will point to the TLD zone servers designated by Registry Operator for the Registry TLD throughout the Term of this Agreement; and (ii) any changes to the TLD zone server designation submitted to ICANN by Registry Operator will be implemented by ICANN within seven days of submission.
3.2 (d) Nameserver Changes. Registry Operator may request changes in the nameserver delegation for the Registry TLD. Any such request must be made in a format, and otherwise meet technical requirements, specified from time to time by ICANN. ICANN will use commercially reasonable efforts to have such requests implemented in the Authoritative Root-Server System within seven calendar days of the submission.
3.2 (e) Root-zone Information Publication. ICANN’s publication of root-zone contact information for the Registry TLD will include Registry Operator and its administrative and technical contacts. Any request to modify the contact information for the Registry Operator must be made in the format specified from time to time by ICANN.
ARTICLE 4 TERM OF AGREEMENT
Section 4.1 Term. The initial term of this Agreement shall expire on December 31, 2012, the “Expiration Date,” as extended by any renewal terms.
Section 4.2 Renewal. This Agreement shall be renewed upon the expiration of the term set forth in Section 4.1 above and each later term, unless the following has occurred: (i) following notice of breach to Registry Operator in accordance with Section 6.1 and failure to cure such breach within the time period prescribed in Section 6.1, an arbitrator or court has determined that Registry Operator has been in fundamental and material breach of Registry Operator’s obligations set forth in Sections 3.1(a), (b), (d) or (e); Section 5.2 and (ii) following the final decision of such arbitrator or court, Registry Operator has failed to comply within ten days with the decision of the arbitrator or court, or within such other time period as may be prescribed by the arbitrator or court. Upon renewal, in the event that the terms of this Agreement are not similar to the terms generally in effect in the Registry Agreements of the 5 most reasonably comparable gTLDs (provided however that if less than five gTLDs are reasonably comparable, then comparison shall be made with such lesser number, and .com, info, .net and .org are hereby deemed comparable), renewal shall be upon terms reasonably necessary to render the terms of this Agreement similar to such terms in the Registry Agreements for those other gTLDs. The preceding sentence, however, shall not apply to the terms of this Agreement regarding the standards for the consideration of proposed Registry Services, including the definitions of Security and Stability and the standards applied by ICANN in the consideration process; the terms or conditions for the renewal or termination of this Agreement; ICANN’s obligation to Registry Operator under Section 3.2(a), (b) and (c); the limitations on Consensus Policies or Temporary Specifications or Policies; or the definition of Registry Services. In addition, upon renewal, registry fees payable to ICANN may be reasonably modified so long as any increase in such fees shall not exceed the average of the percentage increase in registry fees for the five most reasonably comparable TLDs (or such lesser number as provided above) during the prior three year period;
Section 4.3 Changes. While this Agreement is in effect, the parties agree to engage in good faith negotiations at regular intervals (at least once every three calendar years following the Effective Date) regarding possible changes to the terms of the Agreement, including to Section 7.2 regarding fees and payments to ICANN. In addition, ICANN shall consider and discuss with Registry Operator other appropriate changes to pricing and related terms under the Agreement in the event ICANN shall obtain further independent data from professional experts providing analysis of the pricing of domain name registrations and competitive market considerations. The failure by Registry Operator to agree to an increase in registry fees or other terms shall not constitute a violation of this provision.
Section 4.4 Failure to Perform in Good Faith. In the event Registry Operator shall have been repeatedly and willfully in fundamental and material breach of Registry Operator’s obligations set forth in Sections 3.1(a), (b), (d) or (e); Section 5.2, and arbitrators in accordance with Section 5.1(b) of this Agreement repeatedly have found Registry Operator to have been in fundamental and material breach of this Agreement, including in at least three separate awards, then the arbitrators shall award such punitive, exemplary or other damages as they may believe appropriate under the circumstances.
ARTICLE 5 DISPUTE RESOLUTION
Section 5.1 Resolution of Disputes.
5.1 (a) Cooperative Engagement. In the event of a disagreement between Registry Operator and ICANN arising under or out of this Agreement, either party may by notice to the other invoke the dispute resolution provisions of this Article V. Provided, however, that before either party may initiate arbitration as provided in Section 5.1(b) below, ICANN and Registry Operator must attempt to resolve the dispute by cooperative engagement as set forth in this Section 5.1(a). If either party provides written notice to the other demanding cooperative engagement as set forth in this Section 5.1(a), then each party will, within seven calendar days after such written notice is deemed received in accordance with Section 8.6 hereof, designate a single executive officer as its representative under this Section 5.1(a) with full authority to act on such party’s behalf to resolve the dispute. The designated representatives shall, within 2 business days after being designated, confer by telephone or in person to attempt to resolve the dispute. If they are not able to resolve the dispute during such telephone conference or meeting, they shall further meet in person at a location reasonably designated by ICANN within 7 calendar days after such initial telephone conference or meeting, at which meeting the parties shall attempt to reach a definitive resolution. The time schedule and process set forth in this Section 5.1(a) may be modified with respect to any dispute, but only if both parties agree to a revised time schedule or process in writing in advance. Settlement communications within the scope of this paragraph shall be inadmissible in any arbitration or litigation between the parties.
5.1 (b) Arbitration. Disputes arising under or in connection with this Agreement, including requests for specific performance, shall be resolved through binding arbitration conducted as provided in this Section 5.1(b) pursuant to the rules of the International Court of Arbitration of the International Chamber of Commerce (“ICC”). The arbitration shall be conducted in the English language and shall occur in Los Angeles County, California, USA only following the failure to resolve the dispute pursuant to cooperative engagement discussions as set forth in Section 5.1(a) above. There shall be three arbitrators: each party shall choose one arbitrator and, if the two arbitrators are not able to agree on a third arbitrator, the third shall be chosen by the ICC. The prevailing party in the arbitration shall have the right to recover its costs and reasonable attorneys’ fees, which the arbitrators shall include in their awards. Any party that seeks to confirm or vacate an arbitration award issued under this Section 5.1(b) may do so only pursuant to the applicable arbitration statutes. In any litigation involving ICANN concerning this Agreement, jurisdiction and exclusive venue for such litigation shall be in a court located in Los Angeles County, California, USA; however, the parties shall also have the right to enforce a judgment of such a court in any court of competent jurisdiction. For the purpose of aiding the arbitration and/or preserving the rights of the parties during the pendency of arbitration, the parties shall have the right to seek a temporary stay or injunctive relief from the arbitration panel or a court, which shall not be a waiver of this agreement to arbitrate.
Section 5.2 Specific Performance. Registry Operator and ICANN agree that irreparable damage could occur if any of the provisions of this Agreement was not performed in accordance with its specific terms. Accordingly, the parties agree that they each shall be entitled to seek from the arbitrators specific performance of the terms of this Agreement (in addition to any other remedy to which each party is entitled).
Section 5.3 Limitation of Liability. ICANN’s aggregate monetary liability for violations of this Agreement shall not exceed the amount of Registry-Level Fees paid by Registry Operator to ICANN within the preceding twelve-month period pursuant to this Agreement. Registry Operator’s aggregate monetary liability to ICANN for violations of this Agreement shall be limited to fees, and monetary sanctions under Section 4.4, if any, due and owing to ICANN under this Agreement within the preceding twelve-month period. In no event shall either party be liable for special, indirect, incidental, punitive, exemplary, or consequential damages arising out of or in connection with this Agreement or the performance or nonperformance of obligations undertaken in this Agreement, except as provided pursuant to Section 4.4 of this Agreement. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, REGISTRY OPERATOR DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES RENDERED BY ITSELF, ITS SERVANTS, OR ITS AGENTS OR THE RESULTS OBTAINED FROM THEIR WORK, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.
ARTICLE 6 TERMINATION PROVISIONS
Section 6.1 Termination by ICANN. ICANN may terminate this Agreement if and only if: (i) Registry Operator fails to cure any fundamental and material breach of Registry Operator’s obligations set forth in Sections 3.1(a), (b), (d) or (e); or Section 5.2 within thirty (30) calendar days after ICANN gives Registry Operator written notice of the breach, which notice shall include with specificity the details of the alleged breach; and (ii) (a) an arbitrator or court has finally determined that Registry Operator is, or was, in fundamental and material breach and failed to cure such breach within the prescribed time period and (b) following the decision of such arbitrator or court, Registry Operator has failed to comply with the decision of the arbitrator or court.
Section 6.2 Bankruptcy. This Agreement shall automatically terminate in the event Registry Operator shall voluntarily or involuntarily be subject to bankruptcy proceedings.
Section 6.3 Transition of Registry upon Termination of Agreement. Upon any termination of this Agreement as provided in Sections 6.1 and 6.2, the parties agree to work cooperatively to facilitate and implement the transition of the registry for the TLD in accordance with this Section 6.3. Registry Operator shall agree to provide ICANN or any successor registry authority that may be designated for the TLD with any data regarding operations of the registry for the TLD necessary to maintain operations that may be reasonably requested in addition to that data escrowed in accordance with Section 3.1(c)(i) hereof.
Section 6.4 Rights in Data. Registry Operator shall not be entitled to claim any intellectual property rights in Registry Data. In the event that Registry Data is released from escrow as set forth in Section 3.1(c)(i), rights, if any, held by Registry Operator in the data shall automatically be licensed on a non-exclusive, irrevocable, royalty-free, paid-up basis to ICANN or to a party designated in writing by ICANN.
Section 6.5 No Reimbursement. Any and all expenditures, capital investments or other investments made by Registry Operator in connection with this Agreement shall be at Registry Operator’s own risk and ICANN shall have no obligation to reimburse Registry Operator for any such expense, capital expenditure or investment. Registry Operator shall not be required to make any payments to a successor registry operator by reason of registry fees paid to Registry Operator prior to the effective date of (i) any termination or expiration of this Agreement or (ii) transition of the registry, unless any delay in transition of the registry to a successor operator shall be due to the actions of Registry Operator.
ARTICLE 7 SPECIAL PROVISIONS
Section 7.1 Registry-Registrar Agreement.
7.1 (a) Access to Registry Services. Registry Operator shall make access to Registry Services, including the shared registration system, available to all ICANN-accredited registrars, subject to the terms of the Registry-Registrar Agreement attached as Appendix 8 hereto. Registry Operator shall provide all ICANN-accredited registrars following execution of the Registry-Registrar Agreement, provided registrars are in compliance with such agreement, operational access to Registry Services, including the shared registration system for the TLD. Such nondiscriminatory access shall include without limitation the following:
7.1 (a)(i) All registrars (including any registrar affiliated with Registry Operator, if any) can connect to the shared registration system gateway for the TLD via the Internet by utilizing the same maximum number of IP addresses and SSL certificate authentication;
7.1 (a)(ii) Registry Operator has made the current version of the registrar toolkit software accessible to all registrars and has made any updates available to all registrars on the same schedule;
7.1 (a)(iii) All registrars have equivalent access to customer support personnel via telephone, e-mail and Registry Operator’s website;
7.1 (a)(iv) All registrars have equivalent access to registry resources to resolve registry/registrar or registrar/registrar disputes and technical and/or administrative customer service issues;
7.1 (a)(v) All registrars have equivalent access to data generated by Registry Operator to reconcile their registration activities from Registry Operator’s Web and ftp servers;
7.1 (a)(vi) All registrars may perform basic automated registrar account management functions using the same registrar tool made available to all registrars by Registry Operator; and
7.1 (a)(vii) The shared registration system does not include, for purposes of providing discriminatory access, any algorithms or protocols that differentiate among registrars with respect to functionality, including database access, system priorities and overall performance.
7.1 (a)(viii) Such Registry-Registrar Agreement may be revised by Registry Operator from time to time, provided however, that any such revisions must be approved in advance by ICANN.
7.1 (b) Registry Operator Shall Not Act as Own Registrar. Registry Operator shall not act as a registrar with respect to the TLD. This shall not preclude Registry Operator from registering names within the TLD to itself through a request made to an ICANN-accredited registrar.
7.1 (c) Restrictions on Acquisition of Ownership or Controlling Interest in Registrar. Registry Operator shall not acquire, directly or indirectly, control of, or a greater than fifteen percent ownership interest in, any ICANN-accredited registrar.
Section 7.2 Fees to be Paid to ICANN.
7.2 (a) Registry-Level Transaction Fee.
7.2 (a)(i) Commencing on January 1, 2007, Registry Operator shall pay ICANN a Registry-Level Fee. Subject to Sections 7.2(a)(ii) and (iii) below, such fee shall equal the Transaction Fee set forth in the table below multiplied by the number of annual increments of an initial or renewal domain name registration (including renewals associated with transfers from one ICANN-accredited registrar to another) during the applicable calendar quarter:

YEAR	TRANSACTION FEE
2007	US$0.15

2008	US$0.15

2009	US$0.20

2010	US$0.20

2011	US$0.25

2012	US$0.25
7.2 (a)(ii) Commencing in 2009, for calendar quarters during the Term for which the average annual price of registrations during the quarter is between US$3.01 and US$4.99, the Registry-Level Fee shall be the lesser of (a) the transaction fee provided in 7.2.a.1 or (b) US$0.15 plus US $0.01 for each increase by US$0.20 above $3.01 in the average price of domain name registrations, multiplied by the number of annual increments of an initial or renewal domain name registration during such quarter (including renewals associated with transfers from one ICANN-accredited registrar to another); and
7.2 (a)(iii) Following two consecutive calendar quarters during which the average annual price of registrations during the quarter is US$3.00 or less (disregarding for these purposes any registry-offered discounts or marketing incentives having the short term effect of lowering the average annual price of domain name registrations), Registry Operator may request the parties enter good-faith negotiations to review and renegotiate the fee obligation considering all relevant factors including but not limited to Registry Operator’s business needs as well as ICANN’s financial requirements.

7.2 (b) Payment Schedule. Registry Operator shall pay the Registry-Level Fees specified in Section 7.2(a) and Section 7.2(c), if applicable, by the 20th day following the end of each calendar quarter (i.e., on April 20, July 20, October 20 and January 20 for the calendar quarters ending March 31, June 30, September 30 and December 31) of the year to an account designated by ICANN.
7.2 (c) Variable Registry-Level Fee. For fiscal quarters in which ICANN does not collect a variable accreditation fee from all registrars, upon receipt of written notice from ICANN, Registry Operator shall pay ICANN a Variable Registry-Level Fee. The fee will be calculated by ICANN, paid to ICANN by the Registry Operator in accordance with the Payment Schedule in Section 7.2(b), and the Registry Operator will invoice and collect the fees from the registrars who are party to a Registry-Registrar Agreement with Registry Operator. The fee will consist of two components; each component will be calculated by ICANN for each registrar:
7.2 (c)(i) The transactional component of the Variable Registry-Level Fee shall be specified by ICANN in accordance with the budget adopted by the ICANN Board of Directors for each fiscal year but shall not exceed US $0.25.
7.2 (c)(ii) The per-registrar component of the Variable Registry-Level Fee shall be specified by ICANN in accordance with the budget adopted by the ICANN Board of Directors for each fiscal year, but the sum of the per- registrar fees calculated for all registrars shall not exceed the total Per- Registrar Variable funding established pursuant to the approved 2004- 2005 ICANN Budget.
Provided, however, that Registry Operator shall only be required to pay the fees set forth in paragraph (c) above, in the event that ICANN elects to collect the Variable Registry-Level Fee from all ICANN-Accredited Registrars. For the avoidance of doubt, Registry Operator shall not be required to collect the per-registrar component of the Variable Registry-Level Fee from any registrar unless it is required to do so for all registrars.
7.2 (d) Interest on Late Payments. For any payments pursuant to Section 7.2(a) thirty days or more overdue past the time period for payment set forth in Section 7.2 (b), Registry Operator shall pay interest on late payments at the rate of 1.5% per month or, if less, the maximum rate permitted by applicable law. Registry Operator shall not be required to pay interest on late payments under Section 7.2(c), provided that Registry Operator is in good faith making reasonably diligent efforts to collect the underlying payments from those registrars party to a Registry-Registrar Agreement with Registry Operator.
Section 7.3. Pricing for Domain Name Registrations and Registry Services.
(a) Pricing. From the Effective Date through six (6) months following the Effective Date, the price to ICANN-accredited registrars for new and renewal domain name registrations and for transferring a domain name registration from one ICANN-accredited registrar to another, shall not exceed a total fee of US$6.00 (the “Maximum Service Fee”). Commencing on 1 January 2007, the Maximum Service Fee charged during a calendar year for each annual increment of a new and renewal domain name registration and for transferring a domain name registration from one ICANN-accredited registrar to another, may not exceed the Maximum Service Fee during the preceding calendar year multiplied by 1.10. The same Service Fee shall be charged to all ICANN-accredited registrars for new and renewal domain name registrations. Volume discounts and marketing support and incentive programs may be made if the same opportunities to qualify for those discounts and marketing support and incentive programs is available to all ICANN-accredited registrars.
(b) Adjustments to Pricing for Domain Name Registrations. Registry Operator shall provide no less than six months prior notice in advance of any price increase for domain name registrations and shall continue to offer domain name registrations for periods of up to ten years. Registry Operator is not required to give notice of the imposition of the Variable Registry-Level Fee set forth in Section 7.2(c).
ARTICLE 8 MISCELLANEOUS
Section 8.1 Indemnification of ICANN.
8.1 (a) Registry Operator shall indemnify, defend, and hold harmless ICANN (including its directors, officers, employees, and agents) from and against any and all third-party claims, damages, liabilities, costs, and expenses, including reasonable legal fees and expenses, arising out of or relating to: (a) ICANN’s reliance, in connection with its decision to delegate the TLD to Registry Operator or to enter into this Agreement, on information provided by Registry Operator in its application for the TLD; (b) Registry Operator’s establishment or operation of the registry for the TLD; (c) Registry Operator’s provision of Registry Services; (d) collection or handling of Personal Data by Registry Operator; (e) any dispute concerning registration of a domain name within the domain of the TLD for the registry; and (f) duties and obligations of Registry Operator in operating the registry for the TLD; provided that Registry Operator shall not be obligated to indemnify, defend, or hold harmless ICANN to the extent the claim, damage, liability, cost, or expense arose due to a breach by ICANN of any obligation contained in this Agreement. For avoidance of doubt, nothing in this Section 8.1 shall be deemed to require Registry Operator to reimburse or otherwise indemnify ICANN for the costs associated with the negotiation or execution of this Agreement, or with the monitoring or management of the parties’ respective obligations under this Agreement. Further, this section shall not apply to any request for attorney’s fees in connection with any litigation or arbitration between or among the parties.
8.1 (b) For any claims by ICANN for indemnification whereby multiple registry operators (including Registry Operator) have engaged in the actions or omissions that gave rise to the claim, Registry Operator’s aggregate liability to indemnify ICANN with respect to such claim shall be limited to a percentage of ICANN’s total claim, calculated by dividing the number of total domain names under registration with Registry Operator within the TLD (which names under registration shall be calculated consistently with Section 7.2 hereof for any applicable quarter) by the total number of domain names under registration within all TLDs for which the registry operators thereof that are engaging in the same acts or omissions giving rise to such claim. For the avoidance of doubt, in the event that a registry operator is engaged in the same acts or omissions giving rise to the claims above, but such registry operator(s) do not have the same or similar indemnification obligations to

ICANN at set forth in 8.1(a) above, the number of domains under management by such registry operator(s) shall nonetheless be included in the calculation in the preceding sentence.
Section 8.2 Indemnification Procedures. If any third-party claim is commenced that is indemnified under Section 8.1 above, notice thereof shall be given to ICANN as promptly as practicable. Registry Operator shall be entitled, if it so elects, in a notice promptly delivered to ICANN, to immediately take control of the defense and investigation of such claim and to employ and engage attorneys reasonably acceptable to the indemnified party to handle and defend the same, at the indemnifying party’s sole cost and expense, provided that in all events ICANN shall be entitled to control at its sole cost and expense the litigation of issues concerning the validity or interpretation of ICANN policies or conduct. ICANN shall cooperate, at its own cost, in all reasonable respects with Registry Operator and its attorneys in the investigation, trial, and defense of such claim and any appeal arising there from; provided, however, that the indemnified party may, at its own cost and expense, participate, through its attorneys or otherwise, in such investigation, trial and defense of such claim and any appeal arising there from. No settlement of a claim that involves a remedy affecting ICANN other than the payment of money in an amount that is indemnified shall be entered into without the consent of ICANN. If Registry Operator does not assume full control over the defense of a claim subject to such defense in accordance with this Section, Registry Operator may participate in such defense, at its sole cost and expense, and ICANN shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of Registry Operator.
Section 8.3 No Offset. All payments due under this Agreement shall be made in a timely manner throughout the term of this Agreement and notwithstanding the pendency of any dispute (monetary or otherwise) between Registry Operator and ICANN.
Section 8.4 Use of ICANN Name and Logo. ICANN grants to Registry Operator a non-exclusive royalty-free license to state that it is designated by ICANN as the Registry Operator for the Registry TLD and to use a logo specified by ICANN to signify that Registry Operator is an ICANN-designated registry authority. This license may not be assigned or sublicensed by Registry Operator.
Section 8.5 Assignment and Subcontracting. Any assignment of this Agreement shall be effective only upon written agreement by the assignee with the other party to assume the assigning party’s obligations under this Agreement. Moreover, neither party may assign this Agreement without the prior written approval of the other party, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, ICANN may assign this Agreement (i) in conjunction with a reorganization or re-incorporation of ICANN, to another nonprofit corporation organized for the same or substantially the same purposes, or (ii) as may be required pursuant to the terms of that certain Memorandum of Understanding between ICANN and the U.S. Department of Commerce, as the same may be amended from time to time. Registry Operator must provide notice to ICANN of any subcontracting arrangements, and any agreement to subcontract portions of the operations of the TLD must mandate compliance with all covenants, obligations and agreements by Registry Operator hereunder. Any subcontracting of technical operations shall provide that the subcontracted entity become party to the data escrow agreement mandated by Section 3.1(c)(i) hereof.
Section 8.6 Amendments and Waivers. No amendment, supplement, or modification of this Agreement or any provision hereof shall be binding unless executed in writing by both parties. No waiver of any provision of this Agreement shall be binding unless evidenced by a writing signed by the party waiving compliance with such provision. No waiver of any of the provisions of this Agreement or failure to enforce any of the provisions hereof shall be deemed or shall constitute a waiver of any other provision hereof, nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.
Section 8.7 No Third-Party Beneficiaries. This Agreement shall not be construed to create any obligation by either ICANN or Registry Operator to any non-party to this Agreement, including any registrar or registered name holder.
Section 8.8 Notices, Designations, and Specifications. All notices to be given under or in relation to this Agreement shall be given either (i) in writing at the address of the appropriate party as set forth below or (ii) via facsimile or electronic mail as provided below, unless that party has given a notice of change of postal or email address, or facsimile number, as provided in this agreement. Any change in the contact information for notice below shall be given by the party within 30 days of such change. Any notice required by this Agreement shall be deemed to have been properly given (i) if in paper form, when delivered in person or via courier service with confirmation of receipt or (ii) if via facsimile or by electronic mail, upon confirmation of receipt by the recipient’s facsimile machine or email server. Whenever this Agreement shall specify a URL address for certain information, Registry Operator shall be deemed to have been given notice of any such information when electronically posted at the designated URL. In the event other means of notice shall become practically achievable, such as notice via a secure website, the parties shall work together to implement such notice means under this Agreement.
If to ICANN, addressed to:
Internet Corporation for Assigned Names and Numbers
4676 Admiralty Way, Suite 330
Marina Del Rey, California 90292
Telephone: 1-310-823-9358
Facsimile: 1-310-823-8649
Attention: President and CEO
With a Required Copy to: General Counsel
Email: (As specified from time to time.)
If to Registry Operator, addressed to:
NeuStar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166
Telephone: 1-571-434-5400
Facsimile: 1-571-434-5735
Attention: Sr. Director, Law, Advanced Services and Business Development
NeuStar, Inc.
With a Required Copy to: General Counsel
Email: (As specified from time to time.)
Section 8.9 Language. Notices, designations, determinations, and specifications made under this Agreement shall be in the English language.
Section 8.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 8.11 Entire Agreement. This Agreement (including its Appendices, which form a part of it) constitutes the entire agreement of the parties hereto pertaining to the operation of the TLD and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties on that subject. In the event of a conflict between the provisions in the body of this Agreement and any provision in its Appendices, the provisions in the body of the Agreement shall control.
[signature page follows]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.
     INTERNET CORPORATION FOR ASSIGNED NAMES AND NUMBERS

By:	/s/ Dr. Paul Twomey
Dr. Paul Twomey
President and CEO
Date:
     NEUSTAR, INC.

By:	/s/ Richard Tindal
Richard Tindal
Vice President
Date: 12/19/06

.BIZ Agreement Appendix 1
Data Escrow Specification
(8 December 2006)

This Appendix 1 to the Registry Agreement consists of four of the five exhibits to the Escrow Agreement that constitutes Appendix 1 to the Registry Agreement:
Exhibit 1 -Schedule for Escrow Deposits
Exhibit 2-Escrow Deposit Format Specification
Exhibit 3-Escrow Transfer Process
Exhibit 4-Escrow Verification Procedures
Exhibit 1 to Appendix 1
SCHEDULE FOR ESCROW DEPOSITS
Full Deposit Schedule
Full Deposits shall consist of data that reflects the state of the registry as of 0000 UTC on each Sunday. Pending transactions at that time (i.e. transactions that have not been committed to the Registry Database) shall not be reflected in the Full Deposit.
Full Deposits shall be made, according to the transfer process described in Exhibit 3 below, within a four-hour window beginning at 1200 UTC on the same Sunday.
Incremental Deposit Schedule
Incremental Deposits are cumulative since the last full escrow. Each incremental file will contain all database transactions since the full escrow file was completed.
Incremental Deposits shall be made, according to the transfer process described in Exhibit 3 below, within a four-hour window beginning at 1200 UTC on the day to which the Incremental Deposit relates.
Exhibit 2
ESCROW DEPOSIT FORMAT SPECIFICATION
Each Full and Incremental Deposit consists of a series of reports that are concatenated in the escrow process.
Full Deposit Contents. The reports involved in a Full Deposit are:
Domain Object Report–This reports on the contents of all domain objects in the registry database.

Host Object Report–This reports on the contents of all host objects in the registry database.
Contact Object Report–This reports on the contents of all contact objects in the registry database.
Registrar Object Report–This reports on the contents of all registrar objects in the registry database.
Format of Reports. All reports are to be formatted in XML format. In compliance with the XML 1.0 specification, certain characters in the data must be escaped, as described in item 1 below. Each Report shall then be prepared according to the general XML format described in items 2 to 6 below. Item 2 describes the report container that is common to all reports. Items 3 to 6 describe the structure of the contents of the report container for each of the specific reports.
1. Escape-Character Requirements. In compliance with the XML 1.0 specification, in data escrowed using the XML format the following characters in any data elements must be replaced with the corresponding escape sequences listed here:

Character	Escape Sequence
”	"
&	&
’	'
<	&lt;
>	&gt
2. The Report Container. At its highest level, the XML format consists of an escrow container with header attributes followed by escrow data. The header attributes are required and include the version of escrow (1.0), the .biz TLD (“biz”), the report type (domain, host, contact or registrar), and data base-committed date and time as to which the escrow relates. The date and time of the escrow will be specified in UTC. The general format of the report container is as follows:
<?xml version=“1.0” encoding=’UTF-8’ ?>
<!DOCTYPE escrow SYSTEM “whois-export.dtd” >
<escrow version=“1.0” tld=“biz” report=“domain” date=“26-Aug-2001 3:15:00AM”>
{Here the report contains the actual data being escrowed. It contains one element for each object of the type (domain, host, contact or registrar) covered by the report. The specific format for each report is described in items 3 to 6 below.}
</escrow>
3. The Domain Element. The domain element has the property “fqdn” (the fully qualified name of the domain) and is a container consisting of the following elements:
a. status: The domain status code.
b. id: Unique identifier of the domain name
c. sponsoring registrar: An identification of the sponsoring registrar of the domain. The sponsoring registrar is designated by a number uniquely assigned by the IANA.

d. authcode: authorization code.
e. UIN
f. created-on: The date/time the domain object was originally created.
g. created-by: An identification of the registrar that created the domain object. The sponsoring registrar is designated by a number uniquely assigned by the IANA.
h. renewed-on: The date/time the domain was last renewed.
i. expires-on: The date the registration expires.
j. updated-by: An identification of the registrar that last updated the domain object. The sponsoring registrar is designated by a number uniquely assigned by the IANA.
k. updated-on: The date/time the domain object was last updated.
l. transferred-on: The date/time when the domain object was last transferred.
m. host: Up to thirteen (13) host names that are nameservers for the domain to which the domain object relates.
n. contact-id: Multiple contact-ids that reference the contact records for this domain. Contact-id has the property “type” to denote the type of contact. “Type” can be one of: Registrant, Administrative, Technical, or Billing
An example domain container appears below:
<domain fqdn=“example.biz">
  <id>AAA-0001</id>
  <status>ACTIVE</status>
  <sponsoring registrar>REG-042</owned-by>
  <authcode>BIZ-1221</ens-authid>
  <created-on>1-Jul-2001 12:34:56AM</created-on>
  <created-by>REG-042</created-by>
  <renewed-on></renewed-on>
  <expires-on>1-Jul-2003</expires-on>
  <updated-by>42</updated-by>
  <updated-on>1-Jul-2001 12:34:56AM</updated-on>
  <transferred-on></transferred-on>
  <host>dns1.example.biz</host>
  <host>dns2.example.biz</host>
  <contact-id type=“Registrant">PER-0001</contact-id>
  <contact-id type=“Administrative">PER-0002</contact-id>
  <contact-id type=“Technical">PER-0003</contact-id>
  <contact-id type=“Billing">PER-0004</contact-id>
</domain>
4. The Host Element. The host element has the property “fqdn” (the fully qualified name of the host) and is a container consisting of the following elements:
a. id: Identifier of the host.
b. sponsoring registrar: An identification of the sponsoring registrar of the host. The sponsoring registrar is designated by a number uniquely assigned by the IANA.

c. created-on: The date/time the host object was originally created.
d. updated-by: An identification of the registrar that last updated the host object. The sponsoring registrar is designated by a number uniquely assigned by the IANA.
e. updated-on: The date/time the host object was last updated.
f. transferred-on: The date/time when the host object was last transferred.
g. ip-address: Any number of IP addresses associated with this host.
An example host container appears below:
<host fqdn=“dns1.example.biz">
  <id>HST-0001</id>
  <sponsoring registrar>REG-042</owned-by>
  <created-on>1-Jul-2001 12:40:32AM</created-on>
  <updated-by>42</updated-by>
  <updated-on>1-Jul-2001 12:40:32AM</updated-on>
  <transferred-on></transferred-on>
  <ip-address>192.168.1.1</ip-address>
  <ip-address>192.168.122.1</ip-address>
</host>
5. The Contact Element. The contact element has the property “id” and is a container consisting of the following elements:
a. name: The name of the contact.
b. organization: The organization for the contact.
c. street1: The first part of the street address of the contact.
d. street2: The second part of the street address of the contact.
e. street3: The third part of the street address of the contact.
f. city: The name of the city of the contact.
g. state-province: The name of the state/province of the contact.
h. postal-code: The postal/zip code of the contact.
i. geographic location: The two letter ISO 3166 code for the contact’s geographic location.
j. voice: The voice phone number of the contact in E164a format.
k. fax: The fax number of the contact in E164a format.
l. email: The e-mail address of the contact.
m. sponsoring registrar: An identification of the sponsoring registrar of the contact. The sponsoring registrar is designated by a number uniquely assigned by the IANA.

n. created-by: An identification of the registrar that created the contact object. The sponsoring registrar is designated by a number uniquely assigned by the IANA.
o. created-on: The date/time the contact object was originally created.
p. updated-by: An identification of the registrar that last updated the contact object. The sponsoring registrar is designated by a number uniquely assigned by the IANA.
q. updated-on: The date/time the contact object was last updated.
r. transferred-on: The date/time when the contact object was last transferred.
s. status: Contact status.
An example contact container appears below:
<contact id=“1">
  <name>John Doe</name>
  <organization>NeuStar</organization>
  <street1>46000 Center Oak Plaza</street1>
  <street2></street2>
  <street3></street3>
  <city>Sterling</city>
  <state-province>VA</state-province>
  <postal-code>20166</postal-code>
  <country>US</country>
  <voice>+1 571.4345400</voice>
  <fax>+1 571.4345401</fax>
  <email>jdoe@example.biz</email>
  <sponsoring registrar>42</owned-by>
  <created-by>REG-042</created-by>
  <created-on>1-Jul-2001 12:42:22AM</created-on>
  <updated-by>42</updated-by>
  <updated-on>1-Jul-2001 12:42:22AM</updated-on>
  <transferred-on></transferred-on>
  <status>ACTIVE</status>
</contact>
6. The Registrar Element. The registrar element has the property “id” and is a container consisting of the following elements:
a. name: The name of the registrar.
b. status: The registrar status code.
c. contact-id: Any number of contact-id associated with this registrar. Contact-id has the property “type” to denote the type of contact. “Type” can be one of: Registrar, Administrative, Technical or Billing
An example registrar container appears below:
<registrar id=“REG-042">
  <password>registrarrus</password>
  <name>Registrar R Us</name>
  <status>ACTIVE</status>
  <contact-id type=“Registrar">PER-0009</contact-id>
  <contact-id type=“Administrative">PER-0010</contact-id>
  <contact-id type=“Administrative">PER-0011</contact-id>
  <contact-id type=“Technical">PER-0012</contact-id>
  <contact-id type=“Technical">PER-0013</contact-id>
  <contact-id type=“Billing">PER-0014</contact-id>
</registrar>

Exhibit 3
ESCROW TRANSFER PROCESS
Deposit Transfer Process. Registry Operator shall prepare and transfer the Deposit file by the following steps, in sequence:
1. The Reports making up the Deposit will first be created according to the format specification. (See Exhibit 2 above, “Escrow Deposit Format Specification”).
2. The Reports making up the Deposit will be concatenated. The resulting file shall be named according to the following format: “bizSEQN”, where “SEQN” is a four digit decimal number that is incremented as each report is prepared.
3. Next, the Deposit file will be processed by a program (provided by ICANN) that will verify that it complies with the format specification and contains reports of the same date/time (for a Full Deposit), count the number of objects of the various types in the Deposit, and append to the file a report of the program’s results.
4. Registry Operator may optionally split the resulting file using the Unix SPLIT command (or equivalent) to produce files no less than 1 GB each (except the final file). If Deposit files are split, a .MDS file (produced with MDSSUM or equivalent) must be included with the split files to isolate errors in case of transfer fault.
5. The Deposit file(s) will then be encrypted using Escrow Agent’s public key for PGP and signed using Registry Operator’s private key for PGP, both version 6.5.1 or above, with a key of DH/DSS type and 2048/1024-byte length. (Note that PGP compresses the Deposit file(s) in addition to encrypting it (them).)
The formatted, encrypted and signed Deposit file(s) will be sent, by anonymous file transfer, to Escrow Agent’s ftp server within the specified time window.
Exhibit 4
ESCROW VERIFICATION PROCEDURES
Verification Procedures. Escrow Agent will verify the format and completeness of each Deposit by the following steps:
1. At the conclusion of the deposit window, all Deposit files will be moved to a not-publicly-accessible directory and the existence and size of each will be noted.
2. Each Deposit file will be decrypted using Escrow Agent’s private key for PGP and authenticated using Registry Operator’s public key for PGP. (In this step, PGP will also automatically decompress the escrow file).
3. If there are multiple files, they will be concatenated in sequence.
4. Escrow Agent will run a program (to be supplied by ICANN) on the Deposit file (without report) that will split it in to its constituent reports (including the format report prepared by Registry Operator and appended to the Deposit) check its format, count the number of objects of each type, and verify that the data set is internally consistent. This program will compare its results with the results of the Registry-generated format report, and will generate a Deposit format and completeness report. The program will encrypt the report using ICANN’s public key for PGP and signed using Escrow Agent’s private key for PGP, both versions 6.5.1 or above, with a key of DH/DSS type and 2048/1024-byte length. (Note that PGP compresses the Deposit file(s) in addition to encrypting it (them).)
5. The decrypted Deposit file will be destroyed to reduce likelihood of data loss to intruders in case of partial security failure.
Distribution Of Public Keys. Each of Registry Operator and Escrow Agent will distribute its public key to the other party (Registry Operator or Escrow Agent, as the case may be) via email to an email address to be specified. Each party will confirm receipt of the other party’s public key with a reply email, and the distributing party will subsequently reconfirm the authenticity of the key transmitted. In this way, public key transmission is authenticated to a user able to send and receive mail via a mail server operated by the distributing party. Escrow Agent, Registry and ICANN shall exchange keys by the same procedure.

.BIZ Agreement Appendix 2
Registry Data Escrow Agreement
(8 December 2006)

This Registry Data Escrow Agreement (“Agreement”) is made as of this [enter date] (the “Beginning Date”), by and between NeuStar, Inc. (“Registry Operator”), [name of Escrow Agent] (“Escrow Agent”), and the Internet Corporation for Assigned Names and Numbers (“ICANN”). All capitalized terms not defined herein shall have the meaning set forth in the Registry Agreement. All capitalized terms not defined in this Agreement have the meanings set forth in the Registry Agreement.
RECITALS
A. Registry Operator and ICANN have entered into a Registry Agreement (“Registry Agreement”), which requires Registry Operator, during the period Registry Operator operates the registry for the TLD, to submit certain domain name registration data to a reputable escrow agent to be held in escrow.
B. Pursuant to the Registry Agreement, Registry Operator intends to deliver periodically to Escrow Agent an electronic copy of the Registry Database, as detailed in Subsection 3.1(c) of the Registry Agreement (each such delivery referred to as a “Deposit”).
C. Registry Operator and ICANN each desire Escrow Agent to hold each Deposit, and, upon certain events, release any retained Deposits (or a copy of the Deposits) to ICANN, in accordance with the terms of this Agreement or as ordered by a court of competent jurisdiction.
Now, therefore, in consideration of the premises and mutual obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
1. Content of Deposits. Deposits will be of two kinds: Full Deposits and Incremental Deposits. Each Full Deposit will consist of Registry Data that reflects the current and complete Registry Database. Incremental Deposits will consist of data that reflects all transactions involving the database that are not reflected in the last previous Full Deposit or Incremental Deposit, as the case may be.
2. Schedule for Deposits. Registry Operator must create and deliver to Escrow Agent a Full Deposit once each week, according to the schedule specified in Exhibit 1 of Appendix 1. Registry Operator must create and deliver to Escrow Agent an Incremental Deposit once each day during which a Full Deposit is not made, according to the schedule specified in Exhibit 1 of Appendix 1.
3. Format of Deposits. The data in each Full Deposit and in each Incremental Deposit shall follow the data format specified in the TLD Registry Data Escrow: Format Specification (the “Format Specification”), attached as Exhibit 2 of Appendix 1.

4. Procedure for Deposits. Each properly formatted Full Deposit and Incremental Deposit shall be processed and electronically delivered in encrypted form to Escrow Agent according to the transfer process described in Exhibit 3 of Appendix 1.
5. Notification of Deposits. Simultaneous with the delivery to Escrow Agent of any Full or Incremental Deposit, Registry Operator shall deliver to Escrow Agent and to ICANN a written statement (which may be by authenticated e-mail) that includes a copy of the report generated upon creation of the Full or Incremental Deposit by the ICANN-provided software (as described in Exhibit 1) and states that the Full or Incremental Deposit (as the case may be) has been inspected by Registry Operator according to the procedures described in Exhibit 3 of Appendix 1 and is complete and accurate. Escrow Agent shall notify ICANN of all Deposits received, within two business days of receipt.
6. Verification. Within two business days after receiving each Full or Incremental Deposit, Escrow Agent shall verify the format and completeness of each Deposit by performing the verification procedures specified in Exhibit 4 of Appendix 1 and shall deliver to ICANN a copy of the verification report generated for each Deposit (which may be by authenticated e-mail). If Escrow Agent discovers that any Deposit fails the verification procedures, Escrow Agent shall notify, including by email, fax and phone, Registry Operator and ICANN of such nonconformity within forty-eight hours of discovery. Upon notification of such verification failure, Registry Operator shall begin developing modifications, updates, corrections, and other fixes of the Full or Incremental Deposit necessary for the Deposit to pass the verification procedures and shall deliver such fixes to Escrow Agent as promptly as possible. Escrow Agent shall verify the accuracy or completeness of any such corrected Deposit pursuant to the procedures in this Section 6 and shall give ICANN notice of successful verification within twenty-four hours. The failure of any Full or Incremental Deposit to meet verification procedures and any efforts by Registry Operator to remedy such failure shall not delay the delivery of any subsequent scheduled Full or Incremental Deposits pursuant to the schedule in Exhibit 1 of Appendix 1. Escrow Agent shall deliver, on the first business day of each month, (i) a written certification to ICANN that Escrow Agent has performed such verification procedures on each Deposit received during the last month, and (ii) copies of the verification reports generated for each Deposit received during the last month.
7. Retention and Confidentiality.
7.1 Retention. Escrow Agent shall hold and maintain the Deposits in a secure, locked, and environmentally safe facility which is accessible only to authorized representatives of Escrow Agent. Escrow Agent shall use commercially reasonable efforts to protect the integrity of the Deposits. Each of ICANN and Registry Operator shall have the right to inspect Escrow Agent’s written records with respect to this Agreement upon reasonable prior notice and during normal business hours.
7.2 Destruction of Deposits. At all times, Escrow Agent shall retain the four most recent Full Deposits and all Incremental Deposits after the earliest of those four Full Deposits, all of which must have passed the verification procedures specified in Exhibit 4 of Appendix 1. Registry Operator may destroy any Deposits prior to these four most recent Full Deposits.
7.3 Confidentiality. Escrow Agent shall use commercially reasonable efforts to protect the confidentiality of the Deposits. Except as provided in this Agreement, Escrow Agent shall not disclose, transfer, make available, or use any Deposit (or any copies of any Deposit). Should Escrow Agent be put on notice that it is required to disclose any Deposits by statute, rule, regulation, order, or other requirement of a governmental agency, legislative body, court of competent jurisdiction, or binding arbitral body (other than any requirement pursuant to Sections 9.1.6, 11.2, and 13 of this Agreement), Escrow Agent shall notify ICANN and Registry Operator within seven days or as soon as practicable and reasonably cooperate with Registry Operator and/or ICANN in any contest of the disclosure. Should any contest prove unsuccessful, Escrow Agent shall not be held liable for any disclosure pursuant to such governmental, legislative, judicial, or arbitral order, statute, rule, regulation, or other requirement.

8. Duplication. Escrow Agent may duplicate any Deposit by any commercially reasonable means in order to comply with the terms and provisions of this Agreement, provided that Registry Operator shall bear the expense of such duplication. Alternatively, Escrow Agent, by notice to Registry Operator, may reasonably require Registry Operator to promptly duplicate any Deposit.
9. Release of Deposit. Within five business days after receipt of any required documents and/or notices specified in this Section 9, Escrow Agent shall deliver to ICANN or its designee all Deposits in Escrow Agent’s possession, in the event that the Escrow Agent receives all of the following:
9.1 One of the following notices:
9.1.1 A written notice by the Registry Operator requesting Escrow Agent to effect such delivery to ICANN; or
9.1.2 A written notice by ICANN that the Registry Agreement has: (i) expired without renewal, pursuant to Section 4.1 of the Registry Agreement, or (ii) been terminated, in accordance with Article VI of the Registry Agreement; or
9.1.3 A written notice by ICANN that all of the following have occurred:
9.1.3.1 ICANN failed, with respect to (a) any Full Deposit or (b) five Incremental Deposits within any calendar month, to receive, within five calendar days after the Deposit’s scheduled delivery date, to receive notification of receipt from Escrow Agent; and
9.1.3.2 ICANN gave notice to Escrow Agent and Registry Operator of that failure; and
9.1.3.3 ICANN has not, within seven calendar days after the notice under Section 9.1.3.2, received notice from Escrow Agent that the Deposit has been received; or
9.1.4 A written notice by ICANN that all of the following have occurred:
9.1.4.1 ICANN has received notification from Escrow Agent of failed verification of a Full Depositor of failed verification of five Incremental Deposits within any calendar month; and
9.1.4.2 ICANN gave notice to Registry Operator of that receipt; and
9.1.4.3 ICANN has not, within seven calendar days after the notice under Section 9.1.4.2, received notice from Escrow Agent of verification of a remediated version of the Deposit; or
9.1.5 A written notice by ICANN that release of the Deposits is mandated by non-payment of any fees due to Escrow Agent, pursuant to Section 15 of this Agreement; or
9.1.6 A written notice by ICANN that a court, arbitral, legislative, or government agency that ICANN finds to be of competent jurisdiction has issued an order, rule, statute, regulation, or other requirement (a copy of which ICANN has provided to Registry Operator) that mandates the release of the Deposits to ICANN; and
9.2 Copies of notices with proof of delivery submitted to Escrow Agent that ICANN or Registry Operator (whichever gave the notice under Section 9.1) has previously notified the other party in writing; and

9.3 Written instructions from ICANN that the Deposits be released and delivered to a designated party; and
9.4 A written undertaking by ICANN that the Deposits will be used only as permitted under the terms of the Registry Agreement. Upon release of any Deposits to ICANN, Escrow Agent shall at the same time deliver to Registry Operator a photostatic copy of the notice it received from ICANN under Sections 9.1.2 to 9.1.6, as applicable.
10. Release of Deposit to Registry Operator. Escrow Agent shall deliver all Deposits to Registry Operator upon termination of this Agreement in accordance with Sections 14.1 and 14.2.1 of this Agreement.
11. Procedure After Release.
11.1 Right to Use Deposits. Upon release of any Deposits to Registry Operator pursuant to Section 9, Registry Operator (or its assignee in accordance with the Registry Agreement), and subject to Section 9.4 above, shall immediately have the right to exercise or have exercised all rights in the Deposits necessary to provide registry services. Upon release of any Deposits to ICANN pursuant to Section 9, ICANN (or its assignee in accordance with the Registry Agreement) shall immediately have the right, subject to Section 9.4 above, to exercise or have exercised all rights in the Deposits pursuant to the Registry Agreement, including as necessary to provide registry services.
11.2 Objection Notice. Upon release of any Deposits to ICANN pursuant to Section 9, Registry Operator shall have thirty calendar days to notify Escrow Agent and ICANN in writing (the “Objection Notice”) of its objection to the release of the Deposits to ICANN and request that the issue of entitlement to the Deposits be resolved pursuant to the dispute resolution procedures in the Registry Agreement (the “Dispute Resolution Procedures”). Registry Operator and ICANN agree to resolve any disputes they may have as between themselves under this Agreement in accordance with Section 17.2 hereof. The parties agree that (i) Registry Operator shall have no rights (other than pursuant to this Section 11.2) to object to any release of the Deposits, and (ii) the delivery of an Objection Notice and the commencement of Dispute Resolution Procedures shall not delay release of any Deposits to ICANN pursuant to Section 9.
11.3 Dispute Resolution Procedures. The parties agree that any proceedings brought pursuant to the Dispute Resolution Procedures shall be conducted consistently and in accordance with any prior arbitration or court orders/decisions involving the Registry Agreement. The parties further agree that any proceedings relating to this Agreement and brought pursuant to the Dispute Resolution Procedures shall not examine, re-evaluate, reconsider, or otherwise subject to review any issues, causes of action, or other claims which were decided, or which a party had a reasonable opportunity to raise, in proceedings which involved the Registry Agreement.
11.4 Withdrawal of Objection Notice. Registry Operator may, at any time, notify Escrow Agent and ICANN that Registry Operator wishes to withdraw its Objection Notice. Upon receipt of such withdrawal from Registry Operator, Escrow Agent shall promptly deliver to ICANN any Deposits that have not previously been delivered to ICANN.
11.5 Dispute Resolution Decisions.
11.5.1 If the release of Deposits under Section 9 to ICANN is determined in Dispute Resolution Procedures to have been proper, Escrow Agent shall promptly deliver to ICANN, in accordance with the instructions specified in Section 9.3, any Deposits that have not previously been delivered.
11.5.2 If the release of Deposits to ICANN is determined in Dispute Resolution Procedures to have been improper, ICANN shall promptly return or destroy, at Registry Operator’s discretion, the Deposits received by ICANN under Section 9.

12. Indemnity. Registry Operator and ICANN shall, jointly and severally, indemnify and hold harmless Escrow Agent and each of its directors, officers, agents and employees (“Escrow Agent Indemnitees”) absolutely and forever, from and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, and any other expenses whatsoever, including reasonable attorneys’ fees and costs, that may be asserted by a third party against any Escrow Agent Indemnitees in connection with this Agreement or the performance of Escrow Agent or any Escrow Agent Indemnitees hereunder (with the exception of any claims based on the misrepresentation, negligence, or misconduct of Escrow Agent, its directors, officers, agents, employees and contractors). Escrow Agent shall likewise indemnify and hold harmless Registry Operator and ICANN, and each of their respective directors, officers, agents and employees (“Indemnitees”) absolutely and forever, from and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, and any other expenses whatsoever, including reasonable attorneys’ fees and costs, that may be asserted by a third party against any Indemnitee in connection with the misrepresentation, negligence, or misconduct of Escrow Agent, its directors, officers, agents, employees, contractors, and stockholders.
13. Interpleader.
13.1 Escrow Agent may submit any dispute under this Agreement to any court of competent jurisdiction in an interpleader or similar action. Any and all costs incurred by Escrow Agent in connection therewith, including reasonable attorneys’ fees and costs, shall be borne 50% by each of Registry Operator and ICANN.
13.2 Escrow Agent shall perform any acts ordered by any court of competent jurisdiction, without any liability or obligation to any party hereunder by reason of such act.
14. Term and Termination.
14.1 Term. The initial term of this Agreement shall be one year, commencing on the Beginning Date (the “Initial Term”). This Agreement shall be automatically renewed for an additional term of one year (“Additional Term”) at the end of the Initial Term and each Additional Term hereunder unless, on or before ninety days prior to the end of the Initial Term or an Additional Term, a party notifies the other parties that it wishes to terminate this Agreement at the end of such term. In the event a party gives the other parties such notice of termination, and Registry Operator and ICANN cannot agree to resolve, by the end of the then-current term, any disputes regarding the renewal of this Agreement or the establishment of a replacement escrow agent: (i) Registry Operator and ICANN shall resolve any such disputes through the Dispute Resolution Procedures; (ii) this Agreement shall continue to remain in effect during the resolution of any such disputes; and (iii) Escrow Agent shall have the right to invoice either Registry Operator or ICANN for the data escrow services provided during this dispute resolution period at the rates listed in Exhibit E. This paragraph in no way limits the Registry Operator’s rights under the Registry Agreement to change to a different Escrow Agent mutually approved by Registry Operator and ICANN, such approval not to be unreasonably withheld by either of them, provided that such Escrow Agent will agree to substantially similar terms as in the present document and there is no significant interruption of Deposits.
14.2 Termination. This Agreement shall terminate upon the occurrence of any of the following:
14.2.1 Termination of this Agreement by both Registry Operator and ICANN upon having delivered to Escrow Agent a written notice signed by both Registry Operator and ICANN indicating their mutual intent to terminate this Agreement upon ninety days’ notice;
14.2.2 Termination of this Agreement by Escrow Agent pursuant to Section 15; or

14.2.3 Release of the Deposit(s) to ICANN pursuant to Section 9 and, if an Objection Notice is made and not withdrawn, a final decision that the release of materials to ICANN was proper at the end of the Dispute Resolution Procedures.
15. Fees and Payments. Registry Operator shall pay to Escrow Agent the applicable fees and charges listed in Exhibit E as compensation for Escrow Agent’s services under this Agreement. If Registry Operator fails to pay any fees or charges invoiced by Escrow Agent by the due date(s), Escrow Agent shall give written notice to Registry Operator of non-payment of any such past-due fees hereunder and, in that event, the Registry Operator shall have the right to pay the past-due fee(s) within ten business days after receipt of the notice from Escrow Agent. Upon payment of the past-due fee by Registry Operator, this Agreement shall continue in full force and effect. If Registry Operator fails to pay the past-due fee(s) within the applicable periods under this Section 15, Escrow Agent shall have the right to terminate this Agreement immediately by sending notice of termination to all other parties, and, upon termination, Escrow Agent shall deliver to ICANN all Deposits held by Escrow Agent.
16. Ownership of Deposit. Subject to the provisions (including Subsection 6.5) of the Registry Agreement, the parties recognize and acknowledge that ownership of the Deposit during the effective term of this Agreement shall remain with the Registry Operator at all times.
17. Miscellaneous.
17.1 Remedies. For the purposes of fulfilling its obligations under this Agreement, Escrow Agent may act in good faith reliance on, and shall not be held liable for, any written notice, instruction, instrument, or other writing signed or presented by a person with apparent authority to act on behalf of Registry Operator or ICANN.
17.2 Dispute Resolution. Registry Operator and ICANN further agree to resolve any disputes they may have as between themselves under this Agreement pursuant to the Dispute Resolution Procedures.
17.3 Limitation of Liability. The parties shall not be liable to each other for special, indirect, incidental, or consequential damages hereunder. As between ICANN and Registry Operator the liability limitations of Subsection 5.3 of the Registry Agreement also apply.
17.4 Independent Contractor. Escrow Agent is an independent contractor and is not an employee or agent of either Registry Operator or ICANN.
17.5 No Third-Party Beneficiaries. This Agreement shall not be construed to create any obligation by Registry Operator, ICANN, or Escrow Agent to any non-party to this Agreement, including but not limited to any domain-name holder or registrar.
17.6 Amendments. This Agreement shall not be modified or amended except in writing executed by each of the parties.
17.7 Assignment. Neither Registry Operator nor ICANN may assign or transfer this Agreement (by merger, sale of assets, operation of law, or otherwise), except that the rights and obligations of Registry Operator or ICANN automatically shall be transferred to the assignee of one of those parties’ rights and obligations under the Registry Agreement. Escrow Agent may not assign or transfer this Agreement without the prior written consent of both Registry Operator and ICANN.
17.8 Entire Agreement. This Agreement, including all exhibits, supersedes all prior discussions, understandings, and agreements between Escrow Agent and the other parties with respect to the data escrow services for the Registry TLD. The parties acknowledge and agree that, as between ICANN and Registry Operator, the Registry Agreement (including all its appendices) is intended to co-exist with this Agreement, this Agreement is supplementary to the Registry Agreement, and the Registry Agreement shall control in the event of any conflict.

17.9 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.
17.10 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without regard to its conflicts-of-laws principles. The parties consent and agree that jurisdiction and venue for any legal proceedings relating to this Agreement shall lie with the state and federal courts of Los Angeles County in the State of California.
17.11 Notices. All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be in writing and shall be delivered by hand, by commercial overnight delivery service which provides for evidence of receipt, by certified mail, return receipt requested, postage prepaid, by facsimile, or by e-mail (e-mail to be followed promptly at receiver’s request by a copy delivered by one of the other means of delivery) to the corresponding addresses listed on the signature page of this Agreement. If delivered personally, by commercial overnight delivery service, by facsimile, or by e-mail, the date on which the notice, request, instruction or document is delivered shall be the date on which delivery is deemed to be made, and if delivered by mail, the date on which such notice, request, instruction or document is received shall be the date on which delivery is deemed to be made. Any party may change its address for the purpose of this Agreement by notice in writing to the other parties as provided herein.
17.12 Survival. The obligation of confidentiality in Section 7, Sections 9, 10, 11, 12, 13, 17.3 and this Section 17.12 shall survive any termination of this Agreement.
17.13 No Waiver. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or single or partial exercise of any right, power or remedy by any party will preclude any other or further exercise of that or any other right, power, or remedy. No express waiver or assent by any party to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition.
IN WITNESS WHEREOF each of the parties has caused its duly authorized officer to execute this Agreement as of the date and year first above written.

.BIZ Agreement Appendix 3
Zone File Access Agreement
(8 December 2006)

1. Parties
The User named in this Agreement (“User” or “you”) hereby contracts with NeuStar, Inc., a Delaware Corporation (“Registry Operator”), for a non-exclusive, non-transferable, limited right to access an Internet host server or servers designated by Registry from time to time, and to transfer a copy of the described Data to the User’s Internet host machine specified below, under the terms of this Agreement. Upon execution of this Agreement by Registry Operator, Registry Operator will return a copy of this Agreement to you for your records with your UserID and Password entered in the spaces set forth below.
2. User Information

(a) User:

(b) Contact Person:

(c) Street Address:

(d) City, State or Province:

(e) Country and Postal Code:

(f) Telephone Number:

(including area/country code)

(g) Fax Number:

(including area/country code)

(h) E-Mail Address:

(i) Specific Internet host machine which will be used to access NeuStar’s server to transfer copies of the Data:

Name:

IP Address:

(j) Purpose(s) for which the Data will be used: During the term of this Agreement, you may use the data for any legal purpose, not prohibited under Section 4 below. You may incorporate some or all of the Data in your own products or services, and distribute those products or services for a purpose not prohibited under Section 4 below.

3. Term
This Agreement is effective for a period of three (3) months from the date of execution by Registry (the “Initial Term”). Upon conclusion of the Initial Term this Agreement will automatically renew for successive three-month renewal terms (each a “Renewal Term”) until terminated by either party as set forth in Section 12 of this Agreement or one party provides the other party with a written notice of termination at least seven (7) days prior to the end of the Initial Term or the then current Renewal Term.
NOTICE TO USER: CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS. YOU MAY USE THE USER ID AND ASSOCIATED PASSWORD PROVIDED IN CONJUNCTION WITH THIS AGREEMENT ONLY TO OBTAIN A COPY OF .BIZ TOP-LEVEL DOMAIN (“TLD”) ZONE FILES, AND ANY ASSOCIATED ENCRYPTED CHECKSUM FILES (COLLECTIVELY THE “DATA”), VIA THE FILE TRANSFER PROTOCOL (“FTP”) OR THE HYPERTEXT TRANSFER PROTOCOL (“HTTP”) PURSUANT TO THESE TERMS.
4. Grant Of Access
Registry Operator grants to you a non-exclusive, non-transferable, limited right to access an Internet host server or servers designated by Registry Operator from time to time, and to transfer a copy of the Data to the Internet host machine identified in Section 2 of this Agreement no more than once per 24 hour period using FTP or HTTP for the purposes described in this Section 4. You agree that you will:
(a) use this Data only for lawful purposes but that under no circumstances will you use this Data to: (1) allow, enable, or otherwise support the transmission by e-mail, telephone, or facsimile of mass unsolicited, commercial advertising or solicitations to entities other than your own existing customers; or (2) enable high volume, automated, electronic processes that send queries or data to the systems of Registry Operator or any ICANN-Accredited Registrar, except as reasonably necessary to register domain names or modify existing registrations. Registry Operator reserves the right, with the approval of the Internet Corporation for Assigned Names and Numbers (“ICANN”), to specify additional specific categories of prohibited uses by giving you reasonable written notice at any time and upon receiving such notice you shall not make such prohibited use of the Data you obtain under this Agreement.
(b) copy the Data you obtain under this Agreement into a machine-readable or printed form only as necessary to use it in accordance with this Agreement in support of your use of the Data.
(c) comply with all applicable laws and regulations governing the use of the Data.
(d) not distribute the Data you obtained under this Agreement or any copy thereof to any other party without the express prior written consent of Registry Operator, except that you may redistribute the Data insofar as it has been incorporated by you into a value-added product or service that does not permit the extraction of a substantial portion of the Data from the value-added product or service, provided you prohibit the recipient of the Data from using the Data in a manner contrary to Section 4(a).
(e) take all reasonable steps to protect against unauthorized access to, use, and disclosure of the Data you obtain under this Agreement.
5. Fee
You agree to remit in advance to Registry Operator a quarterly fee of $0 (USD) for the right to access the files during either the Initial Term or Renewal Term of this Agreement. Registry Operator reserves the right to adjust, with the approval of ICANN, this fee on thirty days prior notice to reflect a change in the cost of providing access to the files.

6. Proprietary Rights
You agree that no ownership rights in the Data are transferred to you under this Agreement. You agree that any copies of the Data that you make will contain the same notice that appears on and in the Data obtained under this Agreement.
7. Method Of Access
Registry Operator reserves the right, with the approval of ICANN, to change the method of access to the Data at any time. You also agree that, in the event of significant degradation of system processing or other emergency, Registry Operator may, in its sole discretion, temporarily suspend access under this Agreement in order to minimize threats to the operational stability and security of the Internet.
8. No Warranties
THE DATA IS PROVIDED “AS IS.” REGISTRY OPERATOR DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE DATA, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. Some jurisdictions do not allow the exclusion of implied warranties or the exclusion or limitation of incidental or consequential damages, so the above limitations or exclusions may not apply to you.
9. Severability
In the event of invalidity of any provision of this Agreement, the parties agree that such invalidity shall not affect the validity of the remaining provisions of this Agreement.
10. No Consequential Damages; Limitation of Damages.
In no event shall Registry Operator be liable to you for any consequential, special, incidental or indirect damages of any kind arising out of the use of the Data or the termination of this Agreement, even if Registry Operator has been advised of the possibility of such damages. In no event shall Registry Operator be liable to you for direct damages in an amount in excess of the fees paid by you to Registry Operator during the one (1) year period preceding the date of your claim.
11. Governing Law
This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without reference to conflicts of laws principles You agree that any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in the United States District Court for the Eastern District of Virginia or, if such court does not have subject matter jurisdiction over such claim, in the state courts of Virginia located in Loudoun County, Virginia. You expressly and irrevocably agree and consent to the personal jurisdiction and venue of the federal and state courts located in Loudoun County, Virginia (and each appellate court located therein) for matters arising in connection with this Agreement or your obtaining, use, or distribution of the Data. The United Nations Convention on Contracts for the International Sale of Goods is specifically disclaimed.

12. Termination
You may terminate this Agreement at any time by erasing the Data you obtained under this Agreement from your Internet host machine together with all copies of the Data and providing written notice of your termination to Registry Operator at 46000 Center Oak Plaza, Sterling, VA 20166. Registry Operator has the right to terminate this Agreement immediately if you fail to comply with any term or condition of this Agreement. You agree upon receiving notice of such termination of this Agreement by Registry Operator or expiration of this Agreement to erase the Data you obtained under this Agreement together with all copies of the Data.
13. Definition
“Data” means all data contained in a DNS zone file for the Registry TLD as provided to TLD nameservers on the Internet.
14. Waiver
Any delay or forbearance by either party in exercising any right hereunder shall not be deemed a waiver of that right.
15. Entire Agreement
This is the entire agreement between you and Registry Operator concerning access and use of the Data, and it supersedes any prior agreements or understandings, whether written or oral, relating to access and use of the Data. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

NeuStar, Inc.	User:

By:	By:
(sign)	(sign)

Name:	Name:
(print)	(print)

Title:	Title:

Date:	Date:
ASSIGNED USERID AND PASSWORD
(To be assigned by NeuStar upon execution of this Agreement):

USERID:	PASSWORD:

.BIZ Agreement Appendix 4
Registry Operator’s Monthly Report
(8 December 2006)

Registry Operator shall provide the following information in its monthly reports. Reports shall be submitted via email to <registry-reports@icann.org>. ICANN shall use reasonable commercial efforts to preserve the confidentiality of the information reported until three months after the end of the month to which the report relates.
1. Accredited Registrar Status. State the number of registrars in each of the following three categories: (1) operational, (2) ramp-up (registrars that have received a password for access to OT&E), and (3) pre-ramp-up (registrars that have requested access, but have not yet entered the ramp-up period).
2. Service Level Agreement Performance. Compare Service Level Agreement requirements with actual performance measures for the reporting month.
3. TLD Zone File Access Activity. State the total number of zone file access passwords at end of the reporting month.
4. Completed System Software Releases. Describe significant releases during the reporting month, including release name, features, and completion date.
5. Whois Service Activity. State the number of Whois queries during the reporting month.
6. Total Number of Transactions by Subcategory by Month. State the total number of transactions during the reporting month, in the following subcategories: adds, deletes, modifies, checks, renews, transfers, restores.
7. Daily Transaction Range. Tabulate the number of total daily transactions. The range of transaction volume should be shown for each month, along with the average daily transaction volume.

8.Per-Registrar Activity Report. This report shall be transmitted to ICANN electronically in comma or pipe separated-value format, using the following fields per registrar:

Field #	Field Name	Notes
01	registrar-name	registrar’s full corporate name
02	iana-id	http://www.iana.org/assignments/registrar-ids
03	total-domains	total domains under sponsorship
04	total-nameservers	total nameservers registered
05	net-adds-1-yr	domains successfully added (and not deleted within the add grace period)
06	net-adds-2-yr	number of domains successfully registered with an initial term of two years
07	net-adds-3-yr	number of domains successfully registered with an initial term of three years
08	net-adds-4-yr	etc.
09	net-adds-5-yr	” “
10	net-adds-6-yr	” “
11	net-adds-7-yr	” “
12	net-adds-8-yr	” “
13	net-adds-9-yr	” “
14	net-adds-10-yr	” “
15	net-renews-1-yr	domains renewed either automatically or by command (and not deleted within the renew grace period)
16	net-renews-2-yr	number of domains successfully renewed with a new renewal period of two years
17	net-renews-3-yr	number of domains successfully renewed with a new renewal period of three years
18	net-renews-4-yr	etc.
19	net-renews-5-yr	” “
20	net-renews-6-yr	” “
21	net-renews-7-yr	” “
22	net-renews-8-yr	” “
23	net-renews-9-yr	” “
24	net-renews-10-yr	” “
25	transfer-gaining-successful	transfers initiated by this registrar that were ack’d by the other registrar – either by command or automatically
26	transfer-gaining-nacked	transfers initiated by this registrar that were n’acked by the other registrar
27	transfer-losing-successful	transfers initiated by another registrar that this registrar ack’d – either by command or automatically
28	transfer-losing-nacked	transfers initiated by another registrar that this registrar n’acked
29	transfer-disputed-won	number of transfer disputes in which this registrar prevailed
30	transfer-disputed-lost	number of transfer disputes this registrar lost
31	transfer-disputed-no decision	number of transfer disputes involving this registrar with a split or no decision
32	deleted-domains-grace	domains deleted within the add grace period
33	deleted-domains-nogr ace	domains deleted outside the add grace period
34	restored-domains	domain names restored from redemption period
35	restored-noreport	total number of restored names for which the registrar failed to submit a restore report

.BIZ Agreement Appendix 5
Whois Specifications
(8 December 2006)

Public Whois Specification
RFC954-Conformant Whois
As a thick registry, the standard Whois service will provide a central location for all authoritative .biz TLD data. Registrars will be able to provide a front-end web interface to the standard Whois service. In addition, the Registry provides its own front-end web interface to allow user access to the Whois service.
Due to the nature of the NeuStar thick registry model, the RFC954-conformant Whois service will be engineered to handle high transaction load and be integral to the standard suite of registry services. The service will return a single response per domain name or nameserver query. The RFC954-conformant Whois service will conform to established service level agreements.
The RFC954-conformant service provided by the registry will have the following features:
•	Standard protocol accessible over port 43.

•	Consistent format (fields and formatting) for all registrars.

•	Near real-time updates, eliminating “timing” problems when modifying registry information.

•	Extensible field capability.
Whois Service Data Elements
The RFC954-conformant service will include the following data elements:
•	The name of the domain name registered;

•	The IP addresses of the primary nameserver and secondary nameserver(s) of the name registered;

•	The corresponding names of those nameservers;

•	The identity of the registrar;

•	The original creation date and term of the registration;

•	The name, postal address, e-mail address, voice telephone number, and (where available) fax number of the domain name registrant;

•	The name, postal address, e-mail address, voice telephone number, and (where available) fax number of the technical contact for the name registered; and

•	The name, postal address, e-mail address, voice telephone number, and (where available) fax number of the administrative contact for the name registered.

Extensible-Field Capability
NeuStar gives the ability for registrars to use EPP to add customized fields to a record in the registry database. These fields will appear in an “additional information” section of the Whois data.
Query Control — Object Type Control
The following keywords restrict a search to specific object type:
Domain: Search only by domain objects. The input string is searched in the Name field.
Contact: Search only contact objects. The input string is searched in the ID field.
Nameserver: Search only by nameserver objects. The input string is searched in the nameserver field or the IP address field.
Registrar: Search only registrar objects. The input string is searched in the Name field.
By default, if no object type control is specified, then the Name field of the Domain object is searched.
Whois Output Fields
Domain Record:
A Whois query that results in domain information will return the following fields from the Domain object and the associated data from host and contact objects. This set of data is also referred to as the Domain Record.
Domain Name
Domain ID
Sponsoring Registrar
Sponsoring Registrar IANA ID
Domain Status
Registrant, Administrative, Technical and Billing Contact Information including
- ID
- Name
- Organization
- Address
- Geographic Location Code
- Phone Number
- Facsimile Number
- Email
Name Server(s)
Created by Registrar
Last Updated by Registrar
Domain Registration Date
Domain Expiration Date
Domain Last Updated Date

Note: For domains on PendingDelete Status, the Registry’s front-end web interface will provide an additional explanation of the status as follows:

Up to 30 days after deletion:	PendingDelete (Restorable)
More than 30 days after deletion:	PendingDelete (Scheduled for release)
Nameserver Record:
Name Server ID
Name Server Name
Name Server Status
Sponsoring Registrar
Sponsoring Registrar IANA ID
Created by Registrar
Name Server Registration Date
Contact Record:
A Whois query that results in contact information will return the following. This set of information is referred to as the Contact Record.
Contact ID
Contact Name
Contact Organization
Contact Address1
Contact Address2
Contact City
Contact State/Province
Contact Postal Code
Contact Geographic Location
Contact Geographic Location Code
Contact Phone Number
Contact Facsimile Number
Contact Email
Sponsoring Registrar
Sponsoring Registrar IANA ID
Contact ROID
Contact Registration Date
Contact Last Updated Date
Last Updated by Registrar
Contact Status
Created by Registrar

Registrar Record:
A Whois query that results in Registrar information will return the following. This set of information is referred to as the Registrar Record.
Registrar IANA ID
Registrar Name
Registrar Address1
Registrar Address2
Registrar City
Registrar State/Province
Registrar Geographic Location
Registrar Geographic Location Code
Registrar Postal Code
Registrar Phone
Registrar Fax
Registrar Email
Registrar ROID

Sample Whois Output
This section provides sample output from the Whois server for each type of Registry Object: Domain, Contact, Nameserver, and Registrar. The output is structured as key/value pairs, which simplifies machine-readability.
Domain Record:

Input:	whois “domain = NeuStar.biz”
Output:	Domain Name	NEUSTAR.BIZ
	Domain ID	D618-BIZ
	Sponsoring Registrar	REGISTRY REGISTRAR
	Sponsoring Registrar IANA ID	666
	Domain Status	clientDeleteProhibited
	Domain Status	clientTransferProhibited
	Domain Status	clientUpdateProhibited
	Domain Status	serverDeleteProhibited
	Domain Status	serverTransferProhibited
	Domain Status	serverUpdateProhibited
	Registrant ID	NEUSTAR1
	Registrant Name	NeuStar, Inc.
	Registrant Organization	NeuStar, Inc.
	Registrant Address1	Loudoun Tech Center
	Registrant Address2	45980 Center Oak Plaza
	Registrant City	Sterling
	Registrant State/Province	Virginia
	Registrant Postal Code	20166
	Registrant Geographic Location	United States
	Registrant Geographic Location Code	US
	Registrant Phone Number	+1.5714345757
	Registrant Facsimile Number	+1.5714345758
	Registrant Email	support@NeuStar.biz
	Administrative Contact ID	NEUSTAR1
	Administrative Contact Name	NeuStar, Inc.
	Administrative Contact Organization	NeuStar, Inc.
	Administrative Contact Address1	Loudoun Tech Center
	Administrative Contact Address2	45980 Center Oak Plaza
	Administrative Contact City	Sterling
	Administrative Contact State/Province	Virginia
	Administrative Contact Postal Code	20166
	Administrative Contact Geographic Location	United States
Administrative Contact Geographic Location
	Code	US
	Administrative Contact Phone Number	+1.5714345757
	Administrative Contact Facsimile Number	+1.5714345758
	Administrative Contact Email	support@NeuStar.biz
	Billing Contact ID	NEUSTAR1
	Billing Contact Name	NeuStar, Inc.

Billing Contact Organization	NeuStar, Inc.
Billing Contact Address1	Loudoun Tech Center
Billing Contact Address2	45980 Center Oak Plaza
Billing Contact City	Sterling
Billing Contact State/Province	Virginia
Billing Contact Postal Code	20166
Billing Contact Geographic Location	United States
Billing Contact Geographic Location Code	US
Billing Contact Phone Number	+1.5714345757
Billing Contact Facsimile Number	+1.5714345758
Billing Contact Email	support@NeuStar.biz
Technical Contact ID	NEUSTAR1
Technical Contact Name	NeuStar, Inc.
Technical Contact Organization	NeuStar, Inc.
Technical Contact Address1	Loudoun Tech Center
Technical Contact Address2	45980 Center Oak Plaza
Technical Contact City	Sterling
Technical Contact State/Province	Virginia
Technical Contact Postal Code	20166
Technical Contact Geographic Location	United States
Technical Contact Geographic Location Code	US
Technical Contact Phone Number	+1.5714345757
Technical Contact Facsimile Number	+1.5714345758
Technical Contact Email	support@NeuStar.biz
Name Server	PDNS1.ULTRADNS.NET
Name Server	PDNS2.ULTRADNS.NET
Name Server	PDNS3.ULTRADNS.ORG
Name Server	PDNS4.ULTRADNS.ORG
Name Server	PDNS5.ULTRADNS.INFO
Name Server	PDNS6.ULTRADNS.CO.UK
Created by Registrar	REGISTRY REGISTRAR
Last Updated by Registrar	KSOERJADI
Domain Registration Date	Wed Nov 07 00:01:00 GMT 2001
Domain Expiration Date	Mon Nov 06 23:59:00 GMT 2006
Domain Last Updated Date	Thu May 25 18:32:14 GMT 2006
Contact Record:

Input:	whois “contact = NEUSTAR1”
Output:	Contact ID	NEUSTAR1
	Contact Name	NeuStar, Inc.
	Contact Organization	NeuStar, Inc.
	Contact Address1	Loudoun Tech Center
	Contact Address2	45980 Center Oak Plaza
	Contact City	Sterling
	Contact State/Province	Virginia
	Contact Postal Code	20166
	Contact Geographic Location	United States
	Contact Geographic Location Code	US

Contact Phone Number	+1.5714345757
Contact Facsimile Number	+1.5714345758
Contact Email	support@NeuStar.biz
Sponsoring Registrar	REGISTRY REGISTRAR
Sponsoring Registrar ID	666
Contact ROID	C591-BIZ
Contact Registration Date	Sun Sep 30 18:12:56 GMT 2001
Contact Last Updated Date	Thu Jan 05 19:45:24 GMT 2006
Last Updated by Registrar	KSOERJADI
Contact Status	ok
Created by Registrar	REGISTRY REGISTRAR
Nameserver Record:

Input:	whois “PDNS1.ULTRADNS.NET”
Output:
	Name Server ID	H9087947-BIZ
	Name Server Name	PDNS1.ULTRADNS.NET
	Name Server Status	ok
	Sponsoring Registrar	TUCOWS INC.
	Sponsoring Registrar IANA ID	69
	Created by Registrar	TUCOWS INC.
	Name Server Registration Date	Fri Feb 25 22:37:50 GMT 2005
Registrar Record:

Input:	whois “registrar registry registrar”
Output:
	Registrar IANA ID	REGISTRY REGISTRAR
	Registrar Name	666
	Registrar Address1	LOUDOUN TECH CENTER
	Registrar Address2	45980 CENTER OAK PLAZA
	Registrar City	STERLING
	Registrar State/Province	VA
	Registrar Geographic Location	United States
	Registrar Geographic Location Code	US
	Registrar Postal Code	20166
	Registrar Phone	+1.5714345757
	Registrar Fax	+1.5714345758
	Registrar Email	support@NeuStar.biz
	Registrar ROID	R720-BIZ

Whois Provider Data Specification
Registry Operator will provide bulk access to up-to-date data concerning domain name and nameserver registrations maintained by Registry Operator in connection with the .biz TLD on a daily schedule, only for purposes of providing free public query-based access to up-to-date data concerning domain name and nameserver registrations in multiple TLDs, to a party designated from time to time in writing by ICANN (the “Designated Recipient”). Any agreement between ICANN and a Designated Recipient for the license of such data (a “Whois License Agreement”) will provide NeuStar with the right to enforce the Designated Recipient’s obligations under this Appendix and the Whois License Agreement directly against the Designated Recipient, whether through being made a party to or third-party beneficiary of such agreement or through such other means as may be appropriate. In addition, any Whois License Agreement will include the following provisions governing the use of such data by the Designated Recipient:
1. The Designated Recipient shall only use the data provided by Registry Operator for the purpose of providing free public query-based Whois access. The Designated Recipient may not use such data for any other purpose.
2. The Designated Recipient shall use best efforts to implement any corrections to the data provided by Registry Operator as soon as practicable.
3. The Designated Recipient must take such technical and organizational security measures as are, at a minimum, equivalent to those implemented by Registry Operator with respect to such data.
4. Except for providing free public query-based access according to item 1 above, the Designated Recipient shall not transfer the data to any third party for any purpose except in the event that such third party becomes bound in the same manner as a Designated Recipient by the provisions of this Appendix and the Whois License Agreement.
Unless otherwise agreed by the Parties, the procedures for providing access, and the specification of the content and format of this data, will be as stated below,
A. Procedures for Providing Access
Registry Operator shall prepares (i) full data sets for one day of each week (the day to be designated by ICANN) and (ii) incremental data sets for all seven days of each week. Full and incremental data sets shall be up-to-date and coherent as of 1200 UTC on the day to which they relate. Until a different day is designated by ICANN, the full data sets will be prepared for Sundays. (Note that on the ICANN-designated day both an incremental and a full data set are prepared.)
1. Preparation of Files Containing Data Sets. Each full and incremental data set consists of an XML document meeting the content and format requirements of Parts B and C of this document. Once the XML document is generated, the following preparation steps will be performed:
a. The XML document will be placed in a file named according to the following convention:
For full data sets: “wfYYMMDD” where “YYMMDD” is replaced with the date (YY=last two digits of year; MM=number of month; DD=day; in all cases a single-digit number should be left-padded with a zero).
For incremental data sets: “wiYYMMDD” where “YYMMDD” follows the same format.

b. Registry Operator may optionally split the document using the Unix SPLIT command (or equivalent) to produce files no less than 1GB each (except the final file). If files are split, an MD5 file (produced with MD5SUM or equivalent) must be included with the resulting files to isolate errors in case of transfer fault. Registry Operator may optionally compress the document using the Unix GZIP command (or equivalent) to reduce the file size.
c. The file(s) will then be encrypted and signed using PGP, version 6.5.1 or above, with a key of DH/DSS type and 2048/1024-byte length. (Note that PGP compresses the escrow file in addition to encrypting it.) The Data Recipient’s public key will be used for the encryption and Registry Operator’s private key will be used for the signature. Public keys will be exchanged between Registry Operator and the Designated Recipient by e-mail, physical delivery of floppy diskettes, or other agreed means.
2. Transmission of Full Data Sets. Once prepared, full data sets will be provided either by the procedures for incremental data sets described in item A (3) below or, at the option of either Registry Operator or the Designated Recipient, by writing the full data set to DAT tape (or other media mutually agreed by Registry Operator and the Designated Recipient) and sending it to the Designated Recipient by expedited delivery service (such as FedEx or DHL). If sent by expedited delivery service, the full data set will be scheduled for arrival no later than the second calendar day following the day to which the full backup relates.
3. Transmission of Incremental Data Sets. To permit the transmission of incremental data sets, Registry Operator shall make them available for download by the Designated Recipient by Internet File Transfer Protocol. Incremental data sets will be made available for download no later than 2000 UTC on the day to which they relate.
4. Objects Contained in Full and Incremental Data Sets. Full data sets include one domain object for each Registered Name within the Sponsored TLD; and nameserver, contact, and registrar objects for each nameserver, contact, and registrar referred to in any domain object. Incremental data sets consist of (a) those of the objects constituting a full data set that have been added or updated since the last incremental data set and (b) notations of deletion of any objects since the last incremental data set.
B. Format
Full and incremental data sets will be XML version 1.0, UTF-8 encoded documents conforming to the following document type definition:
<?xml version=“1.0” encoding=“UTF-8”?>
<schema targetNamespace=“urn:NeuStar:whoisdb-1.0”
xmlns:whoisdb=“urn:NeuStar:whoisdb-1.0”
xmlns:eppcom=“urn:ietf:params:xml:ns:eppcom-1.0”
xmlns:epp=“urn:ietf:params:xml:ns:epp-1.0”
xmlns:contact=“urn:ietf:params:xml:ns:contact-1.0”
xmlns:domain=“urn:ietf:params:xml:ns:domain-1.0”
xmlns:host=“urn:ietf:params:xml:ns:host-1.0”
xmlns=“http://www.w3.org/2001/XMLSchema”
elementFormDefault=“qualified”>
<!—
Import EPP Element Types
—>
<import namespace=“urn:ietf:params:xml:ns:eppcom-1.0” schemaLocation=“eppcom-
1.0.xsd"/>
<import namespace=“urn:ietf:params:xml:ns:epp-1.0” schemaLocation=“epp-
1.0.xsd"/>
<import namespace=“urn:ietf:params:xml:ns:contact-1.0” schemaLocation=“contact-
1.0.xsd"/>
<import namespace=“urn:ietf:params:xml:ns:domain-1.0” schemaLocation=“domain-
1.0.xsd"/>
<import namespace=“urn:ietf:params:xml:ns:host-1.0” schemaLocation=“host-
1.0.xsd"/>

<annotation>
<documentation>
XML Schema for WHOIS Data Escrow From NeuStar
</documentation>
</annotation>
<!—
Child Element
—>
<element name=“whois-data” type=“whoisdb:whoisDbType”/>
<complexType name=“whoisDbType”>
<choice>
<element name=“full” type=“whoisdb:fullsetType”/>
<element name=“incremental” type=“whoisdb:partialType”/>
</choice>
<attribute name=“tld” type=“whoisdb:tldType” use=“required”/>
<attribute name=“date” type=“dateTime” use=“required”/>
</complexType>
<simpleType name=“tldType”>
<restriction base=“string”>
<enumeration value=“biz”/>
</restriction>
</simpleType>
<complexType name=“fullsetType”>
<sequence>
<element name=“contact” type=“contact:infDataType”
minOccurs=“0” maxOccurs=“unbounded”/>
<element name=“domain” type=“domain:infDataType”
minOccurs=“0” maxOccurs=“unbounded”/>
<element name=“host” type=“host:infDataType”
minOccurs=“0” maxOccurs=“unbounded”/>
<element name=“registrar” type=“whoisdb:registrarType”
minOccurs=“0” maxOccurs=“unbounded”/>
</sequence>
</complexType>
<complexType name=“partialType”>
<sequence>
<element name=“contact” type=“contact:infDataType”
minOccurs=“0” maxOccurs=“unbounded”/>
<element name=“domain” type=“domain:infDataType”
minOccurs=“0” maxOccurs=“unbounded”/>
<element name=“host” type=“host:infDataType”
minOccurs=“0” maxOccurs=“unbounded”/>
<element name=“registrar” type=“whoisdb:registrarType”
minOccurs=“0” maxOccurs=“unbounded”/>
<element name=“del-contact” type=“contact:sIDType”
minOccurs=“0” maxOccurs=“unbounded”/>
<element name=“del-domain” type=“domain:sNameType”
minOccurs=“0” maxOccurs=“unbounded”/>
<element name=“del-host” type=“host:sNameType”
minOccurs=“0” maxOccurs=“unbounded”/>
<element name=“del-registrar” type=“whoisdb:registrarIDType”
minOccurs=“0” maxOccurs=“unbounded”/>
</sequence>
</complexType>
<complexType name=“registrarIDType”>
<sequence>
<element name=“registrar-id” type=“eppcom:clIDType”/>
</sequence>
</complexType>

<!—
Registrar Type derived from EPP Specification
—>
<complexType name=“registrarType”>
<sequence>
<element name=“roid” type=“eppcom:roidType”/>
<element name=“registrar-id” type=“eppcom:clIDType”/>
<element name=“name” type=“whoisdb:registrarNameType”/>
<element name=“address” type=“contact:addrType”/>
<element name=“referral-url” type=“whoisdb:registrarWebUrlType”
minOccurs=“0”/>
<element name=“whois-server” type=“whoisdb:registrarWebUrlType”
minOccurs=“0”/>
<element name=“iana-id” type=“whoisdb:registrarIanaIDType”/>
<element name=“contact” type=“whoisdb:registrarContactType”
maxOccurs=“5”/>
<element name=“crDate” type=“dateTime”/>
<element name=“upDate” type=“dateTime” minOccurs=“0”/>
</sequence>
</complexType>
<simpleType name=“registrarNameType”>
<restriction base=“string”>
<minLength value=“1”/>
<maxLength value=“128”/>
</restriction>
</simpleType>
<simpleType name=“registrarWebUrlType”>
<restriction base=“string”/>
</simpleType>
<simpleType name=“registrarIanaIDType”>
<restriction base=“string”/>
</simpleType>
<complexType name=“registrarContactType”>
<simpleContent>
<extension base=“eppcom:roidType”>
<attribute name=“type” use=“required”>
<simpleType>
<restriction base=“string”>
<enumeration value=“administrative”/>
<enumeration value=“billing”/>
<enumeration value=“technical”/>
</restriction>
</simpleType>
</attribute>
</extension>
</simpleContent>
</complexType>
<simpleType name=“registrarStatusType”>
<restriction base=“string”>
<enumeration value=“active”/>
<enumeration value=“suspended”/>
<enumeration value=“defunct”/>
</restriction>
</simpleType>
</schema>

Whois Data Specification – ICANN
Registry Operator will provide bulk access by ICANN to up-to-date data concerning domain name and nameserver registrations maintained by Registry Operator in connection with the .biz TLD on a daily schedule, only for purposes of verifying and ensuring the operational stability of Registry Services, the DNS, and the Internet.
Unless otherwise agreed by the Parties, the procedures for providing access, and the specification of the content and format of this data, will be as stated below.
A. Procedures for Providing Access
Upon request by ICANN, Registry Operator shall prepare a full data set for one day of each week (the day to be designated by ICANN). Full data sets shall be up-to-date and coherent as of 1200 UTC on the day to which they relate. Until a different day is designated by ICANN, the full data sets will be prepared for Sundays.
1. Preparation of Files Containing Data Sets. Each full data set consists of an XML document meeting the content and format requirements of Parts B and C of this document. Once the XML document is generated, the following preparation steps will be performed:
a. The XML document will be placed in a file named according to the following convention:
“wfYYMMDD” where “YYMMDD” is replaced with the date (YY=last two digits of year; MM=number of month; DD=day; in all cases a single-digit number should be left-padded with a zero).
b. Registry Operator may optionally split the document using the Unix SPLIT command (or equivalent) to produce files no less than 1GB each (except the final file). If files are split, an .MD5 file (produced with MD5SUM or equivalent) must be included with the resulting files to isolate errors. Registry Operator may optionally compress the document using the Unix GZIP command (or equivalent) to reduce the filesize.
c. The file(s) will then be encrypted and signed using PGP, version 6.5.1 or above, with a key of DH/DSS type and 2048/1024-byte length. (Note that PGP compresses the escrow file in addition to encrypting it.) An ICANN public key will be used for the encryption and Registry Operator’s private key will be used for the signature. Public keys will be exchanged between Registry Operator and ICANN by e-mail, physical delivery of floppy diskettes or other agreed means.
2. Transmission of Full Data Sets. Once prepared, full data sets will be provided according to paragraph a below or, at ICANN and Registry Operator’s option, according to paragraph b below:
a. Registry Operator shall make full data sets available for download by ICANN by Internet File Transfer Protocol (FTP) (FTP access will be password protected and limited to prespecified IP ranges). The data sets will be made available for download beginning no later than 2000 UTC on the day to which they relate and until the next full data set becomes available for download.
b. Registry Operator shall write the full data set to DAT (DDS-4) tape (or other media specified by ICANN) and sends it to ICANN by expedited delivery service (such as FedEx or DHL). The full data set will be scheduled for arrival at ICANN no later than the second calendar day following the day to which the data set relates.
B. Content
The full data sets will consist of four types of the objects and contents described above.
C. Format
Full data sets will be XML version 1.0, UTF-8 encoded documents conforming to the schema/document type declaration set forth in Exhibit 2 of Appendix 1.

.BIZ Agreement Appendix 6 List of Reserved TLD Strings (8 December 2006)
Registry Operator shall reserve names formed with the following labels from initial (i.e. other than renewal) registration within the TLD:
A. Labels Reserved at All Levels. The following names shall be reserved at the second level and at all other levels within the TLD at which Registry makes registrations:
ICANN-related names:
•	aso

•	gnso

•	icann

•	internic

•	ccnso
IANA-related names:
•	afrinic

•	apnic

•	arin

•	example

•	gtld-servers

•	iab

•	iana

•	iana-servers

•	iesg

•	ietf

•	irtf

•	istf

•	lacnic

•	latnic

•	rfc-editor

•	ripe

•	root-servers

B. Additional Second-Level Reservations. In addition, the following names shall be reserved at the second level:
•	All single-character labels.

•	All two-character labels shall be initially reserved.
C. Tagged Domain Names. All labels with hyphens in the third and fourth character positions (e.g., “bq—1k2n4h4b” or “xn—ndk061n”)
D. Second-Level Reservations for Registry Operations. The following names are reserved for use in connection with the operation of the registry for the .biz TLD:
•	nic

•	whois

•	www
E. Additional Reservations by Registry Operator. The following domains have been reserved by Registry Operator:
Part A: Names staying with the Registry in the event of reassignment
1.	advisory.biz

2.	api.biz

3.	autorenew.biz

4.	billing.biz

5.	bizdomain.biz

6.	bizinfo.biz

7.	bizlogin.biz

8.	bizlock.biz

9.	bizname.biz

10.	bizness.biz

11.	biznotification.biz

12.	bizregistrar.biz

13.	bizregistrars.biz

14.	bizwebaddress.biz

15.	bulkrenew.biz

16.	business.biz

17.	callcenter.biz

18.	cctld.biz

19.	claims.biz

20.	customercare.biz

21.	customersupport.biz

22.	digitalcertificates.biz

23.	directory.biz

24.	dns.biz

25.	domain.biz

26.	domainname.biz

27.	domainnames.biz

28.	domains.biz

29.	dotbizpromotions.biz

30.	dotbiz.biz

31.	dotbizaccounting.biz

32.	dotbizbilling.biz

33.	dotbizcallcenter.biz

34.	dotbizcards.biz

35.	dotbizcustomercare.biz

36.	dotbizcustomersupport.biz

37.	dotbizhelp.biz

38.	dotbizhelpdesk.biz

39.	dotbizinfo.biz

40.	dotbizmail.biz

41.	dotbizorder.biz

42.	dotbizregistrar.biz

43.	dotbizregistrarsupport.biz

44.	dotbizsecurity.biz

45.	dotbizsite.biz

46.	dotbiztechnicalsupport.biz

47.	dotbiztroubledesk.biz

48.	dotbizwebmaster.biz

49.	ebiz.biz

50.	ebizness.biz

51.	findyour.biz

52.	ftp.biz

53.	getyour.biz

54.	gopher.biz

55.	gtld.biz

56.	helpdesk.biz

57.	hostmaster.biz

58.	identify.biz

59.	imap.biz

60.	info.biz

61.	ldap.biz

62.	multilingual.biz

63.	mybiz.biz

64.	network.biz

65.	nntp.biz

66.	ntp.biz

67.	order.biz

68.	pop.biz

69.	pop3.biz

70.	questions.biz

71.	questionsdotbiz.biz

72.	register.biz

73.	registry.biz

74.	registeryour.biz

75.	registeryourbiz.biz

76.	registrant.biz

77.	registrar.biz

78.	registrarreports.biz

79.	registrars.biz

80.	registrarsupport.biz

81.	registrylock.biz

82.	renew.biz

83.	renewnames.biz

84.	root.biz

85.	rootserver.biz

86.	securedomain.biz

87.	securename.biz

88.	security.biz

89.	servicemark.biz

90.	services.biz

91.	smtp.biz

92.	snmp.biz

93.	technicalsupport.biz

94.	telnet.biz

95.	thebizdomain.biz

96.	thebizregistry.biz

97.	theregistry.biz

98.	troubledesk.biz

99.	usergroup.biz

100.	webmaster.biz

101.	whatbiz.biz

102.	whois.biz

103.	whoisbiz.biz

104.	www.biz

105.	xrpEPP.biz

106.	yourbiz.biz

107.	zone.biz

108.	zonefile.biz
Part B: Names staying with Registry Operator in the event of reassignment:
1.	melbourneit.biz

2.	neulevel.biz

3.	neu-level.biz

4.	neulevelinc.biz

5.	neulevelbiz.biz

6.	neulevelllc.biz

.BIZ Agreement Appendix 7 Functional and Performance Specifications (29 June 2007)
Functional and Performance Specifications
These functional specifications for the Registry TLD consist of the following parts:
1.	Extensible Provisioning Protocol;

2.	Supported initial and renewal registration periods;

3.	Grace period policy;

4.	Nameserver functional specifications;

5.	Patch, update, and upgrade policy; and

6.	Performance Specifications
I. Extensible Provisioning Protocol
Registry Operator shall implement the Extensible Provisioning Protocol (“EPP”) in conformance with the Proposed Standard and Informational RFCs 3730, 3731, 3732, 3734, 3735, and 3915 published by the Internet Engineering Task Force (“IETF”) and/or any successor standards, versions, modifications or additions thereto as Registry Operator deems reasonably necessary.
II. Supported initial and renewal registration periods
a. Initial registrations of Registered Names (where available according to functional specifications and other requirements) may be made in the registry for terms of up to ten years.
b. Renewal registrations of Registered Names (where available according to functional specifications and other requirements) may be made in the registry for terms not exceed a total of ten years.
c. Upon change of sponsorship of the registration of a Registered Name from one registrar to another, according to Part A of the ICANN Policy on Transfer of Registrations between Registrars, the term of registration of the Registered Name shall be extended by one year, provided that the maximum term of the registration as of the effective date of the sponsorship change shall not exceed ten years.
d. The change of sponsorship of registration of Registered Names from one registrar to another, according to Part B of the ICANN Policy on Transfer of Registrations between Registrars shall not result in the extension of the term of the registration and Registry Operator may assist in such change of sponsorship.

III. Grace period policy
This section describes Registry Operator’s practices for operational “Grace” and “Pending” periods, including relationships among sequential operations that occur within given time frames. A Grace Period refers to a specified number of calendar days following a Registry operation in which a domain action may be reversed and a credit may be issued to a registrar. Relevant registry operations in this context are:
•	Registration of a new domain,

•	Extension of an existing domain,

•	Auto-Renew of an existing domain;

•	Transfer of an existing domain; and

•	Deletion of an existing domain.
Extension of a registration period is accomplished using the EPP RENEW command or by auto-renewal; registration is accomplished using the EPP CREATE command; deletion/removal is accomplished using the EPP DELETE command; transfer is accomplished using the EPP TRANSFER command or, where ICANN approves a bulk transfer under Part B of the ICANN Policy on Transfer of Registrations between Registrars, using the procedures specified in that Part. Restore is accomplished using the EPP RENEW command.
There are five grace periods provided by Registry Operator’s Shared Registration System: Add Grace Period, Renew/Extend Grace Period, Auto-Renew Grace Period, Transfer Grace Period, and Redemption Grace Period.
A Pending Period refers to a specified number of calendar days following a Registry operation in which final Registry action is deferred before the operation may be completed. Relevant Registry operations in this context are:
•	Transfer of an existing domain,

•	Deletion of an existing domain, and

•	Restore of a domain name in Redemption Grace Period.
3.1 Grace Periods
3.1.1 Add Grace Period
The Add Grace Period is a specified number of calendar days following the initial registration of a domain. The current value of the Add Grace Period for all registrars is five calendar days. If a Delete, Renew, or Transfer operation occurs within the five calendar days, the following rules apply:
Renew. If a domain is extended within the Add Grace Period, the account of the sponsoring Registrar at the time of the extension will be charged for the initial add plus the number of years the registration is extended. The expiration date of the domain is extended by the number of years, up to a total of ten years, as specified by the registrar’s requested Renew operation.
Transfer (other than ICANN-approved bulk transfer). Transfers under the Registry-Registrar Agreement may not occur during the Add Grace Period or at any other time within the first 60 days after the initial registration. Enforcement is the responsibility of the Registrar sponsoring the domain name registration and is currently enforced by the SRS.

Bulk Transfer (with ICANN approval). Bulk transfers with ICANN approval may be made during the Add Grace Period. The expiration dates of transferred registrations are not affected. The losing Registrar’s account is charged for the initial add.
Delete. If a domain is deleted within the Add Grace Period, the sponsoring Registrar at the time of the deletion is credited for the amount of the registration; provided, however, that Registry Operator shall have the right to charge Registrars a fee as set forth in its Registry-Registrar Agreement for disproportionate deletes during the Add Grace Period. The domain is deleted from the Registry database and is immediately available for registration by any Registrar. See Section 3.2 for a description of overlapping grace period exceptions.
3.1.2 Renew Grace Period
The Renew Grace Period is a specified number of calendar days following the renewal of a domain name registration period through an EPP Command Renew. The current value of the Renew Grace Period is five calendar days. If a Delete, Extend, or Transfer occurs within that five calendar days, the following rules apply:
Delete. If a domain is deleted within the Renew Grace Period, the sponsoring Registrar at the time of the deletion receives a credit of the renew fee. The deleted domain is moved to the Redemption Grace Period (that is, to the PendingDelete status). See below for a description of overlapping grace period exceptions.
Renew. A domain can be extended within the Renew Grace Period for up to a total of ten years. The account of the sponsoring Registrar at the time of the additional extension will be charged for the additional number of years the registration is extended.
Transfer (other than ICANN-approved bulk transfer). If a domain is transferred within the Renew Grace Period, there is no credit to the losing registrar for the renewal fee. The expiration date of the domain is extended by one year and the years added as a result of the Extend remain on the domain name up to a total of 10 years.
Bulk Transfer (with ICANN approval). Bulk transfers with ICANN approval may be made during the Renew Grace Period. The expiration dates of transferred registrations are not affected. The losing Registrar’s account not credited for the Renew operation.
3.1.3 Auto-Renew Grace Period
The Auto-Renew Grace Period is a specified number of calendar days following an auto-renewal. An auto-renewal occurs if a domain name registration is not renewed by the expiration date; in this circumstance the registration will be automatically renewed by the system the first day after the expiration date. The current value of the Auto-Renew Grace Period is 45 calendar days. If a Delete, Renew, or Transfer occurs within the Auto-Renew Grace Period, the following rules apply:
Delete. If a domain is deleted within the Auto-Renew Grace Period the deleted domain is moved to the Redemption Grace Period (that is, to the PendingDelete status). See below for a description of overlapping grace period exceptions.
Renew. A domain can be Renewed within the Auto-Renew Grace Period for up to a total of ten years. The account of the sponsoring Registrar at the time of the additional extension will be charged for the additional number of years the registration is extended.

Transfer (other than ICANN-approved bulk transfer). If a domain is transferred under Section 3.9 of the Registry-Registrar Agreement within the Auto-Renew Grace Period, the losing Registrar is credited with the Auto-Renew charge and the year added by the Auto-Renew operation is cancelled. The expiration date of the domain is extended by one year up to a total maximum of ten by virtue of the transfer and the gaining Registrar is charged for that additional year, even in cases where a full year is not added because of the 10-year maximum limitation.
Bulk Transfer (with ICANN approval). Bulk transfers with ICANN approval may be made during the Auto-Renew Grace Period. The expiration dates of transferred registrations are not affected. The losing Registrar’s account is not credited for the Auto-Renew.
3.1.4 Transfer Grace Period
The Transfer Grace Period is a specified number of calendar days following the transfer of a domain. The current value of the Transfer Grace Period is five calendar days. If a Delete, Extend, or Transfer occurs within that five calendar days, the following rules apply:
Delete. If a domain is deleted within the Transfer Grace Period, the sponsoring Registrar at the time of the deletion receives a credit of the transfer fee. The deleted domain is moved to the Redemption Grace Period (that is, to the PendingDelete status). See below for a description of overlapping grace period exceptions.
Renew. If a domain is extended within the Transfer Grace Period, there is no credit for the transfer. The Registrar’s account will be charged for the number of years the registration is extended. The expiration date of the domain is extended by the number of years, up to a maximum of ten years, as specified by the registrar’s requested Extend operation.
Transfer (other than ICANN-approved bulk transfer). If a domain is transferred within the Transfer Grace Period, there is no credit. The expiration date of the domain is extended by one year up to a maximum term of ten years.
Bulk Transfer (with ICANN approval). Bulk transfers with ICANN approval may be made during the Transfer Grace Period. The expiration dates of transferred registrations are not affected. The losing Registrar’s account is charged for the Transfer operation that occurred prior to the Bulk Transfer.
3.1.5 Overlapping Grace Periods
If an operation is performed that falls into more that one grace period, the actions appropriate for each grace period apply (with some exceptions as noted below).
•	If a domain is deleted within the Add Grace Period and the Renew Grace Period, then the Registrar is credited the registration and renew amounts, taking into account the number of years for which the registration and renew were done. The domain is deleted from the Registry database and is immediately available for registration by any Registrar.

•	If a domain is auto-renewed, then extended, and then deleted within the Renew Grace Period, the registrar will be credited for the Auto-Renew and the number of years for the extension. The years that were added to the Registered Name’s expiration as a result of the auto-renewal and extension are removed.The deleted Registered Name is moved to the Redemption Grace Period (that is, to the PendingDelete status).

Overlap Exception
•	If a domain is deleted within one or several Transfer Grace Periods, then only the current sponsoring Registrar is credited for the transfer amount. For example if a domain is transferred from Registrar A to Registrar B and then to Registrar C and finally deleted by Registrar C within the Transfer Grace Period of the first, second and third transfers, then only the last transfer is credited to Registrar C.

•	If a domain is extended (through the EPP command “Renew”) within the Transfer Grace Period, then the current Registrar’s account is charged for the number of years the registration is extended.
Note: If several billable operations, including transfers, are performed on a domain and the domain is deleted within the grace periods of each of those operations, only those operations that were performed after the latest transfer, including the latest transfer, are credited to the current Registrar.
3.1.7 Redemption Grace Period
Overview
The Redemption Grace Period Service allows registrars to restore Registered Names that were unintentionally deleted and are still within a thirty-day Redemption Grace Period (RGP). The RGP Service cover all names deleted by registrars, with the exception of those names deleted in the Add Grace Period.
The RGP Service may be implemented in two stages. Stage 1 as described in the following allows original registrars to restore unintentionally deleted registrations. In the future, ICANN and Registry Operator will discuss implementation of Stage 2, with the goal, if feasible, of allowing registrants to choose which registrar will restore their deleted name(s).
Implementation
The .biz Registry RGP is a fully automated and EPP-compliant implementation. Only statuses defined in the current EPP specifications will be used. As such all domains slated for deletion will remain in PendingDelete status for 35 days or until they are restored.
PendingDelete Status:
All domains deleted outside the Add Grace Period will be placed on PendingDelete status for a total of 35 days, after which time the names will be purged from the Registry database and made available again for registration.
During this PendingDelete timeframe, domain names can only be restored during the first 30 days, and cannot be otherwise modified. The only action allowed by the original registrar is the restoration of the domain name.
Note: BULK TRANSFER operations are allowed within the 30-day RGP provided that such transfer is in accordance with the Registry-Registrar Agreement. The gaining registrar in any ICANN-approved bulk transfer assumes the role of the deleting registrar with regards to any name in the PendingDelete status sponsored by the losing registrar at the time of transfer.
Note: TRANSFER or modification requests are not allowed during the RGP.
Upon being placed in PendingDelete status, domain names will be immediately removed from the DNS, but will remain in the Whois with a notation about their availability of being restored. (See Appendix 5 for further details).

At the conclusion of the 30-day RGP, the domain will remain on PendingDelete for an additional five days. During this time, the domain cannot be restored, modified, deleted, or transferred. At the conclusion of this five-day period, the domain will be purged from the Registry database and hence available for re-registration.
Restore Command:
The implementation of the Redemption Grace Period Service involves one command.
RESTORE Command: Registrars may restore names by using the existing EPP Renew command. In addition, EPP extensions will be used to capture the additional required reporting information, see below. A successful restore command will terminate the PendingDelete status, remove the deleted status attribute from the registration and return the registered name to the same state it was in immediately prior to the delete request.
If the registered name is past its expiration date at the time it is restored, then, following the restore, its registration term will be extended by the minimum term of years necessary to bring it current. The registrar will first be debited for the restoration and following for the renewal term.
There is no Restore Grace Period.
Appropriate Use of the Restore Capability
Registrars may only RESTORE Registered Names in order to correct unintentional deletions caused by registrant, registrar, or registry mistake (or as required by operation of the UDRP or other applicable dispute resolution policy in order to implement a court, arbitral tribunal or Administrative Panel decision). Restoring Registered Names in order to assume the rights to use or sell them will be considered an abuse of the system and will give Registry Operator the ability to delete those impacted domain names or terminate the Registry-Registrar Agreement.
Registrar Reporting Requirement
In order to facilitate verification of registrar compliance with the intended purpose of the Redemption Grace Period Service, Registrars are required to submit a “Registrar Restore Report” to the Registry Operator.
The reports will be generated as set forth by the Registry Operator through the restore command (EPP extensions) and in accordance with the below:
The following data shall be provided by the Registry Operator:
•	WHOIS data for deleted name, as it existed prior to deletion

•	WHOIS data for deleted name, as it existed at the time of report submission

•	Exact date and time of deletion

•	Exact date and time of restore
The following data shall be submitted by the registrar as part of the restore command. Failure to provide all of the following data at the time the restore command is submitted will result in a failure to restore the domain name.
•	Written explanation and corresponding reason code as to why registered name was restored (e.g., registrant mistake, registrar mistake, registry mistake, dispute resolution, etc.)

•	Written statement affirming that Registrar has not restored the .BIZ domain name in question in order to assume the rights to use or sell the name for itself or for any third party (unless the name was restored as required to give effect to an order or decision from a court, arbitral tribunal or Administrative Panel – in such cases a copy of the order should be provided separately to the Registry Operator by no later than five (5) business days following the restore).

•	Written statement affirming that information in report is factually accurate to the best of the Registrar’s knowledge, and that the registrar acknowledges that intentionally supplying false information in the Restore Report shall constitute an incurable material breach of the Registry-Registrar Agreement and may result in the deletion of the impacted domain name(s).
The registry will maintain (for two years) copies of all Restore commands, as well as provide ICANN with copies of such reports if requested. Further, the registry will include in its monthly report to ICANN the number of Restore Reports received (see Appendix 4).
Registry Transparency Requirement – Registry Reports
The Registry Operator will provide comprehensive, regularly updated lists of names with a PendingDelete status to all Registrars via an FTP or SCP mechanism; these lists will include corresponding dates of deletion. These reports will only include names in the last five days of the PendingDelete status.
Registry Fees for Restoring Deleted Names
The registry shall be permitted to charge a fee for restoring a deleted name. The Redemption Grace Period Service fee is separate from, and in addition to, the ordinary charges for registration term extensions.
IV. Nameserver functional specifications
Nameserver operations for the Registry TLD shall comply with RFCs 1034, 1035, and 2182.
V. Patch, update, and upgrade policy
Registry Operator may issue periodic patches, updates or upgrades to the Software, EPP or APIs (“Licensed Product”) licensed under the Registry- Registrar Agreement (the “Agreement”) that will enhance functionality or otherwise improve the Shared Registration System under the Agreement. For the purposes of this Part 5 of Appendix 7, the following terms have the associated meanings set forth herein.
1. A “Patch” means minor modifications to the Licensed Product made by Registry Operator during the performance of error correction services. A Patch does not constitute a Version.
2. An “Update” means a new release of the Licensed Product which may contain error corrections, minor enhancements, and, in certain circumstances, major enhancements, and which is indicated by a change in the digit to right of the decimal point in the version number of the Licensed Product.
3. An “Upgrade” means a new release of the Licensed Product which involves the addition of substantial or substantially enhanced functionality and which is indicated by a change in the digit to the left of the decimal point in the version of the Licensed Product.

4. A “Version” means the Licensed Product identified by any single version number. Each Update and Upgrade causes a change in version.
* Patches do not require corresponding changes to client applications developed, implemented, and maintained by each registrar.
* Updates may require changes to client applications by each registrar in order to take advantage of the new features and/or capabilities and continue to have access to the Shared Registration System.
* Upgrades require changes to client applications by each registrar in order to take advantage of the new features and/or capabilities and continue to have access to the Shared Registration System.
Registry Operator, in its sole discretion, will deploy Patches during scheduled and announced Shared Registration System maintenance periods.
For Updates and Upgrades, Registry Operator will give each registrar notice prior to deploying the Updates and Upgrades into the production environment. The notice shall be at least ninety (90) days. Such notice will include an initial notice before deploying the Update that requires changes to client applications or the Upgrade into the Operational Test and Evaluation (“OT&E”) environment to which all registrars have access. Registry Operator will maintain the Update or Upgrade in the OT&E environment for at least thirty (30) days, to allow each registrar the opportunity to modify its client applications and complete testing, before implementing the new code in the production environment. This notice period shall not apply in the event Registry Operator’s system is subject to the imminent threat of a failure or a material security threat, the discovery of a major security vulnerability, or a Denial of Service (DoS) attack where the Registry Operator’s systems are rendered inaccessible by being subject to:
i)	excessive levels of data traffic

ii)	unauthorized traffic

iii)	data traffic not conforming to the protocols used by the Registry
VI. Performance Specifications
1. Introduction. The attached Performance Specification Matrix (“Matrix”) provides a list of performance specifications as they apply to the three Core Services provided by the Registry — SRS, Nameserver, and Whois services.
2. Definition. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Registry Agreement.
2.1 “Core Internet Service Failure” refers to an extraordinary and identifiable event beyond the control of Registry Operator affecting the Internet services to be measured pursuant to Section 3.6 of this Appendix 7. Such events include but are not limited to congestion collapse, partitioning, power grid failures, and routing failures.
2.2 “Core Services” refers to the three core services provided by the Registry — SRS, Nameserver, and Whois Services.
2.3 “Performance Specification” refers to the specific committed performance service levels as specified herein.

2.4 “Performance Specification Priority” refers to the Registry’s rating system for Performance Specifications. Some Performance Specifications are more critical to the operations of the Registry than others. Each of the Performance Specifications is rated as C1 — mission critical, C2 — mission important, C3 — mission beneficial, or C4 — mission maintenance.
2.5 “Registrar Community” refers to all of the ICANN-Accredited Registrars who have executed Registry-Registrar Agreements with Registry Operator for the Registry TLD.
2.6 “SRS” refers to the Shared Registration System; the service that the Registry provides to the Registrar Community. Specifically, it refers to the ability of Registrars to add, modify, and delete information associated with domain names, nameserver, contacts, and registrar profile information. This service is provided by systems and software maintained in coactive redundant data centers. The service is available to approved Registrars via an Internet connection.
2.7 “Nameserver” refers to the nameserver function of the Registry and the nameservers that resolve DNS queries from Internet users. This service is performed by multiple nameserver sites that host DNS resource records. The customers of the nameserver service are users of the Internet. The nameservers receive a DNS query, resolve it to the appropriate address, and provide a response.
2.8 “Service Level Measurement Period” refers to the period of time for which a Performance Specification is measured. Monthly periods are based on calendar months, quarterly periods are based on calendar quarters, and annual periods are based on calendar years.
2.9 “Whois” refers to the Registry’s Whois service. The Registry will provide contact information related to registered domain names and nameserver through a Whois service. Any person with access to the Internet can query the Registry’s Whois service directly (via the Registry website) or through a Registrar.
3. Performance Specifications. Registry Operator shall use commercially reasonable efforts to provide Registry Services for the Registry TLD. The Performance Specifications defined below establish the basis for the Service Level Exception Credits (“SLE Credits”) provided for in Appendix 10 to this Registry Agreement.
3.1 Service Availability. Service Availability is defined as the time, in minutes, that the Registry’s Core Services are responding to its users. Service is unavailable when a service listed in the Matrix is unavailable to all users, that is, when no user can initiate a session with or receive a response from the Registry (“Unavailability”). Service Availability is a C1 priority level.
3.1.1 Service Availability is measured as follows:
Service Availability % = {[(TM — POM) — UOM] / (TM — POM)}*100 where:
TM = Total Minutes in the Service Level Measurement Period (#days*24 hours*60 minutes)
POM = Planned Outage Minutes (sum of (i) Planned Outages and (ii) Extended Planned Outages during the Service Level Measurement Period)
UOM = Unplanned Outage Minutes (Difference between the total number of minutes of Unavailability during the Service Level Measurement Period minus POM).
Upon written request, and at the sole expense of the requesting Registrar(s), Registry Operator will retain an independent third party (to be selected by Registry Operator with the consent of the Registrar(s) to perform an independent calculation of the UOM). The frequency of this audit will be no more than once yearly during the term of the agreement between Registry Operator and the Registrar.

This calculation is performed and the results reported for each calendar month for SRS and Whois availability and for each calendar year for Nameserver availability. Results will be reported to the Registrar Community via e-mail and to ICANN according to Appendix 4.
3.1.2 Service Availability—SRS = 99.9% per calendar month. Service Availability as it applies to the SRS refers to the ability of the SRS to respond to Registrars that access and use the SRS through the EPP protocol. SRS Unavailability will be logged with the Registry Operator as Unplanned Outage Minutes. The committed Service Availability for SRS is 99.9% and the Service Level Measurement Period is monthly.
3.1.3 Service Availability—Nameserver = 99.999% per calendar year. Service Availability as it applies to the Nameserver refers to the ability of the Nameserver to resolve a DNS query from an Internet user. Nameserver Unavailability will be logged with the Registry Operator as Unplanned Outage Minutes. The committed Service Availability for Nameserver is 99.999% and the Service Level Measurement Period is annually.
3.1.4 Service Availability—Whois = 99.95% per calendar month. Service Availability as it applies to Whois refers to the ability of all users to access and use the Registry’s Whois service. Whois Unavailability will be logged with the Registry Operator as Unplanned Outage Minutes. The committed Service Availability for Whois is 99.95% and the Service Level Measurement Period is monthly.
3.2 Planned Outage. High volume data centers like the Registry require downtime for regular maintenance. Allowing for regular maintenance (“Planned Outage”) ensures a high level of service for the Registry. Planned Outage Performance Specifications are a C4 priority level.
3.2.1 Planned Outage Duration. The Planned Outage Duration defines the maximum allowable time, in hours and minutes, that the Registry Operator is allowed to take the Registry Services out of service for regular maintenance. Planned Outages are planned in advance and the Registrar Community is provided warning ahead of time. This Performance Specification, where applicable, has a monthly Service Level Measurement Period. The Planned Outage Duration for the Core Services is as follows:
(i) Planned Outage Duration — SRS = 8 hours (480 minutes) per month;
(ii) Planned Outage Duration — Nameserver = (no planned outages allowed); and
(iii) Planned Outage Duration — Whois = 8 hours (480 minutes) per month.
3.2.2 Planned Outage Timeframe. The Planned Outage Timeframe defines the hours and days in which the Planned Outage can occur. The Planned Outage Timeframe for the Core Services is as follows:
(i) Planned Outage Timeframe — SRS = 0600-1400 UTC Sunday;
(ii) Planned Outage Timeframe — Nameserver = (no planned outages allowed); and
(iii) Planned Outage Timeframe — Whois = 0600-1400 UTC Sunday.
3.2.3 Planned Outage Notification. The Registry Operator must notify all of its Registrars of any Planned Outage. The Planned Outage Notification Performance Specification defines the number of days prior to a Planned Outage that the Registry Operator must notify its Registrars. The Planned Outage Notification for the Core Services is as follows:
(i) Planned Outage Timeframe — SRS = 3 days;

(ii) Planned Outage Timeframe — Nameserver = (no planned outages allowed); and
(iii) Planned Outage Timeframe — Whois = 3 days.
3.3 Extended Planned Outage. In some cases such as software upgrades and platform replacements an extended maintenance timeframe is required. Extended Planned Outages will be less frequent than regular Planned Outages but their duration will be longer. Extended Planned Outage Performance Specifications are a C4 priority level.
3.3.1 Extended Planned Outage Duration. The Extended Planned Outage Duration defines the maximum allowable time, in hours and minutes, that the Registry Operator is allowed to take the Registry Services out of service for extended maintenance. Extended Planned Outages are planned in advance and the Registrar Community is provided warning ahead of time. Extended Planned Outage periods are in addition to any Planned Outages during any Service Level Measurement Period. This Performance Specification, where applicable, has a Service Level Measurement Period based on a calendar quarter. The Extended Planned Outage Duration for the Core Services is as follows:
(i) Extended Planned Outage Duration — SRS = 18 hours (1080 minutes) per calendar quarter;
(ii) Extended Planned Outage Duration — Nameserver = (no planned outages allowed); and
(iii) Extended Planned Outage Duration — Whois = 18 hours (1080 minutes) per calendar quarter.
3.3.2 Extended Planned Outage Timeframe. The Extended Planned Outage Timeframe defines the hours and days in which the Extended Planned Outage can occur. The Extended Planned Outage Timeframe for the Core Services is as follows:
(i) Extended Planned Outage Timeframe — SRS = 0600 — 0000 UTC Saturday or Sunday;
(ii) Extended Planned Outage Timeframe — Nameserver = (no planned outages allowed); and
(iii) Extended Planned Outage Timeframe — Whois = 0600 — 0000 UTC Saturday or Sunday.
3.3.3 Extended Planned Outage Notification. The Registry Operator must notify all of its Registrars of any Extended Planned Outage. The Extended Planned Outage Notification Performance Specification defines the number of days prior to an Extended Planned Outage that the Registry Operator must notify its Registrars. The Extended Planned Outage Notification for the Core Services is as follows:
(i) Extended Planned Outage Timeframe — SRS = 4 weeks;
(ii) Extended Planned Outage Timeframe — Nameserver =(no planned outages allowed); and
(iii) Extended Planned Outage Timeframe — Whois = 4 weeks.
3.4 Processing Time. Processing Time is an important measurement of transaction-based services like the Registry. The first three Performance Specifications, Service Availability, Planned Outages and Extended Planned Outages, measure the amount of time that the service is available to its users. Processing Time measures the quality of that service.
Processing Time refers to the time that the Registry Operator receives a request and sends a response to that request. Since each of the Registry Services has a unique function the Performance Specifications for Processing Time are unique to each of the Registry Services.

For example, a Performance Specification for the Nameserver is not applicable to the SRS and Whois, etc. Processing Time Performance Specifications are a C2 priority level.
Processing Time Performance Specifications have a monthly Service Level Measurement Period and will be reported on a monthly basis. The Registry Operator will log the processing time for all of the related transactions, measured from the time it receives the request to the time that it returns a response.
3.4.1 Processing Time—Add, Modify, Delete = 3 seconds for 95%.
(i) Processing Time — Add, Modify, and Delete is applicable to the SRS as accessed through the EPP protocol. It measures the processing time for add, modify, and delete transactions associated with domain names, nameservers, contacts, and registrar profile information.
(ii) The Performance Specification is 3 seconds for 95% of the transactions processed. That is, 95% of the transactions will take 3 seconds or less from the time the Registry Operator receives the request to the time it provides a response.
3.4.2 Processing Time—Query Domain = 1.5 seconds for 95%.
(i) Processing Time — Query Domain is applicable to the SRS as accessed through the EPP protocol. It measures the processing time for an availability query of a specific domain name.
(ii) The performance specification is 1.5 seconds for 95% of the transactions. That is, 95% of the transactions will take 1.5 seconds or less from the time the Registry Operator receives the query to the time it provides a response as to the domain name’s availability.
3.4.3 Processing Time—Whois Query = 1.5 seconds for 95%.
(i) Processing Time — Whois Query is only applicable to the Whois. It measures the processing time for a Whois Query.
(ii) The Performance Specification is 1.5 seconds for 95% of the transactions. That is, 95% of the transactions will take 1.5 seconds or less from the time the Whois receives a query to the time it responds.
3.4.4 Processing Time—Nameserver Resolution = 1.5 seconds for 95%.
(i) Processing Time — Nameserver Resolution is only applicable to the Nameserver. It measures the processing time for a DNS query.
(ii) The Performance Specification is 1.5 seconds for 95% of the transactions. That is, 95% of the transactions will take 1.5 seconds or less from the time Nameserver receives the DNS query to the time it provides a response.
3.5 Update Frequency. There are two important elements of the Registry that are updated frequently and are used by the general public; Nameserver and Whois. Registrars generate these updates through the SRS. The SRS then updates the Nameserver and the Whois. These will be done on a batch basis. Update Frequency Performance Specifications are a C3 priority level.

The committed Performance Specification with regard to Update Frequency for both the Nameserver and the Whois is 15 minutes for 95% of the transactions. That is, 95% of the updates to the Nameserver and Whois will be effectuated within 15 minutes. This is measured from the time that the registry confirms the update to the registrar to the time the update appears in the Nameserver and Whois. Update Frequency Performance Specifications have a monthly Service Level Measurement Period and will be reported on a monthly basis.
3.5.1 Update Frequency—Nameserver = 15 minutes for 95%.
3.5.2 Update Frequency—Whois = 15 minutes for 95%.
3.6 Cross-Network Nameserver Performance Requirements. Nameserver round-trip-time and packet loss from the Internet are important elements of the quality of service provided by the Registry Operator. These characteristics, however, are affected by Internet performance and therefore cannot be closely controlled by Registry Operator. Accordingly, these requirements are not matters subject to Service Level Exceptions and credits under the Service Level Agreement (Appendix 10).
The committed Performance Specification for cross-network nameserver performance is a measured round-trip time of under 300 ms and measured packet loss of under 10%. Cross-network nameserver performance measurements will be conducted by ICANN at times of its choosing, in the following manner:
3.6.1 The measurements will be conducted by sending strings of DNS request packets from each of four measuring locations to each of the .biz nameservers and observing the responses from the .biz nameservers. (These strings of requests and responses are referred to as a “CNNP Test”.) The measuring locations will be four root nameserver locations (on the US East Coast, US West Coast, Asia, and Europe).
3.6.2 Each string of request packets will consist of 100 UDP packets at 10 second intervals requesting ns records for arbitrarily selected .biz second-level domains, preselected to ensure that the names exist in the Registry TLD and are resolvable. The packet loss (i.e. the percentage of response packets not received) and the average round-trip time for response packets received will be noted.
3.6.3 To meet the packet loss and round-trip-time requirements for a particular CNNP Test, all three of the following must be true:
3.6.3.1 The round-trip time and packet loss from each measurement location to at least one .biz nameserver must not exceed the required values.
3.6.3.2 The round-trip time to each of 75% of the .biz nameservers from at least one of the measurement locations must not exceed the required value.
3.6.3.3 The packet loss to each of the .biz nameservers from at least one of the measurement locations must not exceed the required value.
3.6.4 Any failing CNNP Test result obtained during an identified Core Internet Service Failure shall not be considered.
3.6.5 To ensure a properly diverse testing sample, ICANN will conduct the CNNP Tests at varying times (i.e. at different times of the day, as well as on different days of the week). Registry Operator will be deemed to have failed to meet the cross-network nameserver performance requirement only if the .biz nameservers persistently fail (see Section 3.6.3 above) the CNNP Tests with no less than three consecutive failed CNNP Tests to be considered to have persistently failed.
3.6.6 In the event of persistent failure of the CNNP Tests, ICANN will give Registry Operator written notice of the failures (with backup data) and Registry Operator will have sixty days to cure the failure.

3.6.7 If, following that opportunity to cure, the .biz nameservers continue to persistently fail CNNP Tests and Registry Operator fails to resolve the problem after thirty days notice of the continuing failures, Registry Operator will be deemed not to have met its obligations under the Registry Agreement.
3.6.8 Sixty days prior to the commencement of testing under this provision, ICANN will provide Registry Operator with the opportunity to evaluate the testing tools and procedures to be used by ICANN. In the event that Registry Operator does not approve of such tools and procedures, ICANN will work directly with Registry Operator to make necessary modifications.
4. Responsibilities of the Parties.
4.1 Except in the case of nameserver performance measurements, Registry Operator will perform monitoring from internally located systems as a means to verify that the availability and performance measurements in this document are being met.
4.2 The Registry Operator will provide the Whois Service as specified in Appendix 5.
4.3 The Registry Operator will use commercially reasonable efforts to restore the critical systems of the Core Services within 24 hours after the termination of a force majeure event and restore full system functionality within 48 hours after the termination of a force majeure event. Outages due to a force majeure will not be considered Service Unavailability.
5. Miscellaneous.
5.1 This Appendix is not intended to replace any term or condition in the Registry Agreement.
6. Performance Specifications
PERFORMANCE SPECIFICATION MATRIX

	Performance Specification Description	SRS	Nameserver	Whois
1	Service Availability	99.9% per calendar month	99.999% per calendar year	99.95% per calendar month

2	Processing Time–Add, Modify, Delete	3 sec for 95%	NA	NA

3	Processing Time–Query Domain	1.5 sec for 95%	NA	NA

4	Processing Time–Whois	NA	NA	1.5 sec for 95%

5	Processing Time–Nameserver Resolution	NA	1.5 sec for 95%	NA

6	Update Frequency	NA	15 min for 95%	15 min for 95%

7	Planned Outage–Duration	8 hrs per calendar month	not allowed	8 hrs per calendar month

	Performance Specification Description	SRS	Nameserver	Whois
8	Planned Outage–Timeframe	0600 - 1400 UTC Sun	not allowed	0600 - 1400 UTC Sun

9	Planned Outage–Notification	3 days	not allowed	3 days

10	Extended Planned Outage–Duration	18 hrs per calendar quarter	not allowed	18 hrs per calendar quarter

11	Extended Planned Outage–Timeframe	0600 - 0000 UTC Sat or Sun	not allowed	0600 - 0000 UTC Sat or Sun

12	Extended Planned Outage–Notification	28 days	not allowed	28 days

13	Cross-Network Nameserver Performance	NA	300 ms RTT and 10% packet loss	NA
7. Additional Services
7.1 Bulk Transfer After Partial Portfolio Acquisition.
Bulk Transfer After Partial Portfolio Acquisition (BTAPPA) is a registry service available to consenting registrars in the circumstance where one ICANN-accredited registrar purchases, by means of a stock or asset purchase, merger or similar transaction, a portion but not all, of another ICANN-accredited registrar’s domain name portfolio in the .BIZ top-level domain.
At least fifteen days before completing a BTAPPA, the losing registrar must provide to all domain name registrants for names involved in the bulk transfer, written notice of the bulk change of sponsorship. The notice must include an explanation of how the Whois record will change after the bulk transfer occurs, and customer support and technical contact information of the gaining registrar.
If a domain is transferred under the BTAPPA service during any applicable grace period as described in Section 3 above, there is no credit. The expiration dates of transferred registrations are not affected.
Domain names in the following statuses at the time of the Transfer Request will not be transferred in a BTAPPA: “pending transfer”, “redemption grace period (RGP)”, or “pending delete”. Domain names that are within the auto-renew grace window are subject to bulk transfer, but NeuStar may decline to provide a credit for those names deleted after the bulk transfer, but prior to the expiration of the auto-renew grace window.
NeuStar has discretion to reject a BTAPPA request if there is reasonable evidence that a transfer under BTAPPA is being requested in order to avoid fees otherwise due to NeuStar or ICANN, or if a registrar with common ownership or management or both has already requested BTAPPA service within the preceding six-month period.
In the event that one or more ICANN-accredited Registrars participate in the BTAPPA service, each such Registrar shall be required to agree to the pricing, terms and conditions set forth in Appendix 7, Exhibit A.

.BIZ Agreement Appendix 8 Registry-Registrar Agreement (8 December 2006)
Registry-Registrar Agreement
This Registry-Registrar Agreement (the “Agreement”) is between NeuStar, Inc., a Delaware corporation, with its principal place of business located at Loudoun Tech Center, 46000 Center Oak Plaza, Sterling, VA 20166 (“Registry Operator”), and [Registrar’s name], a [jurisdiction and type of organization], with its principal place of business located at                      [Registrar’s location] (“Registrar”).
WHEREAS, Registry Operator has entered a Registry Agreement with the Internet Corporation for Assigned Names and Numbers to operate a shared registration system, TLD nameservers, and other equipment for the .biz top-level domain;
WHEREAS, multiple registrars will provide Internet domain name registration services within the ..biz top-level domain;
WHEREAS, Registrar wishes to act as a registrar for domain names within the .biz top-level domain.
NOW, THEREFORE, for and in consideration of the mutual promises, benefits and covenants contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Registry Operator and Registrar, intending to be legally bound, hereby agree as follows:
1. DEFINITIONS
1.1. The “APIs” are the application program interfaces by which Registrar may interact, through the EPP, with the Registry System.
1.2. “Confidential Information” means all information and materials, including, without limitation, computer software, data, information, databases, protocols, reference implementation and documentation, and functional and interface specifications, provided by the Disclosing Party to the Receiving Party under this Agreement and marked or otherwise identified as Confidential, provided that if a communication is oral, the Disclosing Party will notify the Receiving Party in writing within 15 days of the disclosure of its confidentiality.
1.3. “DNS” means the Internet domain name system.
1.4. The “Effective Date” shall be the date on which this Agreement is first executed by both parties.
1.5. “EPP” means the extensible provisioning protocol, which is the protocol used by the Registry System.

1.6. “ICANN” means the Internet Corporation for Assigned Names and Numbers.
1.7. “Personal Data” refers to data about any identified or identifiable natural person.
1.8. “Registered Name” refers to a domain name within the domain of the Registry TLD, whether consisting of two or more (e.g., john.smith.name) levels, about which Registry Operator or an affiliate engaged in providing Registry Services maintains data in a Registry Database, arranges for such maintenance, or derives revenue from such maintenance. A name in a Registry Database may be a Registered Name even though it does not appear in a TLD zone file (e.g., a registered but inactive name).
1.9. “Registered Name Holder” means the holder of a Registered Name.
1.10. “Registry Agreement” means the Registry Agreement between Registry Operator and ICANN dated [date of Registry Agreement] for the operation of the Registry TLD, as the same may be amended from time to time.
1.11. “Registry Database” means a database comprised of data about one or more DNS domain names within the domain of the Registry TLD that is used to generate either DNS resource records that are published authoritatively or responses to domain-name availability lookup requests or Whois queries, for some or all of those names.
1.12. “Registry TLD” means the .biz TLD.
1.13. “Registry Services” Registry Services are, for purposes of this Agreement, defined as the following: (a) those services that are both (i) operations of the registry critical to the following tasks: the receipt of data from registrars concerning registrations of domain names and name servers; provision to registrars of status information relating to the zone servers for the TLD; dissemination of TLD zone files; operation of the registry zone servers; and dissemination of contact and other information concerning domain name server registrations in the TLD as required by this Agreement; and (ii) provided by the Registry Operator for the .biz registry as of the effective date of the Registry Agreement; (b) other products or services that the Registry Operator is required to provide because of the establishment of a Consensus Policy (as defined in the Registry Agreement); (c) any other products or services that only a registry operator is capable of providing, by reason of its designation as the registry operator; and (d) material changes to any Registry Service within the scope of (a), (b) or (c) above.
1.14. The “Registry System” means the registry system operated by Registry Operator for Registered Names in the Registry TLD.
1.15. The “Registry Tool Kit” shall mean the Tool Kit set forth in Exhibit A.
1.16. “Term” means the term of this Agreement, as set forth in Subsection 8.1.
1.17. A “TLD” means a top-level domain of the DNS.
Other terms used in this Agreement as defined terms shall have the meanings ascribed to them in the context in which they are defined.
2. OBLIGATIONS OF REGISTRY OPERATOR
2.1. Access to Registry System. Throughout the term of this Agreement, Registry Operator shall provide Registrar with access as a registrar to the Registry System that Registry Operator operates according to its arrangements with ICANN. Nothing in this Agreement entitles Registrar to enforce any agreement between Registry Operator and ICANN.

2.2. Maintenance of Registrations Sponsored by Registrar. Subject to the provisions of this Agreement, ICANN requirements, and Registry requirements authorized by ICANN, Registry Operator shall maintain the registrations of Registered Names sponsored by Registrar in the Registry System during the term for which Registrar has paid the fees required by Subsection 4.1.
2.3. Provision of Tool Kit; License.
2.3.1. Registry Tool Kit. No later than three business days after the Effective Date, Registry Operator shall provide to Registrar a copy (or hyperlink to a copy which can be downloaded) of the Registry Tool Kit, which shall provide sufficient technical specifications to allow Registrar to interface with the Registry System and employ its features that are available to Registrars.
2.3.2. License. Subject to the terms and conditions of this Agreement, Registry Operator hereby grants Registrar and Registrar accepts a non-exclusive, nontransferable, worldwide limited license to use for the term and purposes of this Agreement the EPP, APIs and any reference client software included in the Registry Tool Kit, as well as updates and redesigns thereof, for providing domain name registration services in the Registry TLD only and for no other purpose.
2.4. Changes to System. Registry Operator may from time to time make modifications to the EPP, APIs, or other software licensed hereunder that will revise or augment the features of the Registry System. Registry Operator will provide Registrar with at least ninety (90) days notice prior to the implementation of any material changes to the EPP, APIs or software licensed hereunder.
2.5. Engineering and Customer Service Support. Registry Operator shall provide Registrar with engineering and customer service support as set forth in Exhibit B.
2.6. Handling of Personal Data. Registry Operator shall notify Registrar of the purposes for which Personal Data submitted to Registry Operator by Registrar is collected, the intended recipients (or categories of recipients) of such Personal Data. Registry Operator shall take reasonable steps to protect Personal Data from loss, misuse, unauthorized disclosure, alteration or destruction. Registry Operator shall not use or authorize the use of Personal Data in a way that is incompatible with the notice provided to registrars. Notwithstanding the above, Registry Operator may from time to time use the demographic data collected for statistical analysis, provided that this analysis will not disclose individual Personal Data and provided such use is compatible with the notices provided to registrars regarding the purpose and procedures for such use.
2.7. Service Level Agreement. Registry Operator shall use commercially reasonable efforts to meet the performance specifications set forth in Appendix 10 to the Registry Agreement. In the event that Registry Operator fails to meet such requirements, Registry Operator shall issue credits to Registrar as described in Appendix 10 to the Registry Agreement, which is hereby incorporated by reference, as amended from time to time. The remedies set forth in Appendix 10 to the Registry Agreement shall be the sole and exclusive remedies available to Registrar for the failure to meet such performance specifications.
2.8. ICANN Requirements. Registry Operator’s obligations hereunder are subject to modification at any time as a result of ICANN-mandated requirements and consensus policies through the processes set forth in the Registry Agreement. Notwithstanding anything in this Agreement to the contrary, Registrar shall comply with any such ICANN requirements in accordance with the timeline defined by ICANN.

2.9 New Registry Services. Registry Operator shall provide Registrar no less than thirty (30) days written notice of any new Registry Service that has been approved by ICANN according to the procedures set forth in the applicable Registry Agreement by and between ICANN and Registry Operator. Such notice shall include the provision of information on pricing, starting date and any additional terms and conditions regarding the new Registry Service. Such notice shall not be a substitute for the notice required in Section 2.4 above.
3. OBLIGATIONS OF REGISTRAR
3.1. Accredited Registrar. During the term of this Agreement, Registrar shall maintain in full force and effect its accreditation by ICANN as a registrar for the Registry TLD.
3.2. Registrar Responsibility for Customer Support. Registrar shall provide (i) support to accept orders for registration, cancellation, modification, renewal, deletion or transfer of Registered Names and (ii) customer service (including domain name record support) and billing and technical support to Registered Name Holders.
3.3. Registrar’s Registration Agreement. At all times while it is sponsoring the registration of any Registered Name within the Registry System, Registrar shall have in effect an electronic or paper registration agreement with the Registered Name Holder. The current form of Registrar’s registration agreement is attached as Exhibit C (which may contain multiple alternative forms of the registration agreement). Registrar may from time to time amend those forms of registration agreement or add alternative forms of registration agreement, provided a copy of the amended or alternative registration agreement is furnished to the Registry Operator three business days in advance of the use of such amended registration agreement. Registrar shall include in its registration agreement those terms required by this Agreement and other terms that are consistent with Registrar’s obligations to Registry Operator under this Agreement.
3.4. Indemnification Required of Registered Name Holders. In its registration agreement with each Registered Name Holder, Registrar shall require such Registered Name Holder to indemnify, defend and hold harmless Registry Operator, and its subcontractors, directors, officers, employees, affiliates and agents of each of them from and against any and all claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or relating to the Registered Name Holder’s domain name registration. The registration agreement shall further require this indemnification obligation survive the termination or expiration of the registration agreement.
3.5. Data Submission Requirements. As part of its registration and sponsorship of Registered Names in the Registry TLD, Registrar shall submit complete data as required by technical specifications of the Registry System that are made available to Registrar from time to time. Registrar hereby grants Registry Operator a non-exclusive, non-transferable, limited license to such data for propagation of and the provision of authorized access to the TLD zone files and as otherwise required in Registry Operator’s operation of the Registry TLD.
3.6. Security. Registrar shall develop and employ in its domain name registration business all necessary technology and restrictions to ensure that its connection to the Registry System is secure. All data exchanged between Registrar’s system and the Registry System shall be protected to avoid unintended disclosure of information. Registrar agrees to employ the necessary measures to prevent its access to the Registry System granted hereunder from being used to (1) allow, enable, or otherwise support the transmission by e-mail, telephone, or facsimile of mass unsolicited, commercial advertising or solicitations to entities other than its own existing customers; or (2) enable high volume, automated, electronic processes that send queries or data to the systems of Registry Operator, any other registry operated under an agreement with ICANN, or any ICANN-accredited registrar, except as reasonably necessary to register domain names or modify existing registrations. In addition, Registry Operator may require other reasonable security provisions to ensure that the Registry System is secure.

3.7. Resolution of Technical Problems. Registrar shall employ necessary employees, contractors, or agents with sufficient technical training and experience to respond to and fix all technical problems concerning the use of the EPP and the APIs in conjunction with Registrar’s systems. Registrar agrees that in the event of significant degradation of the System or other emergency, Registry Operator may, in its sole discretion, temporarily suspend or restrict access to the Registry System. Such temporary suspensions shall be applied in a non-arbitrary manner and shall apply fairly to any registrar similarly situated, including affiliates of Registry Operator.
3.8. Time. Registrar agrees that in the event of any dispute concerning the time of the entry of a domain name registration into the Registry Database, the time shown in the Registry records shall control.
3.9. Transfer of Sponsorship of Registrations. Registrar agrees to implement transfers of Registered Name registrations from another registrar to Registrar and vice versa pursuant to the Policy on Transfer of Registrations Between Registrars as may be amended from time to time by ICANN (the “Transfer Policy”).
3.10. Compliance with Terms and Conditions. Registrar shall comply with, and shall include in its registration agreement with each Registered Name Holder as appropriate, all of the following:
3.10.1. ICANN standards, policies, procedures, and practices for which Registry Operator has monitoring responsibility in accordance with the Registry Agreement or other arrangement with ICANN.
3.10.2. Operational standards, policies, procedures, and practices for the Registry TLD as set forth in the Registry Agreement and as established from time to time by Registry Operator in a non-arbitrary manner and applicable to all registrars, including affiliates of Registry Operator, and consistent with ICANN’s standards, policies, procedures, and practices and Registry Operator’s Registry Agreement with ICANN. Among Registry Operator’s operational standards, policies, procedures, and practices are those set forth in Exhibit D. Additional or revised Registry Operator operational standards, policies, procedures, and practices for the Registry TLD shall be effective upon thirty days notice by Registry Operator to Registrar.
3.11. Restrictions on Registered Names. In addition to complying with ICANN standards, policies, procedures, and practices limiting domain names that may be registered, Registrar agrees to comply with applicable statutes and regulations limiting the domain names that may be registered.
3.12. Authorization Codes. Registrar shall not provide identical Registrar-generated authorization <authinfo> codes for domain names registered by different registrants with the same Registrar. Registry Operator in its sole discretion may choose to modify <authinfo> codes for a given domain and shall notify the sponsoring registrar of such modifications via EPP compliant mechanisms. Documentation of these mechanisms shall be made available to Registrar by Registry Operator. The Registrar shall provide the Registered Name Holder with timely access to the authorization code along with the ability to modify the authorization code. Registrar shall respond to any inquiry by a Registered Name Holder regarding access to and/or modification of an authorization code within five (5) calendar days. In addition, Registrar may not employ any mechanism for complying with a Registrant’s request to obtain the applicable “AuthInfo Code” that is more restrictive than the mechanisms used for changing any aspect of the Registrant’s contact or name server information. Registrar must not refuse to release an “AuthInfo Code” to the Registered Name Holder solely because there is a dispute between the Registered Name Holder and the Registrar over payment.

4. FEES
4.1. Amount of Registry Operator Fees.
4.1.1. Registrar agrees to pay Registry Operator the fees set forth in Exhibit E for initial and renewal registrations and other services provided by Registry Operator to Registrar (collectively, “Fees”). Registry Operator reserves the right to increase the Fees prospectively upon six (6) months prior notice to Registrar.
4.1.2. In addition, Registrar agrees to pay Registry Operator the applicable variable fees assessed to Registry Operator by ICANN, as permitted by Subsection 7.2(b) of the Registry Agreement by no later ten (10) days after the date of an invoice from Registry Operator for such fees.
4.2. Payment of Registry Operator Fees. In advance of incurring Fees, Registrar shall establish a deposit account, or other credit facility accepted by Registry Operator, which acceptance will not be unreasonably withheld so long as payment is assured. All Fees are due immediately upon receipt of applications for initial and renewal registrations, or upon provision of other services provided by Registry Operator to Registrar. Payment shall be made via debit or draw down of the deposit account or other credit facility approved by Registry Operator. Registry Operator shall provide monthly invoices to the Registrar.
4.3. Non-Payment of Fees. In the event Registrar has insufficient funds deposited with Registry Operator, Registry Operator may do any or all of the following: (a) stop accepting new initial, renewal or transferred registrations from Registrar; (b) delete the domain names associated with any negative balance incurred from the Registry database; and (c) pursue any other remedy under this Agreement.
5. CONFIDENTIALITY AND INTELLECTUAL PROPERTY
5.1. Use of Confidential Information. During the Term of this Agreement, each party (the “Disclosing Party”) may be required to disclose its Confidential Information to the other Party (the “Receiving Party”). Each party’s use and disclosure of the Confidential Information of the other party shall be subject to the following terms and conditions:
5.1.1. The Receiving Party shall treat as strictly confidential, and use all reasonable efforts to preserve the secrecy and confidentiality of, all Confidential Information of the Disclosing Party, including implementing reasonable physical security measures and operating procedures.
5.1.2. The Receiving Party agrees that it will use any Confidential Information of the Disclosing Party solely for the purpose of exercising its right or performing its obligations under this Agreement and for no other purposes whatsoever.
5.1.3. The Receiving Party shall make no disclosures whatsoever of any Confidential Information of the Disclosing Party to others; provided, however, that if the Receiving Party is a corporation, partnership, or similar entity, disclosure is permitted to the Receiving Party’s officers, employees, contractors and agents who have a demonstrable need to know such Confidential Information, provided the Receiving Party shall advise such personnel of the confidential nature of the Confidential Information and of the procedures required to maintain the confidentiality thereof, and shall require them to acknowledge in writing that they have read, understand, and agree to be individually bound by the confidentiality terms of this Agreement.
5.1.4. The Receiving Party shall not modify or remove any confidentiality legends and/or copyright notices appearing on any Confidential Information of the Disclosing Party.

5.1.5. The Receiving Party agrees not to prepare any derivative works based on the Confidential Information.
5.1.6. Notwithstanding the foregoing, this Subsection 5.1 imposes no obligation upon the parties with respect to information that (a) is disclosed with the Disclosing Party’s prior written approval; or (b) is or has entered the public domain through no fault of the Receiving Party; or (c) is known by the Receiving Party prior to the time of disclosure; or (d) is independently developed by the Receiving Party without use of the Confidential Information; or (e) is made generally available by the Disclosing Party without restriction on disclosure.
5.1.7. In the event the Receiving Party is required by law, regulation or court order to disclose any of Disclosing Party’s Confidential Information, Receiving Party will promptly notify Disclosing Party in writing prior to making any such disclosure in order to facilitate Disclosing Party seeking a protective order or other appropriate remedy from the proper authority, at the Disclosing Party’s expense. Receiving Party agrees to cooperate with Disclosing Party in seeking such order or other remedy. Receiving Party further agrees that if Disclosing Party is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information which is legally required.
5.1.8. The Receiving Party’s duties under this Subsection 5.1 shall expire five (5) years after the information is received or earlier, upon written agreement of the parties.
5.2 Intellectual Property.
5.2.1. Subject to Subsection 3.5, each party will continue to independently own its intellectual property, including all patents, trademarks, trade names, service marks, copyrights, trade secrets, proprietary processes and all other forms of intellectual property. In addition, Registry Operator, or its suppliers and/or licensees, shall own all right, title and interest in and to the EPP, APIs, Registrar Tool Kits, and any software incorporated into the Registry System, as well as all intellectual property appurtenant thereto.
5.2.2. Without limiting the generality of the foregoing, no commercial use rights or any licenses under any patent, patent application, copyright, trademark, know-how, trade secret, or any other intellectual proprietary rights are granted by the Disclosing Party to the Receiving Party by this Agreement, or by any disclosure of any Confidential Information to the Receiving Party under this Agreement.
6. INDEMNITIES AND LIMITATION OF LIABILITY
6.1. Indemnification. Registrar, at its own expense and within thirty days after presentation of a demand by Registry Operator under this Section, will indemnify, defend and hold harmless Registry Operator and its employees, directors, officers, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against Registry Operator or any affiliate of Registry Operator based on or arising from any claim or alleged claim: (i) relating to any product or service of Registrar; (ii) relating to any agreement, including Registrar’s dispute policy, with any Registered Name Holder of Registrar; or (iii) relating to Registrar’s domain name registration business, including, but not limited to, Registrar’s advertising, domain name application process, systems and other processes, fees charged, billing practices and customer service; provided, however, that in any such case: (a) Registry Operator provides Registrar with prompt notice of any such claim, and (b) upon Registrar’s written request, Registry Operator will provide to Registrar all available information and assistance reasonably necessary for Registrar to defend such claim, provided that Registrar reimburses Registry Operator for its actual and reasonable costs incurred in connection with providing such information and assistance. Registrar will not enter into any settlement or compromise of any such indemnifiable claim without Registry Operator’s prior written consent, which consent shall not be unreasonably withheld. Registrar will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys’ fees and costs awarded against or otherwise incurred by Registry Operator in connection with or arising from any such indemnifiable claim, suit, action or proceeding.

6.2. Limitation of Liability. EXCEPT AS PROVIDED IN SUBSECTION 6.3 BELOW, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES FOR ANY VIOLATIONS OF THIS AGREEMENT. IN ADDITION, IN NO EVENT SHALL REGISTRY OPERATOR’S LIABILITY EXCEED THE LESSER OF (I) THE AMOUNT OF FEES PAID BY REGISTRAR TO REGISTRY OPERATOR, EXCLUDING ANY FEES PAID UNDER SECTION 4.1.2 ABOVE, IN THE PRECEDING 12 MONTH PERIOD OR (II) $100,000.
6.3. Performance Credits. In the event Registry Operator fails to meet the performance specifications set forth in Exhibit F of this Agreement, Registry Operator shall provide a credit to Registrar in an amount equal to its proportionate share of applicable performance credits set forth in Exhibit G to this Agreement. Such performance credits shall constitute the sole and exclusive remedy available to Registrar with regard to Registry Operator’s failure to meet the performance specifications.
7. DISPUTE RESOLUTION.
7.1. Dispute Resolution. Disputes arising under or in connection with this Agreement, including requests for specific performance, shall be resolved through binding arbitration conducted as provided in this Section pursuant to the rules of the International Court of Arbitration of the International Chamber of Commerce (“ICC”). The arbitration shall be conducted in the English language and shall occur in the Commonwealth of Virginia, USA. There shall be three arbitrators: each party shall choose one arbitrator and, if the two arbitrators are not able to agree on a third arbitrator, the third shall be chosen by the ICC. The parties shall bear the costs of the arbitration in equal shares, subject to the right of the arbitrators to reallocate the costs in their award as provided in the ICC rules. The parties shall bear their own attorneys’ fees in connection with the arbitration, and the arbitrators may not reallocate the attorneys’ fees in conjunction with their award. The arbitrators shall render their decision within ninety days of the initiation of arbitration. Any litigation brought to enforce an arbitration award shall be brought in a Commonwealth or federal court in the eastern district of the Commonwealth of Virginia, USA; however, the parties shall also have the right to enforce a judgment of such a court in any court of competent jurisdiction. For the purpose of aiding the arbitration and/or preserving the rights of a Party during the pendency of an arbitration, each Party shall have the right to seek temporary or preliminary injunctive relief from the arbitration panel or a court located in the Eastern District of the Commonwealth of Virginia, USA, which shall not be a waiver of this arbitration agreement.
8. TERM AND TERMINATION
8.1. Term of the Agreement; Revisions. The Term of this Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with the provisions of this Agreement, shall expire on the expiration of the Registry Agreement. In the event that revisions to Registry Operator’s approved form of Registry-Registrar Agreement are approved or adopted by ICANN, Registrar will either execute an amendment substituting the revised agreement in place of this Agreement or, at its option exercised within fifteen days after receiving notice of such amendment, terminate this Agreement immediately by giving written notice to Registry Operator. In the event that Registry Operator does not receive such executed amendment or notice of termination from Registrar within such fifteen day period, Registrar shall be deemed to have terminated this Agreement effective immediately.

8.2. Termination. This Agreement may be terminated as follows:
8.2.1. Termination For Cause. In the event that either party materially breaches any of its obligations under this Agreement and such breach is not substantially cured within thirty calendar days after written notice thereof is given by the other party, then the non-breaching party may, by giving written notice thereof to the other party, terminate this Agreement as of the date specified in such notice of termination.
8.2.2. Termination at Option of Registrar. Registrar may terminate this Agreement at any time by giving Registry Operator thirty days notice of termination.
8.2.3. Termination Upon Loss of Registrar’s Accreditation. This Agreement shall terminate in the event Registrar’s accreditation by ICANN is terminated or expires without renewal.
8.2.4. Termination in the Event of Termination of Registry Agreement. This Agreement shall terminate in the event that Registry Operator’s Registry Agreement with ICANN is terminated or expires without entry of a subsequent Registry Agreement with ICANN and this Agreement is not assigned under Subsection 9.1.1.
8.2.5. Termination in the Event of Insolvency or Bankruptcy. Either party may terminate this Agreement if the other party is adjudged insolvent or bankrupt, or if proceedings are instituted by or against a party seeking relief, reorganization or arrangement under any laws relating to insolvency, or seeking any assignment for the benefit of creditors, or seeking the appointment of a receiver, liquidator or trustee of a party’s property or assets or the liquidation, dissolution or winding up of a party’s business.
8.3. Effect of Termination. Upon the expiration or termination of this Agreement for any reason:
8.3.1. Registry Operator will complete the registration of all domain names processed by Registrar prior to the effective date of such expiration or termination, provided that Registrar’s payments to Registry Operator for Fees are current and timely.
8.3.2. Registrar shall immediately transfer its sponsorship of Registered Names to another ICANN-accredited registrar in compliance with any procedures established or approved by ICANN.
8.3.3. All Confidential Information of the Disclosing Party in the possession of the Receiving Party shall be immediately returned to the Disclosing Party.
8.3.4. All fees owing to Registry Operator shall become immediately due and payable.
8.4. Survival. In the event of termination of this Agreement, the following shall survive: (i) Subsections 2.6, 3.5, 5.1, 5.2, 6.1, 6.2, 7.1, 8.3.3, 8.3.4, 8.4, 9.2, 9.3.3, 9.5, 9.6, 9.8, 9.9, 9.10, and 9.13 and (ii) the Registered Name Holder’s indemnification obligation under Subsection 3.4. Neither party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.
9. MISCELLANEOUS

9.1. Assignments.
9.1.1. Assignment to Successor Registry Operator. In the event the Registry Operator’s Registry Agreement is terminated (and such termination is deemed final under the Registry Agreement) or expires without entry by Registry Operator and ICANN of a subsequent registry agreement, Registry Operator’s rights under this Agreement may be assigned to a company with a subsequent registry agreement covering the Registry TLD upon ICANN’s giving Registrar written notice within sixty days of the termination or expiration, provided that the subsequent registry operator assumes the duties of Registry Operator under this Agreement.
9.1.2. Assignment in Connection with Assignment of Agreement with ICANN. In the event that Registry Operator’s Registry Agreement with ICANN for the Registry TLD is validly assigned, Registry Operator’s rights under this Agreement shall be automatically assigned to the assignee of the Registry Agreement, provided that the assignee assumes the duties of Registry Operator under this Agreement. In the event that Registrar’s accreditation agreement with ICANN for the Registry TLD is validly assigned, Registrar’s rights under this Agreement shall be automatically assigned to the assignee of the accreditation agreement, provided that the subsequent registrar assumes the duties of Registrar under this Agreement.
9.1.3. Other Assignments. Except as otherwise expressly provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon, the successors and permitted assigns of the parties. Neither party shall assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld.
9.2. Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service, by e-mail or by telecopier during business hours) to the address or telecopier number set forth beneath the name of such party below, unless party has given a notice of a change of address in writing:
If to Registrar:
with copy to:
If to Registry Operator:
NeuStar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166
Attn: Senior Director, Law, Advanced Services and Business Development
with a copy to:
NeuStar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166
Attn: General Counsel

9.3. Representations and Warranties.
9.3.1. Registrar. Registrar represents and warrants that: (1) it is a corporation duly incorporated, validly existing and in good standing under the law of its jurisdiction of formation or organization, (2) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, (3) it is, and during the Term of this Agreement will continue to be, accredited by ICANN or its successor, (4) the execution, performance and delivery of this Agreement has been duly authorized by Registrar, (5) no further approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by Registrar in order for it to enter into and perform its obligations under this Agreement.
9.3.2. Registry Operator. Registry Operator represents and warrants that: (1) it is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (2) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement,
(3) the execution, performance and delivery of this Agreement has been duly authorized by Registry Operator, and (4) no further approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by Registry Operator in order for it to enter into and perform its obligations under this Agreement.
9.3.3. Disclaimer of Warranties. THE EPP, APIs, REGISTRY TOOLKIT, REGISTRY SYSTEM AND ANY COMPONENT THEREOF ARE PROVIDED “AS-IS” AND WITHOUT ANY WARRANTY OF ANY KIND. REGISTRY OPERATOR EXPRESSLY DISCLAIMS ALL WARRANTIES AND/OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY OR SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS. REGISTRY OPERATOR DOES NOT WARRANT THAT THE EPP, APIs, REGISTRAR TOOLKITS, REGISTRY SYSTEM OR ANY COMPONENT THEREOF WILL MEET REGISTRAR’S REQUIREMENTS, OR THAT THE OPERATION OF EPP, APIs, REGISTRAR TOOLKITS, THE REGISTRY SYSTEM OR ANY COMPONENT THEREOF WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE EPP, APIs, REGISTRAR TOOLKITS, REGISTRY SYSTEM OR ANY COMPONENT THEREOF WILL BE CORRECTED. FURTHERMORE, REGISTRY OPERATOR DOES NOT WARRANT NOR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE EPP, APIs, REGISTRAR TOOLKITS, REGISTRY SYSTEM OR ANY COMPONENT THEREOF OR RELATED DOCUMENTATION IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. SHOULD THE EPP, APIs, REGISTRAR TOOLKITS, THE REGISTRY SYSTEM OR ANY COMPONENT THEREOF PROVE DEFECTIVE, REGISTRAR ASSUMES THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION OF REGISTRAR’S OWN SYSTEMS AND SOFTWARE.
9.4. Insurance. During the Term of this Agreement, and any renewal Terms, Registrar shall have in place at least US $1,000,000 in comprehensive legal liability insurance from a reputable insurance provider with a rating equivalent to an A.M. Best rating of “A” or better. Registrar shall provide a copy of the insurance policy to Registry Operator upon Registry Operator’s reasonable request.
9.5. Third-Party Beneficiaries. The Parties expressly agree that ICANN is an intended third-party beneficiary of this Agreement. Otherwise, this Agreement shall not be construed to create any obligation by either party to any non-party to this Agreement, including any holder of a Registered Name. Registrar acknowledges that nothing in this Agreement, including those requirements in this Agreement that incorporate the Registry Agreement, shall confer upon Registrar the status of an intended third-party beneficiary to the Registry Agreement.

9.6. Relationship of the Parties. Nothing in this Agreement shall be construed as creating an employer-employee or agency relationship, a partnership or a joint venture between the parties.
9.7. Force Majeure. Neither party shall be liable to the other for any loss or damage resulting from any cause beyond its reasonable control (a “Force Majeure Event”) including, but not limited to, insurrection or civil disorder, war or military operations, national or local emergency, acts or omissions of government or other competent authority, compliance with any statutory obligation or executive order, industrial disputes of any kind (whether or not involving either party’s employees), fire, lightning, explosion, flood, subsidence, weather of exceptional severity, equipment or facilities shortages which are being experienced by providers of telecommunications services generally, or other similar force beyond such Party’s reasonable control, and acts or omissions of persons for whom neither party is responsible. Upon occurrence of a Force Majeure Event and to the extent such occurrence interferes with either party’s performance of this Agreement, such party shall be excused from performance of its obligations (other than payment obligations) during the first six months of such interference, provided that such party uses best efforts to avoid or remove such causes of nonperformance as soon as possible.
9.8. Amendments. Except as otherwise provided herein, no amendment, supplement, or modification of this Agreement or any provision hereof shall be binding unless executed in writing by both parties.
9.9. Waivers. No failure on the part of either party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise or waiver of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
9.10. Attorneys’ Fees. If any legal action or other legal proceeding (including arbitration) relating to the performance under this Agreement or the enforcement of any provision of this Agreement is brought against either Party hereto, the prevailing Party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).
9.11. Construction. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
9.12. Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other Party hereto such instruments and other documents, and shall take such other actions, as such other Party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.
9.13. Entire Agreement. This Agreement (including its exhibits, which form a part of it) constitutes the entire agreement between the parties concerning the subject matter of this Agreement and supersedes any prior agreements, representations, statements, negotiations, understandings, proposals or undertakings, oral or written, with respect to the subject matter expressly set forth herein.
9.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

NeuStar, Inc.	[Registrar]
By:	By:
Name:	Name:
Title:	Title:
Exhibit A
Registrar Tool Kits
The Registry ToolKit includes:
•	Reference client implementations:
o	Java

o	Language bindings

o	Interface Definition Language (IDL)
•	Interface definition:
o	ABNF

o	XML schema
•	Registry Operational Profile (our extensions)

•	Authentication and Encryption guidelines

•	Epp “feature freeze” drafts

•	Epp test plan and coverage matrix

•	Java, API documentation
Exhibit B
Engineering and Customer Service Support
During the Term of this Agreement, Registry Operator will provide reasonable telephone and electronic customer support to Registrar, not Registered Name holders or prospective customers of Registrar, for non-technical issues solely relating to the Registry System and its operation. Registry Operator will provide Registrar with a telephone number and e-mail address for such support during implementation of the EPP, APIs and Software. While e-mail and FAQs are the primary method of help, Registry Operator will provide support on a 7-day/24-hour basis.

The Registry Operator provides a clear, concise and efficient deliberation of customer support responsibilities. Registrars provide support to registrants and registries provide support for Registrars. This allows the Registry to focus its support on the highly technical and administratively complex issues that arise between the Registry and the Registrar.
Technical Help Systems
NeuStar will provide the Registrars with the following types of technical support:
•	Web-based self-help services, including:
o	Frequently asked questions

o	Downloads of EPP client software

o	Support for email messaging
•	Telephone support from our central Help Desk

•	Fee-based consulting services.
Web Portal
Registry Operator will implement a secure Web-based portal to help support registrar operations. To obtain access to our Web-based services, a registrar must register his registrants with us, and must have implemented our security features, including SSL encryption, log in with user ID and password, and digital certificates for authentication. The home page of the web portal will include a notice to registrars of planned outages for database maintenance or installation of software upgrades. This notification will be posted 30 days prior to the event in addition to active notification including phone calls and email. We will also record outage notifications in the help desk database to facilitate compliance with the service-level agreement. Finally, seven days and again two days prior to the scheduled event, we will use both an email and a Web-based notification to remind registrars of the outage.
Non-affiliated registrars and the general Internet community may obtain generic information from NeuStar’s public Web site, which will describe our TLD service offerings and list ICANN-certified registrars providing domain-name services.
Central Help Desk
In addition to implementing the Web site, we will provide telephone support to our registrars through our central Help Desk. Access to the help desk telephone support is through an automatic call distributor that routes each call to the next available customer support specialist. We will authenticate callers by using caller ID and by requesting a pre-established pass phrase that is different for each registrar. Requests for assistance may also come to the Help Desk via email, either directly or via the secure Web site. The Help Desk’s three tiers of support are:
Tier-1 Support. Telephone support to registrars who normally are calling for help with customer domain-name problems and such other issues such as EPP implementation or billing and collection. Problems that can’t be resolved at Tier 1 are escalated to Tier 2.
Tier-2 Support. Support provided by members of the technical support team, who are functional experts in all aspects of domain-name registration. In addition to resolving escalated Tier 1 problems with EPP implementation and billing and collection, Tier 2 staff provides technical support in system tuning and workload processing.

Tier 3 Support. Complex problem resolution provided by on-site maintenance technicians, third party systems and software experts, and vendors, depending on the nature of the problem. In turn, the Help Desk uses an automated software package to collect call statistics and record service requests and trouble tickets in a help desk database. The help desk database documents the status of requests and tickets, and notifies the Help Desk when an SLA threshold is close to being breached. Each customer-support and technical support specialist uses our problem management process to respond to trouble tickets with a troubleshooting, diagnosis, and resolution procedure and a root-cause analysis.
Escalation Policy
Our escalation policy defines procedures and timelines for elevating problems either to functional experts or to management for resolution if they not resolved within the escalation-policy time limits. The following table is an overview of our escalation policy.

Level	Description	Escalation Policy	Notification
I	Catastrophic outage affecting overall registry operations	Data-center manager escalates to NeuStar management and Disaster-Recovery Team if not resolved in 15 minutes	Web portal and e-mail notifications to all Registrars within 15 minutes; updates every 30 minutes

II	Systems outage affecting one or two registrar sessions but not the entire system	Systems engineer escalates to data-center manager if not resolved in one hour	Web-portal notification to all registrars; hourly updates

III	Technical questions	Help Desk customer-support specialist escalates to the systems engineer if not resolved in two hours	Hourly updates to registrar via e-mail

IV	Basic questions	Help Desk customer-support specialist escalates to the systems engineer if not resolved within four hours	Hourly updates to registrar via e-mail

Staffing
Registry Operator will staff its Help Desk with a complement of customer service specialists. We will add staff as necessary to respond to incoming requests within the service-level agreement. Customer-service specialists will obtain assistance from Registry Operator’s technical staff for any problems that cannot be resolved in one phone call.
Test and Evaluation Facility
Registry Operator will establish an operational test-and-evaluation facility that will be available for Registrars to test their client EPP system. Our technical-support team, which consists of functional experts in the processes and technologies for domain-name registration, supports the registrars’ testing.
Once each new Registrar is satisfied that its system is compatible with the registry system, it will schedule a formal acceptance test that will be monitored by our system engineer. After a registrar has passed the acceptance test, we will issue its user id, passwords, and digital certificates, and the Registrar can begin operations.
Customer Satisfaction Survey
To determine Registrars’ satisfaction with Registry Services, Registry Operator will implement a Web-based customer-satisfaction survey that will consist of a set of survey questions with responses ranging from one to five on the Likert Scale. We will tabulate the results and publish them on the Web site.
To further verify the quality of our customer services, Registry Operator will commission a biannual customer-satisfaction survey by an independent third party.
Exhibit C
Registrar’s Registration Agreement
[To be supplied by Registrar]
Exhibit D
Registry Operator’s Operational Standards, Policies, Procedures and Practices
I. Registration Requirements
Before the Registry Operator will accept applications for registration from Registrar, all domain name applicants in the .biz TLD (“Applicants”) must:
1. Enter into an electronic or paper registration agreement with the Registrar (“Registrar”), in accordance with the ICANN Registrar Accreditation Agreement (“Accreditation Agreement”) and this Agreement. Such electronic or paper registration agreement shall include, at a minimum, the following certifications:
a) The data provided in the domain name registration application is true, correct, up to date and complete; and
b) The registrant will keep the information provided above up to date.

2. Certify in the Registration Agreement that to the best of its knowledge:
a) The registered domain name will be used primarily for bona fide business or commercial purposes and not (i) exclusively for personal use; or (ii) solely for the purposes of (1) selling, trading or leasing the domain name for compensation, or (2) the unsolicited offering to sell, trade or lease the domain name for compensation.
b) The domain name registrant has the authority to enter into the registration agreement; and
c) The registered domain name is reasonably related to the registrant’s business or intended commercial purpose at the time of registration.
For purposes of the .biz Registration Restrictions (“Restrictions”), “bona fide business or commercial use” shall mean the bona fide use or bona fide intent to use the domain name or any content, software, materials, graphics or other information thereon, to permit Internet users to access one or more host computers through the DNS:
1. To exchange goods, services, or property of any kind;
2. In the ordinary course of trade or business; or
3. To facilitate (i) the exchange of goods, services, information, or property of any kind; or, (ii) the ordinary course of trade or business.
Registering a domain name solely for the purposes of (1) selling, trading or leasing the domain name for compensation, or (2) the unsolicited offering to sell, trade or lease the domain name for compensation shall not constitute a “bona fide business or commercial use” of that domain name.
For illustration purposes, the following shall not constitute a “bona fide business or commercial use” of a domain name:
1. Using or intending to use the domain name exclusively for personal, noncommercial purposes; or
2. Using or intending to use the domain name exclusively for the expression of noncommercial ideas (i.e., registering abcsucks.biz exclusively to criticize or otherwise express an opinion on the products or services of ABC company, with no other intended business or commercial purpose);
3. Using the domain name for the submission of unsolicited bulk e-mail, phishing, pharming or other abusive or fraudulent purposes.
II. Incorporation of .Biz Dispute Resolution Services
In addition, Registrar agrees to incorporate the following text (or translation of such text into relevant language) into their Registration Agreement:
“The Registrant acknowledges having read and understood and agrees to be bound by the terms and conditions of the following documents, as they may be amended from time to time, which are hereby incorporated and made an integral part of this Agreement:
(i) The Uniform Domain Name Dispute Resolution Policy, available at                      <URL>; and
(ii) The Restrictions Dispute Resolution Criteria and Rules, available at                      <URL>.”

The UDRP sets forth the terms and conditions in connection with a dispute between a Registrant and any party other than the Registry Operator or Registrar over the registration and use of an Internet domain name registered by Registrant.
The RDRP sets forth the terms under which any allegation that a domain name is not used primarily for business or commercial purposes shall be enforced on a case-by-case, fact specific basis by an independent ICANN-accredited dispute provider. None of the violations of the Restrictions will be enforced directly by or through Registry Operator. Registry Operator will not review, monitor, or otherwise verify that any particular domain name is being used primarily for business or commercial purposes or that a domain name is being used in compliance with the UDRP processes.
III. Reservation
Registry Operator reserves the right to deny, cancel, place on registry-lock or hold, or transfer any registration that it deems necessary, in its discretion; (1) to protect the integrity and stability of the registry; (2) to comply with any applicable laws, government rules or requirements, requests of law enforcement, in compliance with any dispute resolution process; (3) to avoid any liability, civil or criminal, on the part of Registry Operator, as well as its affiliates, subsidiaries, officers, directors, employees and stockholders; (4) for violations of this Agreement and its Exhibits; or (5) to correct mistakes made by Registry Operator or any Registrar in connection with a domain name registration. Registry Operator also reserves the right to lock or place on hold a domain name during resolution of a dispute.
Exhibit E
Registration Fees
•	Initial Registration. Registrar agrees to pay the non-refundable amounts as set forth below:

Initial Registration Fee (Per Domain Name) US $5.30
•	Renewal Fees. Registrar agrees to pay the non-refundable amounts as set forth below:

Renewal Fee (Per Domain Name) US $5.30
•	Fees for Transfers of Sponsorship of Domain-Name Registrations
Where the sponsorship of a domain name is transferred from an ICANN-Accredited Registrar to another ICANN-Accredited Registrar, other than an ICANN approved bulk transfer, Registry Operator may require the registrar receiving the sponsorship to request a renewal of one year for the name. In connection with that extension, Registry Operator may charge a Renewal Fee for the requested extension as provided in the renewal schedule set forth above. The transfer shall result in an extension according to the renewal request, subject to a ten-year maximum on the future term of any domain-name registration. The Renewal Fee shall be paid in full at the time of the transfer by the ICANN-Accredited Registrar receiving sponsorship of the domain name.
For a bulk transfer approved by ICANN, Registry Operator will charge the gaining registrar US $0 (for transfers of 50,000 names or fewer) or US$50,000 (for transfers of more than 50,000 names).

•	Fee for Restoring Deleted Domain Name Registrations.

Registry Operator may charge registrars the following maximum price for each Registered Name that is restored pursuant to the Redemption Grace Period Policy set forth in Appendix 7 to the Registry Agreement:

•	The cost of restoring an unintentionally deleted domain name in the Redemption Grace Period must not exceed US $40.00 per domain name.

•	Registry Operator will waive the fee for restoring any Registered Name that was deleted, contrary to the wishes of the Registered Name Holder, as the result of a mistake of the Registry Operator.

•	Note: the fee for restoring deleted names is separate from, and in addition to, any Renewal Fees that may be charged as set forth above.

•	Fee for disproportionate deletes during Add Grace Period.
Registry Operator reserves the right to increase the Fees set forth above prospectively upon six months advance notice to Registrar.
Exhibit F
Performance Specifications
[INSERT FROM REGISTRY AGREEMENT]

.BIZ Agreement Appendix 9 Approved Services (8 December 2006)
The Registry Agreement specifies a “Process for Consideration of Proposed Registry Services.” The following services are specifically identified as having been approved by ICANN prior to the effective date of the Registry Agreement. As such, notwithstanding any other provisions of the Registry Agreement, NeuStar shall be free to deploy the following services:
•	Internationalized Domain Names, in accordance with the Letter from Richard Tindal to Paul Twomey dated July 29, 2004; and

•	Redemption Grace Period.

.BIZ Agreement Appendix 10 Service Level Agreement (SLA) (8 December 2006)
Service Level Agreement
1. Definitions. Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to them in Appendix 7 to the Registry Agreement or the Registry-Registrar Agreement.
2. Credits. If Registry Operator fails to meet the Performance Specifications defined in Appendix 7 to the Registry Agreement (“Service Level Exception” or “SLE”), Registry Operator shall pay in the aggregate to the Registrar Community a credit according to the tables provided below (“Applicable Credit”). Each Registrar shall only be entitled to a fraction of the Applicable Credit. Such fractions of the credit specified in the tables to be paid to any individual Registrar will be calculated based upon the number of domain names that such Registrar added to the Registry during the Service Level Measurement Period compared to the total number of domain names added to the Registry by all Registrars during the Service Level Measurement Period in which the SLE occurred. The credit due to Registrar may be paid as an offset to registrations and other fees owed to Registry Operator by Registrar. All credits shall be paid in U.S. Dollars. The following Credit Lookup Matrix indicates the corresponding credit table for which the credits defined in this Appendix will be levied.
CREDIT LOOKUP MATRIX

Performance Specification
	Description	SRS	Nameserver	Whois
1	Service Availability	Table C1a	Table C1b	Table C1a

2	Processing Time — Add, Modify, Delete	Table C2	NA	NA

3	Processing Time — Query Domain	Table C2	NA	NA

4	Processing Time — Whois	NA	NA	Table C2

5	Processing Time — Nameserver Resolution	NA	Table C2	NA

6	Update Frequency	NA	Table C3	Table C3

7	Planned Outage — Duration	Table C4b	NA	Table C4b

8	Planned Outage — Timeframe	Table C4a	NA	Table C4a

9	Planned Outage — Notification	Table C4a	NA	Table C4a

10	Extended Planned Outage — Duration	Table C4b	NA	Table C4b

11	Extended Planned Outage — Timeframe	Table C4a	NA	Table C4a

12	Extended Planned Outage — Notification	Table C4a	NA	Table C4a

13	Cross-Network Nameserver Performance	NA	See note.	NA

Note: The cross-network nameserver performance requirement is a subject of Registry Operator’s obligations under the Registry Agreement but is not a subject of this Service Level Agreement (Appendix 10).
If one or more SLEs occurs as the direct result of a failure to meet a Performance Specification in a single credit class, Registry Operator shall be responsible only for the credit assessed for the credit class which is the proximate cause for all directly related failures.
The following tables identify total Registrar Community credits due for SLEs in the four credit classes C1 — C4. Notwithstanding the credit levels contained in these tables, the total credits owed by Registry Operator under this Agreement shall not exceed $ 30,000 USD monthly and $ 360,000 USD annually. The credits contained in Tables C1a-C4 represent the total credits that may be assessed in a given SLR category in one Service Level Measurement Period.
2.1 C1 Credit Class–If availability of C1 Credit Class components or systems does not meet C1 Performance Specifications in any given Service Level Measurement Period described in the Performance Specification Matrix in Appendix 7 of the Registry Agreement, Registry Operator will credit the Registrar Community according to the tables (which amount will be credited to the Registrar on a proportional basis as set forth above).
Table C1a

	< 30	30-60	1-2	2-10	10-30
SLE	sec.’s	sec.’s	min.’s	min.’s	min.’s	over 30 min.’s
Monthly Credit to Registrar Community	$750	$1,500	$2,500	$3,750	$5,000	$6,000
C1a Availability Example: In a given measurement period, the SRS Availability is 99.87%, which equates to 52 minutes of unplanned downtime. The Registry Operator’s Performance Specification for SRS Availability is 99.9%, or 43 minutes of downtime. The Service Level Exception, therefore, is 9 minutes (52-43 minutes), the difference between the Performance Specification and the actual measured performance. From the Credit Lookup Matrix, we see the relevant SLA is found in Table C1a. In Table C1a, the time interval (2-10 minutes) has a corresponding credit of $3,750 USD to be paid to the Registrar Community.
Table C1b

	< 10	10-30	30-60
SLE	min.’s	min.’s	min.’s	1-2 hours	2-4 hours	over 4 hours
Annual Credit to Registrar Community	$7,500	$15,000	$25,000	$35,000	$50,000	$75,000

C1b Availability Example: In a given Service Level Measurement Period, the measured Nameserver Availability is 99.990% over a twelve (12) month period, which equates to 52 minutes of downtime. The Registry Operator’s Performance Specification for Nameserver Availability is 99.999%, or 5minutes of downtime per calendar year. The Service Level Exception, therefore, is 47 minutes (52-5 minutes), the difference between the Performance Specification and the actual measured performance. From the Credit Lookup Matrix, we see the relevant SLA is found in Table C1b. In Table C1b, the time interval (30-60 minutes) has a corresponding credit of $25,000 USD to be paid to the Registrar Community.
2.2 C2 Credit Class–If processing time for C2 Credit Class services does not meet C2 Service Levels in any given Service Level Measurement Period, Registry Operator will credit the Registrar Community according to the following table (which amount will be credited to the Registrars on a proportional basis as set forth above).
Table C2

	< 2
SLE	sec.’s	2-5 sec.’s	5-10 sec.’s	10-20 sec.’s	20-30 sec.’s	over 30 sec.’s
Monthly Credit to Registrar Community	$375	$750	$1,500	$3,500	$4,000	$7,500
C2 Processing Example: The Performance Specification for Processing Time for Add, Modify, and Delete is 3 seconds or less for 95% of the transactions. In a given Service Level Measurement Period 7% of the transactions are greater than 3 seconds. The 5% of those transactions with the longest processing times are not subject to the SLE calculation (3 seconds for 95%). The SLE is calculated using the average processing time for the 2% of the transactions that are subject to the SLE. If there were 1,000 transactions and they took a total of 4,000 seconds the average is 4 seconds. That generates an SLE of 1 second (4 seconds — 3 seconds). From the Credit Lookup Matrix, we see the relevant SLA is found in Table C2. In Table C2, the SLE time interval (< 2 seconds) has a corresponding credit of $375 USD to be paid to the Registrar Community.
2.3 C3 Credit Class–If update frequency measurements of C3 Credit Class components or systems do not meet C3 Service Levels in any given Service Level Measurement Period as described in the Performance Specification Matrix in Appendix 7 of the Registry Agreement, Registry Operator will credit the Registrar Community according to the following tables (which amount will be credited to the Registrars on a proportional basis as set forth above).
Table C3

SLE	< 30 sec.’s	30-60 sec.’s	1-2 min.’s	2-10 min.’s	10-30 min.’s	over 30 min.’s
Monthly Credit to Registrar Community	$188	$375	$625	$938	$1,250	$1,500

C3 Update Frequency Example: In a given Service Level Measurement Period, 95% of the updates to the Nameserver take 24 minutes or less to complete. The corresponding Registry Operator’s Performance Specification is 15 minutes for 95% of the updates. The SLE, therefore, is 9 minutes. From the Credit Lookup Matrix, we see the relevant SLA is found in Table C3. The SLE time interval (2-10 minutes) has a corresponding credit of $938 USD to be paid to the Registrar Community.
2.4 C4 Credit Class–If Registry Operator fails to comply with C4 Credit Class category Performance Specifications, Registry Operator will credit the Registrar Community according to the following tables (C4a and C4b) (which amount will be credited to the Registrars on a proportional basis as set forth above).
Table C4a

SLE	Any
Monthly Credit to Registrar Community	$500
C4a Planned Outage Notification Example: In each instance the Registry Operator fails to meet the Performance Specifications for Notification and Timeframe related to Planned Outages and Extended Planned Outages, the Registry Operator is subject to the credit in Table C4a. For example, the Registry Operator informs the Registrar Community that it will initiate a Planned Outage of the SRS on the next calendar Sunday (five (5) days advance notice). The corresponding Registry Operator’s Performance Specification is 28 days notice. From the Credit Lookup Matrix, we see the relevant SLA is found in Table C4a. This results in a credit of $500 USD to be paid to the Registrar Community.
Table C4b

	< 1	1-2
SLE	hour	hours	2-4 hours	4-6 hours	6-10 hours	over 10 hours
Monthly Credit to Registrar Community	$300	$750	$1,200	$2,500	$3,500	$4,000
C4b Planned Outage Example: In a given Service Level Measurement Period, the actual duration of a planned outage is 11 hours and 20 minutes for the SRS. The corresponding Registry Operator’s Performance Specification is 8 hours per month for the SRS. The SLE, therefore, is 3 hours and 20 minutes. From the Credit Lookup Matrix the relevant SLA is found in Table C4b. The SLE time interval (2-4 hours) has a corresponding credit of $1,200 USD to be paid to the Registrar Community.
3. Receipt of Credits. In order for Registrars to claim credits, the following procedure must be followed:
3.1 Registry Operator shall perform the required measurements in order to obtain the total credits associated with the applicable Service Level Measurement Period. Such measurements and associated documentation shall be delivered by e-mail to each of the Registrars in the Registrar Community. Such notice shall also include the total credit (if any) to be paid to the Registrar Community as a result of any outages.
3.2 Receipt of Credit — When the above steps have been completed, the Registry Operator shall enter in each Registrar’s account balance the amount of credit (if applicable) that can be used immediately toward registrations in the Registry.

4. Obligations.
4.1 Except in the case of cross-network nameserver performance (which is not a subject of this Service Level Agreement), Registry Operator will perform monitoring from internally located systems as a means to verify that the conditions of the SLA are being met.
4.2 Upon written request, and at the sole expense of the requesting Registrar(s), Registry Operator will retain an independent third party to be selected by Registry Operator with the consent of the Registrar(s). The Registrar may, under reasonable terms and conditions, audit the reconciliation records for the purposes of verifying measurements of the Performance Specifications. The frequency of these audits will be no more than once yearly during the term of the agreement between Registry Operator and the Registrar.
4.3 A Registrar must report each occurrence of alleged occasion of Unavailability of Core Services to the Registry Operator customer service help desk in the manner required by the Registry Operator (i.e., e-mail, fax, telephone) in order for an occurrence to be treated as Unavailable for purposes of the SLE.
4.4 In the event that the Core Services are Unavailable to an individual Registrar, Registry Operator will use commercially reasonable efforts to re-establish the affected Core Services for such Registrar as soon as reasonably practicable. In the event that the Unavailability of Core Services affects all Registrars, the Registry Operator is responsible for opening a blanket trouble ticket and immediately notifying all Registrars of the trouble ticket number and details.
4.5 Both Registrar and the Registry Operator agree to use reasonable commercial good faith efforts to establish the cause of any alleged Core Services Unavailability. If it is mutually determined to be a Registry Operator problem, the issue will become part of the Unplanned Outage minutes.
4.6 The Registry Operator will use commercially reasonable efforts to restore the critical systems of the Core Services within 24 hours after the termination of a force majeure event and restore full system functionality within 48 hours after the termination of a force majeure event. Outages due to a force majeure will not be considered Service Unavailability.
4.7 Incident trouble tickets must be opened within a commercially reasonable period of time.
5. Miscellaneous.
5.1 This Service Level Agreement is independent of any rights, obligations or duties set forth in the Registry Agreement. In the event of any conflict between the terms and conditions of this Agreement and the Registry Agreement, the Registry Agreement shall control.

.BIZ Agreement Appendix 11 ..biz Registration Restrictions (8 December 2006)
Restrictions
Registrations in the .biz TLD will be subject to the following restrictions:
1. Registrations in the .biz TLD must be used or intended to be used primarily for bona fide business or commercial purposes; and
2. Registrations in the .biz TLD must comply with the Uniform Dispute Resolution Policy (“UDRP”), as adopted and as may be amended by the Internet Corporation of Assigned Names and Numbers.
For purposes of the .biz Registration Restrictions (“Restrictions”), “bona fide business or commercial use” shall mean the bona fide use or bona fide intent to use the domain name or any content, software, materials, graphics or other information thereon, to permit Internet users to access one or more host computers through the DNS:
1. To exchange goods, services, or property of any kind;
2. In the ordinary course of trade or business; or
3. To facilitate (i) the exchange of goods, services, information, or property of any kind; or, (ii) the ordinary course of trade or business.
Registering a domain name solely for the purposes of (1) selling, trading or leasing the domain name for compensation, or (2) the unsolicited offering to sell, trade or lease the domain name for compensation shall not constitute a “bona fide business or commercial use” of that domain name.
For illustration purposes, the following shall not constitute a “bona fide business or commercial use” of a domain name:
1. Using or intending to use the domain name exclusively for personal, noncommercial purposes; or
2. Using or intending to use the domain name exclusively for the expression of noncommercial ideas (i.e., registering xxxsucks.biz exclusively to criticize or otherwise express an opinion on the products or services of ABC company, with no other intended business or commercial purpose);
3. Using the domain name for the submission of unsolicited bulk e-mail, phishing, pharming or other abusive or fraudulent purposes.

Violations
It will be a violation of the Restrictions for an Applicant to:
1. register and use a domain name contrary to the UDRP; or
2. use the registered domain name in a manner inconsistent with the definition of “business or commercial use” contained herein.
Violations of the Restrictions may be grounds for cancellation of a registered .biz domain name, pursuant to the enforcement mechanism discussed below.
Enforcement
A violation of the Restrictions will be enforced on a case-by-case, fact specific basis under the processes set forth below:
1. Any allegation that a domain name is not used primarily for business or commercial purposes shall be enforced under the provisions of the Restrictions Dispute Resolution Process (“RDRP”) as set forth below.
2. Any alleged violation of the UDRP shall be enforced under the provisions contained therein.
Except as set forth in the “Reservation” clause below, none of the violations of the Restrictions will be enforced directly by or through Registry Operator. The RDRP and UDRP will be made applicable by the ICANN-Accredited Registrars’ registration agreements with registrants. Proceedings under the RDRP and UDRP, must be brought by interested third parties in accordance with the policies and procedures set forth below. Registry Operator will not review, monitor, or otherwise verify that any particular domain name is being used primarily for business or commercial purposes or that a domain name is being used in compliance with the UDRP process.
Registration Requirements
Before the Registry Operator will accept applications for registration, all domain name applicants in the .biz TLD (“Applicants”) must:
1. Enter into an electronic or paper registration agreement with an ICANN-Accredited Registrar (“Registrar”), in accordance with the ICANN Registrar Accreditation Agreement (“Accreditation Agreement”) and the Registry-Registrar Agreement. Such electronic or paper registration agreement shall include the following certifications:
a) The data provided in the domain name registration application is true, correct, up to date and complete; and
b) The registrant will keep the information provided above up to date.
2. As part of a domain name registration application, the Applicant must certify that to the best of its knowledge:
a) The registered domain name will be used in a manner consistent with the Restrictions above;
b) The domain name registrant has the authority to enter into the registration agreement; and
c) The registered domain name is reasonably related to the registrant’s business or intended commercial purpose at the time of registration.
Failure to comply with the above will result in failure of the Registry Operator to process an Applicant’s domain name application.
Reservation
Registry Operator reserves the right to deny, cancel, place on registry-lock or hold, or transfer any registration that it deems necessary, in its discretion, (i) to protect the integrity and stability of the registry, (ii) to comply with any applicable laws, government rules or requirements, requests of law enforcement, (iii) in compliance with any dispute resolution process, (iv) to enforce, at its sole discretion, any of the Restrictions above, or (vi) to avoid any liability, civil or criminal, on the part of Registry Operator, as well as its affiliates, subsidiaries, officers, directors and employees. Registry Operator also reserves the right to freeze a domain name during resolution of a dispute.